As filed with the Securities and Exchange Commission on July 22, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sunoco LP

Sunoco Finance Corp.

(Exact name of registrant as specified in its charter)

Delaware Delaware	5172 5172	30-0740483 47-3415419
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8020 Park Lane

Suite 200

Dallas, Texas 75231

(832) 234-3600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas R. Miller

Sunoco GP LLC

8020 Park Lane

Suite 200

Dallas, Texas 75231

(832) 234-3600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

William N. Finnegan IV

Debbie P. Yee

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

(713) 546-5400

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Offering Price Per Note(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
6.375% Senior Notes due 2023	$800,000,000	100%	$800,000,000	$80,560
Guarantees of the 6.375% Senior Notes due 2023	—	—	—	(2)
6.250% Senior Notes due 2021	$800,000,000	100%	$800,000,000	$80,560
Guarantees of the 6.250% Senior Notes due 2021	—	—	—	(2)

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f) of the Securities Act.
(2)	No additional registration fee is due for guarantees pursuant to Rule 457(n) under the Securities Act.

Each registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor(1)	State or Other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employee Identification Number
Aloha Petroleum LLC	Delaware	5172	47-4277565
Aloha Petroleum, Ltd.	Hawaii	5172	99-0170854
ETP Retail Holdings, LLC(2)	Texas	5172	47-0989361
MACS Retail LLC	Virginia	5172	54-1766927
Mid-Atlantic Convenience Stores, LLC	Delaware	5172	27-2681601
Susser Holdings Corporation	Delaware	5172	01-0864257
Susser Holdings, L.L.C.	Delaware	5172	54-0276181
Susser Petroleum Operating Company LLC	Delaware	5172	35-2449652
Susser Petroleum Property Company LLC	Delaware	5172	90-0866975
Sunoco, LLC	Delaware	5172	46-4151222
Sunoco Energy Services LLC	Texas	5172	75-1476269
Sunoco Retail LLC	Pennsylvania	5172	81-1141412
Stripes Holdings LLC	Delaware	5172	42-1686837
Stripes LLC	Texas	5172	74-2737572
Southside Oil, LLC	Virginia	5172	54-1904070

(1)	Unless otherwise specified, the address, including zip code, and telephone number, including area code, of each additional registrant guarantor’s principal executive office is 8020 Park Lane, Suite 200, Dallas, Texas 75231, (832) 234-3600.
(2)	The address, including zip code, and telephone number, including area code, of ETP Retail Holdings, LLC’s principal executive office is 8111 Westchester Drive, Suite 600, Dallas, Texas 75225, (214) 981-0700.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 22, 2016

PROSPECTUS

SUNOCO LP

SUNOCO FINANCE CORP.

OFFERS TO EXCHANGE

$800,000,000 of 6.375% Senior Notes due 2023 and Related Guarantees and

$800,000,000 of 6.250% Senior Notes due 2021 and Related Guarantees

That Have Not Been Registered Under the Securities Act of 1933

For

$800,000,000 of 6.375% Senior Notes due 2023 and Related Guarantees and

$800,000,000 of 6.250% Senior Notes due 2021 and Related Guarantees

That Have Been Registered Under the Securities Act of 1933

•	We are offering to exchange our 6.375% Senior Notes due 2023 and related guarantees, which were issued on April 1, 2015 in a private offering (the “2023 private notes”), for a like aggregate amount of our registered 6.375% Senior Notes due 2023 and related guarantees (the “2023 exchange notes” and, together with the 2023 private notes, the “2023 notes”). The 2023 exchange notes are substantially identical to the 2023 private notes, except that the 2023 exchange notes have been registered under the federal securities laws and will not bear any legend restricting their transfer. The 2023 exchange notes will represent the same debt as the 2023 private notes, and we will issue the 2023 exchange notes under the same indenture as the 2023 private notes.

•	We are also offering to exchange our 6.250% Senior Notes due 2021 and related guarantees, which were issued on April 7, 2016 in a private offering (the “2021 private notes”), for a like aggregate amount of our registered 6.250% Senior Notes due 2021 and related guarantees (the “2021 exchange notes” and, together with the 2021 private notes, the “2021 notes”). The 2021 exchange notes are substantially identical to the 2021 private notes, except that the 2021 exchange notes have been registered under the federal securities laws and will not bear any legend restricting their transfer. The 2021 exchange notes will represent the same debt as the 2021 private notes, and we will issue the 2021 exchange notes under the same indenture as the 2021 private notes.

•	In this prospectus, we refer to the 2023 private notes and the 2021 private notes, collectively or individually, as the context requires, as the “private notes”; the 2023 exchange notes and the 2021 exchange notes, collectively or individually, as the context requires, as the “exchange notes”; and the 2023 notes and the 2021 notes collectively as the “notes.”

The principal features of the exchange offers are as follows:

•	The exchange offers expire at 5:00 p.m., New York City time, on , 2016, unless extended.

•	We will exchange all private notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offers for the applicable exchange notes.

•	You may withdraw tenders of private notes at any time before the applicable exchange offer expires.

•	The exchange of private notes for exchange notes pursuant to the exchange offers will not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offers.

•	We do not intend to apply for listing of the exchange notes on any securities exchange or automated quotation system.

Broker-dealers receiving exchange notes in exchange for private notes acquired for their own account through market-making or other trading activities must deliver a prospectus in any resale of the exchange notes.

You should carefully consider the risk factors beginning on page 15 of this prospectus before participating in the exchange offers.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2016.

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus and in the accompanying letter of transmittal. We have not authorized anyone to provide you with any other information. We are not making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone whom it is unlawful to make an offer or solicitation. You should not assume that the information contained in this prospectus, as well as the information we previously filed with the Securities and Exchange Commission that is incorporated by reference herein, is accurate as of any date other than its respective date.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (including all amendments, exhibits, annexes and schedules, the “exchange offers registration statement”) pursuant to the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”) covering the exchange notes being offered. This prospectus does not contain all of the information in the exchange offers registration statement. For further information with respect to us and the exchange offers, reference is made to the exchange offers registration statement. Statements made in this prospectus as to the contents of any contract, agreement or other documents referred to are not necessarily complete. For a more complete understanding and description of each contract, agreement or other document filed as an exhibit to the exchange offers registration statement, we encourage you to read the documents contained in the exhibits thereto.

In addition, we file annual, quarterly, current and other reports with the SEC under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our SEC filings are also available to the public through the SEC’s website at www.sec.gov. You can also obtain information about us at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

Our internet address is www.sunocolp.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC are available, free of charge, through our website, as soon as reasonably practicable after those reports or filings are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference in this prospectus or the exchange offer registration statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to documents containing that information. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information determined to be furnished and not filed with the SEC), after the date of the initial exchange offers registration statement and prior to the effectiveness of the exchange offers registration statement and after the date of this prospectus and prior to the completion or termination of the exchange offers:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on February 26, 2016;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed on May 5, 2016; and

•	our Current Reports on Forms 8-K filed on March 23, 2015, July 15, 2015, January 5, 2016, March 17, 2016, March 30, 2016, April 1, 2016, April 8, 2016, May 6, 2016, June 8, 2016 and July 15, 2016.

We also incorporate by reference the consolidated financial statements of Mid-Atlantic Convenience Stores, LLC (successor) and subsidiaries and MACS Holdings, LLC (predecessor) and subsidiaries as of December 31, 2013 (successor) and for the period from October 3, 2013 to December 31, 2013 (successor) and the period from January 1, 2013 to October 2, 2013 (predecessor), which are included in Exhibit 99.2 to our Current Report on Form 8 K/A filed with the SEC on October 21, 2014 (except that we do not incorporate by reference the Independent Auditor’s Report on page 3 of Exhibit 99.2 for the consolidated financial statements of MACS

Holdings, LLC (predecessor) and subsidiaries as of December 31, 2012 (predecessor) and for each of the two years in the period ended December 31, 2012 (predecessor)).

Any statement contained herein, or in any documents incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for the purpose of this prospectus to the extent that a subsequent statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at:

Sunoco LP

Investor Relations

8020 Park Lane, Suite 200

Dallas, Texas 75231

(832) 234-3600

IR@sunocolp.com

You may also obtain copies of these filings, at no cost, by accessing our website at www.sunocolp.com; however, the information found on our website is not considered part of this prospectus. To obtain timely delivery of any copies of filings requested, please write or telephone no later than                     , 2016, five days prior to the expiration of the exchange offers.

The exchange offers are not being made to, nor will we accept surrenders for exchange from, holders of private notes in any jurisdiction in which the exchange offers or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including without limitation, our discussion and analysis of our financial condition and results of operations, and any information incorporated by reference, contains statements that we believe are “forward-looking” statements. Forward-looking statements generally can be identified by use of phrases such as “believe,” “plan,” “expect,” “anticipate,” “intend,” “forecast” or other similar words or phrases. Descriptions of our objectives, goals, targets, plans, strategies, costs, anticipated capital expenditures, expected cost savings and benefits are also forward-looking statements. These forward-looking statements are based on our current plans and expectations and involve a number of risks and uncertainties that could cause actual results and events to vary materially from the results and events anticipated or implied by such forward-looking statements, including:

•	our ability to make, complete and integrate acquisitions from affiliates or third-parties, including the recently completed acquisition (the “Acquisition”) of the remaining membership interests in Sunoco, LLC (“Sunoco LLC”) and all of the membership interests in Sunoco Retail LLC (“Sunoco Retail”);

•	the business strategy and operations of Energy Transfer Equity, L.P. (“ETE”) and Energy Transfer Partners, L.P. (“ETP”), and ETE’s and ETP’s conflicts of interest with us;

•	changes in the price of and demand for the motor fuel that we distribute and our ability to appropriately hedge any motor fuel we hold in inventory;

•	our dependence on limited principal suppliers;

•	competition in the wholesale motor fuel distribution industry and convenience store industry;

•	changing customer preferences for alternate fuel sources or improvement in fuel efficiency;

•	environmental, tax and other federal, state and local laws and regulations;

•	the fact that we are not fully insured against all risks incident to our business;

•	dangers inherent in the storage and transportation of motor fuel;

•	our reliance on senior management, supplier trade credit and information technology; and

•	our partnership structure, which may create conflicts of interest between us and our general partner and its affiliates, and limits the fiduciary duties of our general partner and its affiliates.

Other factors described herein or incorporated by reference, or factors that are unknown or unpredictable, could also have a material adverse effect on future results. Please read “Risk Factors” beginning on page 15 of this prospectus, the risk factors included in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and those that may be included in an applicable prospectus supplement, as well as risks described in all of the other information included or incorporated by reference in this prospectus and any prospectus supplement and in the documents that we incorporate by reference.

The list of factors that could affect future performance and the accuracy of forward-looking statements is illustrative but by no means exhaustive. Accordingly, all forward-looking statements should be evaluated with the understanding of their inherent uncertainty. The forward-looking statements included in this prospectus are based on, and include, our estimates as of the date hereof. We anticipate that subsequent events and market developments will cause our estimates to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if new information becomes available in the future.

All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements.

PROSPECTUS SUMMARY

This summary highlights information included or incorporated by reference in this prospectus. Because it is abbreviated, this summary does not contain all of the information that you should consider before investing in the notes. You should read the entire prospectus and the documents incorporated by reference carefully before making an investment decision, including the information presented under the headings “Risk Factors” and “Forward-Looking Statements,” and the consolidated historical and pro forma financial statements and the related notes thereto included in and incorporated by reference in this prospectus.

As used in this prospectus, the “Partnership,” “Sunoco,” “we,” “our,” “us” or similar terms refer to Sunoco LP (known prior to October 27, 2014 as Susser Petroleum Partners LP) and our consolidated subsidiaries, as applicable and appropriate. In this prospectus, (i) our “General Partner” refers to Sunoco GP LLC, a Delaware limited liability company and the general partner of the Partnership; (ii) “ETE” refers to Energy Transfer Equity, L.P., a Delaware limited partnership that owns a 2.0% limited partner interest in us and owns and controls our general partner and the general partner of ETP; (iii) “ETP” refers to Energy Transfer Partners, L.P., a Delaware limited partnership that owns a 38.9% limited partner interest in us; (iv)“MACS” refers to Mid-Atlantic Convenience Stores, LLC, a Delaware limited liability company and our indirect wholly owned subsidiary, and MACS Retail LLC, a Virginia limited liability company and its wholly owned subsidiary; (v) “Aloha” refers to Aloha Petroleum, Ltd., a Hawaii corporation and our indirect wholly owned subsidiary; (vi) “Sunoco LLC” refers to Sunoco, LLC, a Delaware limited liability company and our indirect wholly owned subsidiary; (vii) “Sunoco Retail” refers to Sunoco Retail LLC, a Pennsylvania limited liability company and our indirect wholly owned subsidiary; (viii) “Sunoco, Inc.” refers to Sunoco, Inc., an indirect wholly owned subsidiary of ETP; (ix) ETP Retail refer to ETP Retail Holdings, LLC, a wholly owned subsidiary of ETP; (x) “Sunoco R&M” refers to Sunoco, Inc. (R&M), an indirect wholly owned subsidiary of ETP; and (xi) “Atlantic Refining” refers to Atlantic Refining & Marketing Corp., an indirect wholly owned subsidiary of ETP.

Sunoco LP

We are a growth-oriented Delaware master limited partnership engaged in the retail sale of motor fuels and merchandise through our company-operated convenience stores and retail fuel sites, as well as the wholesale distribution of motor fuels to convenience stores, independent dealers, commercial customers and distributors. Additionally, through Sunoco LLC, we are the exclusive wholesale supplier of the iconic Sunoco-branded motor fuel, supplying an extensive distribution network of 5,245 Sunoco-branded company and third-party operated locations throughout the East Coast, Midwest and Southeast regions of the United States including approximately 195 company-operated Sunoco-branded Stripes locations in Texas.

We are managed by our General Partner. ETE, a publicly traded master limited partnership, owns 100% of the membership interests in our General Partner, a 2.0% limited partner interest in us and all of our incentive distribution rights. ETP, another publicly traded master limited partnership which is also owned by ETE, owns a 38.9% limited partner interest in us.

We believe we are one of the largest independent motor fuel distributors by gallons in Texas and one of the largest distributors of Chevron, Exxon, and Valero branded motor fuel in the United States. In addition to distributing motor fuel, we also distribute other petroleum products such as propane and lube oil, and we receive rental income from real estate that we lease or sublease. Sales of fuel from our wholesale segment to our retail segment are delivered at a cost plus profit margin.

We purchase motor fuel primarily from independent refiners and major oil companies and distribute it across 32 states throughout the East Coast, Midwest and Southeast regions of the United States, as well as Hawaii to:

•	approximately 1,315 company-operated convenience stores and fuel outlets;

•	165 independently operated consignment locations where we sell motor fuel under consignment arrangements to retail customers;

•	5,360 convenience stores and retail fuel outlets operated by independent operators, which we refer to as “dealers,” or “distributors” pursuant to long-term distribution agreements; and

•	1,862 other commercial customers, including unbranded convenience stores, other fuel distributors, school districts and municipalities and other industrial customers.

Our retail segment operates approximately 1,315 convenience stores and fuel outlets. Our retail convenience stores operate under several brands, including our proprietary brands Stripes, APlus, and Aloha Island Mart, and offer a broad selection of food, beverages, snacks, grocery and non-food merchandise, motor fuel and other services. We sold 608 million retail motor fuel gallons at these sites during the three months ended March 31, 2016. We opened four new retail sites during the three months ended March 31, 2016, which is reflected in retail activity for the period.

We operate approximately 715 Stripes convenience stores that carry a broad selection of food, beverages, snacks, grocery and non-food merchandise. Our proprietary in-house Laredo Taco Company restaurant is implemented in approximately 445 Stripes convenience stores and we intend to implement it in all newly constructed Stripes convenience stores. Additionally, we have approximately 55 national branded restaurant offerings in our Stripes stores.

We operate approximately 440 retail convenience stores and fuel outlets primarily under our proprietary iconic Sunoco fuel brand and primarily located in Pennsylvania, New York, and Florida as of March 31, 2016, including 345 APlus convenience stores.

We operate approximately 160 MACS and Aloha convenience stores and fuel outlets in Virginia, Maryland, Tennessee, Georgia, and Hawaii offering merchandise, foodservice, motor fuel and other services.

Our Business Strategy

Our primary business objective is to increase our quarterly cash distribution per unit over time. We intend to accomplish this objective by executing the following strategies:

•	Expand our business organically by:

•	Growing fuel volumes at our existing dealer locations, recruiting new dealers and acquiring or developing new sites;

•	Adding new commercial customers; and

•	Participating in organic retail growth, which provides additional sources of cash flow;

•	Opportunistically pursue multi-site third-party retail and wholesale acquisition opportunities;

•	Continue to leverage our relationship with ETE and ETP to maintain and grow stable cash flows and to pursue accretive third-party acquisitions;

•	Continue to leverage our volume growth and relationships with fuel suppliers to provide attractive motor fuel pricing to our customers;

•	Pursue a disciplined financial policy and maintain a conservative capital structure; and

•	Introduce the “Sunoco” fuel brand into our retail geographies and our portfolio of wholesale dealer fuel branding options.

Our Competitive Strengths

We believe that we are well positioned to execute our business strategies successfully because of the following competitive strengths:

•	Relatively stable cash flows from long-term, fee-based contracts and real estate rental income, as well as relatively low maintenance capital requirements and working capital requirements;

•	Our strong, long-term relationships with suppliers and competitive pricing through ongoing purchases of large volumes of motor fuel;

•	Our position as one of the largest independent motor fuel distributors in Texas markets and our exposure to other regional markets;

•	Our relationships with ETE and ETP; and

•	Our management team’s proven ability to develop and maintain customer relationships, integrate acquisitions and grow operations while maintaining financial discipline.

Recent Developments

On April 7, 2016, we and Sunoco Finance Corp. completed an offering of $800.0 million aggregate principal amount of our 6.250% Senior Notes due 2021 (the “2021 notes”). We received net proceeds of approximately $789.4 million from the offering, which we used to repay a portion of the borrowings outstanding under our term loan facility.

Principal Executive Offices

Our principal executive offices are located at 8020 Park Lane, Suite 200, Dallas, Texas 75231. Our telephone number is (832) 234-3600.

ETP Retail Holdings, LLC

In connection with our acquisition of a 31.58% membership interest in Sunoco LLC in April 2015, ETP Retail provided a limited contingent guarantee of our obligation to pay the principal of the 2023 notes. Further, in connection with our acquisition of the remaining 68.42% of the issued and outstanding membership interest in Sunoco LLC and 100% of the membership interests in Sunoco Retail in March 2016, ETP Retail provided a limited contingent guarantee of our obligation to pay the principal of the 2021 notes. See “Description of the Exchange Notes—Note Guarantees.”

Business

ETP Retail is an indirect wholly owned subsidiary of ETP formed in May 2014. In June 2014, the equity interests in multiple entities were contributed to ETP Retail, including (a) 100% of the membership interests in Sunoco LLC, (b) a 99% membership interest in ETC M-A Acquisition LLC (“ETC M-A Acquisition”), which owned 100% of the membership interests in MACS, and (c) a non-controlling membership interest in Philadelphia Energy Solutions LLC (“PES”) comprising 33% of PES’ outstanding common units.

At December 31, 2015, ETP Retail owned the following:

•	a non-controlling 68.42% membership interest in Sunoco LLC;

•	a 99% membership interest in ETC M-A Acquisition, which currently owns 3,983,540 Sunoco LP common units;

•	a non-controlling membership interest in PES comprising 33% of PES’ outstanding common units; and

•	795,482 Sunoco LP common units.

Sunoco Retail was formed in December 2015 as an indirect wholly owned subsidiary of ETP. On March 31, 2016, 100% of the equity interests in Sunoco Retail were contributed to ETP Retail. Immediately prior to this contribution, Sunoco Retail’s assets included (i) the retail assets and the ethanol plant located in Fulton, NY formerly owned by Sunoco R&M, (ii) the retail assets formerly owned by Atlantic Refining; and (iii) 100% of the membership interests in Sunmarks LLC.

On March 31, 2016, effective January 1, 2016, ETP Retail contributed to Sunoco LP the remaining 68.42% membership interest in Sunoco LLC and 100% of the membership interest in Sunoco Retail. Prior to this transaction, ETP Retail, through its interest in Sunoco LLC, was primarily engaged in the wholesale distribution of motor fuels to Sunoco R&M and third parties in the United States. Sunoco R&M operated convenience stores and retail fuel outlets under the proprietary Sunoco brand, primarily in the east coast and southeast regions of the United States. Through its membership interest in Sunoco LLC, ETP Retail also distributed motor fuel to Sunoco-branded retail fuel outlets operated by third parties under long-term contracts. Through its membership interest in Sunoco LLC, ETP Retail also supplied other commercial customers on a spot or short-term contract basis.

Principal Executive Offices

ETP Retail’s principal executive offices are located at 8111 Westchester Drive, Suite 600, Dallas, Texas 75225 and ETP Retail’s phone number is (214) 981-0700.

The Exchange Offers

On April 1, 2015, we completed a private offering of the 2023 private notes and on April 7, 2016, we completed a private offering of the 2021 private notes. In each case, we entered into a registration rights agreement with the initial purchasers in such private offering pursuant to which we agreed to deliver to you this prospectus and to use reasonable efforts to consummate the respective exchange offers no later than 365 days after the date we issued the applicable private notes.

The following summary contains basic information about the exchange offers and the exchange notes. It does not contain all the information that may be important to you. For a complete understanding of the exchange notes, please refer to the sections of this prospectus entitled “Exchange Offers” and “Description of the Exchange Notes.”

The Exchange Offers	We are offering to exchange the 2023 private notes for the 2023 exchange notes and the 2021 private notes for the 2021 exchange notes.

Expiration Date	Each exchange offer will expire at 5:00 p.m., New York City time, on , 2016, unless extended, in which case the expiration date will mean the latest date and time to which we extend such exchange offer.

Conditions to the Exchange Offers	The registration rights agreements do not require us to accept the private notes for exchange if the exchange offers, or the making of any exchange by a holder of the private notes, would violate any applicable law or interpretation of the staff of the SEC. The exchange offers are not conditioned on a minimum aggregate amount of private notes being tendered.

Procedures for Tendering Private Notes	To participate in the exchange offers, you must follow the procedures established by The Depository Trust Company (“DTC”) for tendering private notes held in book-entry form. These procedures, which we call “ATOP” (“Automated Tender Offer Program”), require that (i) the exchange agent receive, prior to the expiration date of the applicable exchange offer, a computer generated message known as an “agent’s message” that is transmitted through DTC’s automated tender offer program, and (ii) DTC has received:

•	your instructions to exchange your private notes; and

•	your agreement to be bound by the terms of the letter of transmittal.

For more information on tendering your private notes, please refer to the sections in this prospectus entitled “Exchange Offers—Terms of the Exchange Offers,” “Exchange Offers—Procedures for Tendering,” “Description of the Exchange Notes,” and “Description of the Exchange Notes—Book-Entry, Delivery and Form.”

Guaranteed Delivery Procedures	None.

Withdrawal of Tenders

You may withdraw your tender of the private notes at any time prior to the expiration date for the applicable exchange offer. To withdraw, you must submit a notice of withdrawal to the exchange agent using

ATOP procedures before 5:00 p.m., New York City time, on the expiration date of the applicable exchange offer. Please refer to the section in this prospectus entitled “Exchange Offers—Withdrawal of Tenders.”

Acceptance of Private Notes and Delivery of Exchange Notes	If you fulfill all conditions required for proper acceptance of the private notes, we will accept any and all private notes that you properly tender in the applicable exchange offer on or before 5:00 p.m., New York City time, on the expiration date for such exchange offer. We will return any private notes that we do not accept for exchange to you without expense promptly after the expiration date for the applicable exchange offer. Please refer to the section in this prospectus entitled “Exchange Offers—Terms of the Exchange Offer.”

Fees and Expenses	We will bear all expenses related to the exchange offers. Please refer to the section in this prospectus entitled “Exchange Offers—Fees and Expenses.”

Use of Proceeds	The issuance of the exchange notes will not provide us with any new proceeds. We are making the exchange offers solely to satisfy our obligations under our registration rights agreements.

Consequences of Failure to Exchange Private Notes	If you do not exchange your private notes in the exchange offers, you will no longer be able to require us to register the private notes under the Securities Act except in limited circumstances provided under the applicable registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the private notes unless we have registered the private notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

In addition, after the consummation of the exchange offers, it is anticipated that the outstanding principal amount of the private notes available for trading will be significantly reduced. The reduced float may adversely affect the liquidity and market price of the private notes. A smaller outstanding principal amount of private notes available for trading may also make the price of the private notes more volatile.

Certain Federal Income Tax Consequences	The exchange of exchange notes for private notes will not be a taxable event for U.S. federal income tax purposes. For a discussion of material U.S. federal income tax considerations relating to the exchange of notes, see the section in this prospectus entitled “United States Federal Income Tax Consequences.”

Exchange Agent	We have appointed U.S. Bank National Association, the trustee under the indentures governing the notes, as exchange agent for the exchange offers. You should direct questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal to the exchange agent addressed as follows: By First Class Mail: U.S. Bank National Association, Attn: Specialized Finance, 111 Fillmore Avenue, St. Paul, MN 55107-1402 or By Courier or Overnight Delivery: U.S. Bank National Association, Attn: Specialized Finance, 111 Fillmore Avenue, St. Paul, MN 55107-1402. Eligible institutions may make requests for facsimile transmission at (651) 495-8158, Attn: Specialized Finance.

Terms of the Exchange Notes

The summary below describes the principal terms of the exchange notes. The financial terms and covenants of the exchange notes are the same as the private notes. Some of the terms and conditions described below are subject to important limitations and exceptions. You should carefully read the “Description of the Exchange Notes” section of this prospectus for a more detailed description of the exchange notes.

For purposes of this section of the prospectus summary, references to “Sunoco LP,” “we,” “us,” “our” and “ours” refer only to Sunoco LP and do not include its subsidiaries.

Issuers	Sunoco LP and Sunoco Finance Corp. (the “Issuers”).

Notes Offered	•	$800,000,000 aggregate principal amount of 6.375% Senior Notes due 2023, and

•	$800,000,000 aggregate principal amount of 6.250% Senior Notes due 2021.

Interest	Interest on the 2023 exchange notes will accrue at the per annum rate of 6.375%, payable semi-annually on April 1 and October 1 of each year. Interest on the 2023 private notes commenced accruing on October 1, 2015.

Interest on the 2021 Exchange notes will accrue at the per annum rate of 6.250% payable semi-annually on April 15 and October 15 of each year. Interest on the 2021 exchange notes will commence accruing on October 15, 2016.

Maturity Date	Unless redeemed prior to maturity as described below, the 2023 exchange notes will mature on April 1, 2023 and the 2021 exchange notes will mature on April 15, 2021.

Denominations	The exchange notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Ranking	The exchange notes will be senior unsecured obligations of the Issuers and will:

•	rank equally in right of payment with all of the Issuers’ existing and future senior obligations, including the Issuers’ $600,000,000 aggregate principal amount of 5.500% Senior Notes due 2020 (the “2020 notes”);

•	rank senior in right of payment to all of the Issuers’ indebtedness and other obligations that are, by their terms, expressly subordinated in right of payment to the notes;

•	be effectively subordinated to all of the Issuers’ existing and future secured indebtedness (including obligations under our revolving credit facility and term loan facility), to the extent of the value of the assets securing such indebtedness; and

•	be structurally subordinated to the obligations of each of our subsidiaries that is not a guarantor of the notes.

As of March 31, 2016, after giving effect to the offering of the 2021 notes and the application of the net proceeds therefrom, the Acquisition and related financing transactions, we would have had approximately $4.2 billion of debt outstanding, including $675.0 million of which would have been secured indebtedness under our revolving credit facility (excluding approximately $22.3 million of letters of credit outstanding thereunder) and approximately $1.4 billion of which would have been secured indebtedness under the term loan facility.

Guarantees	The exchange notes will be guaranteed on a senior basis by all of our subsidiaries that guarantee our obligations under our revolving credit facility and term loan facility) and certain of our future subsidiaries.

In connection with our acquisition of a 31.58% interest in Sunoco LLC in April 2015, ETP Retail will provide a limited contingent guarantee of our obligation to pay the principal of the 2023 exchange notes (the “2023 ETP Retail contingent guarantee”). Additionally, in connection with the Acquisition in March 2016, ETP Retail will provide a limited contingent guarantee of our obligation to pay the principal of the 2021 exchange notes (the “2021 ETP Retail contingent guarantee”, and, together with the 2023 ETP Retail contingent guarantee, the “ETP Retail contingent guarantees”). Under the ETP Retail contingent guarantees, ETP Retail will have the obligation to make principal payments with respect to the 2023 exchange notes and the 2021 exchange notes once all remedies, including in the context of bankruptcy proceedings, have first been fully exhausted against us with respect to such payment obligation, and holders of the 2023 exchange notes and 2021 exchange notes are still owed amounts in respect of the principal of the 2023 exchange notes and 2021 exchange notes. ETP Retail will not otherwise be subject to the covenants of the indentures governing the 2023 exchange notes or the 2021 exchange notes.

Unless the context otherwise requires, any references in this prospectus to “guarantors” and “guarantees” exclude ETP Retail and the ETP Retail contingent guarantees, respectively.

Optional Redemption	The Issuers may, at their option, redeem some or all of the 2023 exchange notes at any time on or after April 1, 2018, at the redemption prices described herein. Prior to such time, the Issuers may redeem some or all of the 2023 exchange notes at 100% of the aggregate principal amount thereof, plus the “applicable premium” and accrued and unpaid interest, if any, to, but not including, the redemption date. In addition, prior to April 1, 2018, the Issuers may redeem up to 35% of the aggregate principal amount of the 2023 exchange notes with an amount of cash not greater than the net cash proceeds of certain equity offerings, at a redemption price of 106.375% of the aggregate principal amount of the 2023 exchange notes being redeemed, plus accrued and unpaid interest to, but not including, the redemption date.

The Issuers may, at their option, redeem some or all of the 2021 exchange notes at any time on or after April 15, 2018, at the redemption prices described herein. Prior to such time, the Issuers may redeem some or all of the 2021 exchange notes at 100% of the aggregate principal amount thereof, plus the “applicable premium” and accrued and unpaid interest, if any, to, but not including, the redemption date. In addition, prior to April 15, 2018, the Issuers may redeem up to 35% of the aggregate principal amount of the 2021 exchange notes with an amount of cash not greater than the net cash proceeds of certain equity offerings, at a redemption price of 106.250% of the aggregate principal amount of the 2021 exchange notes being redeemed, plus accrued and unpaid interest to, but not including, the redemption date.

Please read “Description of the Exchange Notes—Optional Redemption.”

Change of Control	If a change of control event occurs, which occurrence (other than one involving the adoption of a plan relating to liquidation or dissolution) is followed by a ratings decline within 90 days of consummation of the transaction, each holder of the exchange notes may require the Issuers to repurchase all or a portion of the holder’s exchange notes at a purchase price equal to 101% of the principal amount of the applicable exchange notes, plus accrued and unpaid interest, if any, to, but not including, the date of settlement. Please read “Description of the Exchange Notes—Repurchase at the Option of Holders—Change of Control.”

Certain Covenants	The indentures governing the exchange notes will, among other things, limit our and our restricted subsidiaries’ ability to:

•	incur additional indebtedness or issue certain types of preferred equity;

•	make distributions, repurchase equity, or redeem or make payments with respect to subordinated indebtedness;

•	create liens or other encumbrances;

•	make investments, loans or other guarantees;

•	sell or otherwise dispose of a portion of our assets;

•	engage in certain transactions with affiliates; and

•	make acquisitions or merge or consolidate with another entity.

However, many of these covenants will terminate if either Moody’s or S&P assigns the notes an investment grade rating and no default exists with respect to the notes. These covenants are subject to a number of important qualifications and exceptions which are described in “Description of the Exchange Notes—Certain Covenants.”

No Public Market	The 2023 exchange notes and the 2021 exchange notes are a series of securities for which there is currently no established trading market. As a result, a liquid market for the 2023 exchange notes and the 2021 exchange notes may not be available if you try to sell such exchange notes. We do not intend to apply for a listing of the 2023 exchange notes and the 2021 exchange notes on any securities exchange or any automated dealer quotation system.

Risk Factors	Investing in the exchange notes involves risks. See “Risk Factors” beginning on page 15 for a discussion of certain factors you should consider in evaluating an investment in the exchange notes.

RISK FACTORS

An investment in the notes involves a high degree of risk. You should carefully consider the information included and incorporated by reference in this prospectus, including the matters addressed under “Disclosure Regarding Forward- Looking Statements,” the following risk factors and the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2015, as well as all other information contained or incorporated by reference in this prospectus, before participating in the exchange offers.

We are subject to certain risks and uncertainties due to the nature of the business activities we conduct. The risks discussed below and in any of the documents incorporated by reference in this prospectus, any of which could materially and adversely affect our business, financial condition, cash flows and results of operations, are not the only risks and uncertainties that we face. We may experience additional risks and uncertainties not presently known to us or that we currently deem to be immaterial that may also impair our business operations. If any of those risks actually occurs, our business, financial condition and results of operations could suffer, we might not be able to make payments on the notes and investors could lose all or part of their investment.

Risks Related to Our Indebtedness and the Notes

If you do not properly tender your private notes, you will continue to hold unregistered private notes and your ability to transfer the private notes will be adversely effected.

We will only issue exchange notes in exchange for private notes that are timely received by the exchange agent. Therefore, you should allow sufficient time to ensure timely delivery of the private notes, and you should carefully follow the instructions on how to tender your private notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of the private notes. If you do not tender your private notes or if we do not accept your private notes because you did not tender your private notes properly, then, after we consummate the exchange offers, you may continue to hold private notes that are subject to transfer restrictions. In addition, if you tender your private notes for the purpose of participating in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes. If you are a broker-dealer that receives exchange notes for your own account in exchange for private notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such exchange notes.

After the exchange offers are consummated, if you continue to hold any private notes, you may have difficulty selling them because there will be fewer private notes outstanding. In addition, if a large amount of private notes are not tendered or are tendered improperly, the limited amount of exchange notes that would be issued and outstanding after we consummate the exchange offers could lower the market price of such exchange notes.

Our future debt levels may impair our financial condition and prevent us from fulfilling our obligations under the notes.

As of March 31, 2016, after giving effect to the offering of the 2021 notes and the application of the net proceeds therefrom, the Acquisition and related financing transactions, we would have had approximately $4.2 billion of debt outstanding, of which $675.0 million would have been secured indebtedness under the revolving credit facility (excluding approximately $22.3 million of letters of credit outstanding thereunder) and approximately $1.4 billion of which would have been secured indebtedness under the term loan facility, and we would have had approximately $802.7 million of remaining borrowing capacity under our revolving credit facility. The level of our future indebtedness could have important consequences to us, including:

•	making it more difficult for us to satisfy our obligations with respect to the notes, our credit agreement governing our revolving credit facility (“credit agreement”) and other debt agreements;

•	limiting our ability to borrow additional amounts to fund working capital, capital expenditures, acquisitions, debt service requirements, the execution of our growth strategy and other activities;

•	requiring us to dedicate a substantial portion of our cash flow from operations to pay interest on our debt, which would reduce our cash flow available to fund working capital, capital expenditures, acquisitions, execution of our growth strategy and other activities;

•	making us more vulnerable to adverse changes in general economic conditions, our industry and government regulations and in our business by limiting our flexibility in planning for, and making it more difficult for us to react quickly to, changing conditions; and

•	placing us at a competitive disadvantage compared with our competitors that have less debt.

In addition, we may not be able to generate sufficient cash flow from our operations to repay our indebtedness when it becomes due and to meet other cash needs. Our ability to service our debt will depend upon, among other things, our future financial and operating performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors, some of which are beyond our control. In addition, our ability to service our debt will depend on market interest rates, since we anticipate that the interest rates applicable to borrowings under our revolving credit facility will fluctuate. If we are not able to pay our debts as they become due, we will be required to pursue one or more alternative strategies, such as selling assets, refinancing or restructuring our indebtedness or selling additional debt or equity securities. We may not be able to refinance our debt or sell additional debt or equity securities or our assets on favorable terms, if at all, and if we must sell our assets, it may negatively affect our ability to generate revenues.

Despite our current level of indebtedness, the indentures governing the notes permit us and our subsidiaries to incur substantially more indebtedness. This could further increase the risks associated with our substantial indebtedness.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indentures governing the notes limit, but do not prohibit us or our subsidiaries from doing so. If we incur any additional indebtedness that ranks equally with the notes and the guarantees, the holders of that indebtedness will be entitled to share ratably with the notes and the related guarantees in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us. This may have the effect of reducing the amount of any proceeds paid to you. If our current debt levels increase, the related risks that we and our subsidiaries now face could intensify.

The notes and the guarantees are unsecured and effectively subordinated to the Issuers’ and the guarantors’ existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness.

The notes and the guarantees are general unsecured obligations ranking effectively junior in right of payment to all of the Issuers’ and the guarantors’ existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. Additionally, the indentures governing the notes permit us to incur additional secured indebtedness in the future. As of March 31, 2016, after giving effect to the offering of the 2021 notes and the application of the net proceeds therefrom, the Acquisition and related financing transactions, we would have had approximately $4.2 billion of debt outstanding, including $675.0 million of which would have been secured indebtedness under the revolving credit facility (excluding approximately $22.3 million of letters of credit outstanding thereunder) and approximately $1.4 billion of which would have been secured indebtedness under the term loan facility. Additionally, we would have had approximately $807.2 million of remaining borrowing capacity under our revolving credit facility. In the event that either of the Issuers or any guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, any indebtedness that is senior in right to payment on the notes or the guarantees will be entitled to be paid in full from the Issuers’ assets or the assets of the guarantor, as applicable, before any payment may be made with respect to the notes or the affected guarantees. Holders of the notes will participate ratably with all holders of the Issuers’ and the guarantors’ unsecured indebtedness that is deemed to be of the same class as the notes, including the 2020 notes, and potentially with all of their other general creditors, based upon the respective amounts owed to each holder or creditor, in their remaining assets. In any of the foregoing events or in the event of the liquidation, dissolution, reorganization, bankruptcy or similar proceeding of the business of a non-guarantor subsidiary, as described below, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of the notes may receive less, ratably, than holders of secured indebtedness.

The notes are structurally subordinated to all liabilities of any non-guarantor subsidiaries.

The notes are structurally subordinated to the indebtedness and other liabilities of any of our subsidiaries that do not guarantee the notes. Any non-guarantor subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes, or to make any funds available therefor, whether by loans, distributions or other payments. Any right that we or the guarantors have to receive any assets of any such non-guarantor subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of notes to realize proceeds from the sale of any of those subsidiaries’ assets, will be structurally subordinated to the claims of those subsidiaries’ creditors, including trade creditors and holders of preferred equity interests of those subsidiaries. Accordingly, in the event of a bankruptcy, liquidation or reorganization of any such non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before they will be able to distribute any of their assets to us.

Certain restrictive covenants in the indentures governing the notes will be terminated if the applicable notes achieve investment grade ratings from either Moody’s or S&P and no default exists with respect to such notes.

Most of the restrictive covenants in the indentures governing the notes will cease to apply if the applicable notes achieve investment grade ratings from Moody’s or S&P, and no default or event of default has occurred and is then continuing. If these restrictive covenants cease to apply, we may take actions, such as incurring additional debt or making certain dividends or distributions that would otherwise be prohibited under the indentures. Ratings are given by these rating agencies based upon analyses that include many subjective factors. We cannot assure you that the notes will achieve investment grade ratings, nor can we assure you that investment grade ratings, if granted, will reflect all of the factors that would be important to holders of the notes.

Our existing debt agreements and the indentures governing the notes have substantial restrictions and financial covenants that may restrict our business and financing activities.

We are dependent upon the earnings and cash flow generated by our operations in order to meet our debt service obligations. The operating and financial restrictions and covenants in our credit agreement, term loan agreement governing our term loan facility (“term loan agreement”), the indentures governing the notes and the 2020 notes, and any future financing agreements may restrict our ability to finance future operations or capital needs and to engage in or expand our business activities. For example, our credit agreement, term loan agreement and the indentures governing the notes and the 2020 notes, respectively, restrict our ability to, among other things:

•	incur certain additional indebtedness;

•	incur, permit, or assume certain liens to exist on our properties or assets;

•	make certain investments or enter into certain restrictive material contracts; and

•	merge or dispose of all or substantially all of our assets.

In addition, our credit agreement and term loan agreement contain covenants requiring us to maintain certain financial ratios.

Our future ability to comply with these restrictions and covenants is uncertain and will be affected by the levels of cash flow from our operations and other events or circumstances beyond our control. If market or other economic conditions deteriorate, our ability to comply with these covenants may be impaired. If we violate any provisions of our debt agreements or the indentures governing the notes or the 2020 notes that are not cured or waived within the appropriate time period provided therein, a significant portion of our indebtedness may become immediately due and payable and the commitment of our revolving credit facility lenders to make further loans to us may terminate. We might not have, or be able to obtain, sufficient funds to make these accelerated payments.

Federal and state statutes allow courts, under specific circumstances, to void subsidiary guarantees and require noteholders to return payments received from subsidiary guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a subsidiary’s guarantee of the notes could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor, if, among other things, the guarantor, at the time it incurred the debt evidenced by its guarantee:

•	received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee;

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of our creditors or the creditors of the guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its guarantee of the notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

We may not have the funds necessary to finance the repurchase of the notes in connection with a change of control offer required by the indentures.

Upon the occurrence of specific kinds of change of control events, which occurrence (other than one involving the adoption of a plan relating to liquidation or dissolution) is followed by a ratings decline within

90 days of consummation of the transaction, the indentures governing the notes requires the Issuers to make an offer to repurchase the notes at 101% of the principal amount thereof, plus accrued and unpaid interest (and liquidated damages, if any) to, but not including, the date of repurchase. However, it is possible that we will not have sufficient funds, or the ability to raise sufficient funds, at the time of the change of control to make the required repurchase of the notes. In addition, restrictions under our credit agreements may not allow us to make a repurchase of the notes upon a change of control. If we could not refinance the revolving credit facility and term loan or otherwise obtain a waiver from the lenders thereunder, we would be prohibited from repurchasing the notes, which would constitute an event of default under the indentures. Because the definition of change of control under our credit agreements will differ from that under the indentures that govern the notes, there may be a change of control and resulting default under our credit agreements at a time when no change of control has occurred under the indentures. Please read “Description of the Exchange Notes—Repurchase at the Option of Holders—Change of Control.”

ETP Retail has limited obligations with respect to its contingent guarantee of the 2023 notes and the 2021 notes.

In connection with the acquisition of a 31.58% membership interest in Sunoco, LLC in April 2015 and the Acquisition in 2016, ETP Retail provided a limited contingent guarantee of our obligation to pay the principal on the 2023 notes and the 2021 notes, respectively. Under the ETP Retail contingent guarantees, ETP Retail has the obligation to make principal payments with respect to the 2023 notes and the 2021 notes once all remedies, including in the context of bankruptcy proceedings, have first been fully exhausted against us with respect to such payment obligation, and holders of the 2023 notes or the 2021 notes are still owed amounts in respect of the principal of the 2023 notes or the 2021 notes. Two other subsidiaries of ETP, Sunoco R&M and Atlantic Refining, entered into separate support agreements with ETP Retail and us, pursuant to which they agreed to provide contingent residual support to ETP Retail with respect to ETP Retail’s obligations under the ETP Retail contingent guarantees subject to specified liability caps that aggregate, in the case of the 2023 notes, to the principal amount of the 2023 notes, and in the case of the 2021 notes, to a cap equal to 90.4% (in the case of Sunoco R&M) and 9.6% (in the case of Atlantic Refining) of the principal amount of the 2021 notes and the term loan facility. ETP Retail is not subject to any of the covenants under the indentures governing the 2023 notes and the 2021 notes.

Risks Related to ETP Retail

ETP Retail’s investment in us may be impacted by additional issuances of common units.

As of March 31, 2016, ETP Retail directly owned 6,506,404 of our common units. Additionally, ETC M-A Acquisition, in which ETP Retail owns a 99% membership interest, directly owns 3,983,540 of our common units. Our partnership agreement allows the issuance of an unlimited number of additional limited partner interests. The issuance of additional common units or other equity securities by Sunoco may have the following adverse effects on ETP Retail’s investment in Sunoco:

•	ETP Retail’s proportionate ownership interest in us will decrease;

•	the amount of cash available for distribution by us on each common unit or partnership security may decrease;

•	the ratio of taxable income to distributions may increase;

•	ETP Retail’s relative voting strength may be diminished; and

•	the market price of our common units may decline.

The payment of distributions on any additional equity securities issued by us increase the risk that we may not have sufficient cash available to maintain or increase our per unit distribution level, which in turn may impact the amount of cash distributions that ETP Retail receives.

ETP Retail does not control, and therefore may not be able to cause or prevent certain actions by, its unconsolidated affiliates.

ETP Retail’s unconsolidated affiliates, Sunoco and PES are independently managed, and ETP Retail does not control the decisions of their governing bodies. Consequently, it may be difficult or impossible for ETP Retail to cause those unconsolidated affiliates to take actions that it believes would be in ETP Retail’s best interests. Likewise, ETP Retail may be unable to prevent adverse actions taken by those unconsolidated affiliates.

The operating results of ETP Retail’s unconsolidated affiliates and non-controlling interests may be adversely affected by unfavorable economic and market conditions.

Economic conditions worldwide have, from time to time, contributed to slowdowns in the oil and gas industry, which could impact ETP Retail’s unconsolidated affiliates and consequently impact the value of ETP Retail’s investment and/or the distributions that it receives from its investments in those unconsolidated affiliates. For example, ETP Retail’s unconsolidated affiliate, PES, has its own unique business and economic risks as follows:

•	the price volatility of crude oil, other feedstocks, refined products and fuel and utility services may have a material adverse effect on PES’ financial condition, results of operation and cash flows;

•	PES’ results of operations are affected by crude oil price differentials, which may fluctuate substantially;

•	persistently low crude oil prices could reduce domestic crude oil production and affect crude oil price differentials and refining operating margins which, in turn, would adversely affect PES’ financial condition, results of operations and cash flows;

•	a material decrease in crude oil production in the Bakken region could result in a material decrease in the volume of attractively priced Bakken crude oil processed by PES’ refining operations;

•	disruption of PES’ ability to obtain an adequate supply of crude oil could reduce liquidity and increase costs;

•	the inherent risks in operating the refining and logistics assets could result in unscheduled downtime of PES’ refining and other assets, which could expose PES to potentially significant losses, costs or liabilities for which PES may not be fully covered by insurance;

•	PES’ inability to generate or obtain the necessary number of Renewable Identification Numbers (“RINs”) and waiver credits could result in a regulatory compliance failure, which, in turn, could adversely affect PES’ financial condition, results of operations and cash flows;

•	PES is subject to interruptions of supply as a result of its reliance on railroads for transportation of domestic crude oil;

•	PES is subject to interruptions of supply and distribution as a result of its reliance on pipelines for refined products;

•	the geographic concentration of PES’ operations creates significant exposure to the risks of the local economy and other local adverse conditions;

•	a shortage in rail locomotives or railroad crews may adversely affect PES’ financial condition, results of operations and cash flows;

•	a substantial portion of PES’ workforce is unionized, and PES may face labor disruptions that could interfere with its operations;

•	laws and regulations restricting emissions of greenhouse gases could force PES to incur increased capital and operating costs and could have a material adverse effect on PES’ financial condition, results of operations and cash flows;

•	PES could incur significant costs in cleaning up contamination at its refining complex;

•	PES may incur significant liability under, or costs and capital expenditures to comply with, environmental, health and safety regulations, which are complex and change frequently;

•	renewable fuels mandates may reduce demand for the petroleum fuels PES produces, which could have a material adverse effect on PES’ financial condition, results of operations and cash flows;

•	PES is subject to strict laws and regulations regarding employee and business process safety, and failure to comply with these laws and regulations could have a material adverse effect on PES’ financial condition, results of operations and cash flows; and

•	PES’ commodity derivative activities may result in period-to-period earnings volatility, limiting potential gains due to derivative losses, and involve other risks associated with financial derivative execution.

EXCHANGE OFFERS

Purpose and Effect of the Exchange Offers

In connection with the sale of the 2023 private notes on April 1, 2015, we, Sunoco Finance, the guarantors and ETP Retail entered into a registration rights agreement (the “2023 registration rights agreement”) with the initial purchasers of the 2023 private notes, which requires us to file a registration statement under the Securities Act with respect to the 2023 exchange notes and, upon the effectiveness of the registration statement, offer to the holders of the 2023 private notes the opportunity to exchange their 2023 private notes for a like principal amount of 2023 exchange notes. The 2023 exchange notes will be issued without a restrictive legend and generally may be reoffered and resold without registration under the Securities Act.

Additionally, in connection with the sale of the 2021 private notes on April 7, 2016, we, Sunoco Finance, the guarantors and ETP Retail entered into a registration rights agreement with the initial purchasers of the 2021 private notes (the “2021 registration rights agreement”, and, together with the 2023 registration rights agreement, the “registration rights agreements”), which requires us to file a registration statement under the Securities Act with respect to the 2021 exchange notes and, upon the effectiveness of the registration statement, offer to the holders of the 2021 private notes the opportunity to exchange their 2021 private notes for a like principal amount of 2021 exchange notes. The 2021 exchange notes will be issued without a restrictive legend and generally may be reoffered and resold without registration under the Securities Act.

The registration rights agreements provide that we must use our reasonable efforts to consummate the exchange offers not later than 365 days after the original issuance of the 2023 private notes and the 2021 private notes, respectively. The registration rights agreements further provide that we must file a shelf registration statement for the resale of the private notes under certain circumstances and use reasonable best efforts to cause such registration statement to become effective under the Securities Act and to keep such registration statement effective for a period of one year, or such shorter period that will terminate when all private notes covered by the shelf registration statement have been sold.

For each private note surrendered to us pursuant to the exchange offers, the holder of such private note will receive an exchange note having a principal amount equal to that of the surrendered private note. Interest payments on the 2023 exchange notes will be made semi-annually in cash, on April 1 and October 1 of each year. Interest payments on the 2021 exchange notes will be made semi-annually in cash, on April 15 and October 15 of each year, commencing on October 15, 2016. The registration rights agreements also provide an agreement to include in the prospectus for the exchange offers certain information necessary to allow a broker-dealer who holds private notes that were acquired for its own account as a result of market-making activities or other trading activities (other than private notes acquired directly from us or one of our affiliates) to exchange such private notes pursuant to the exchange offers and to satisfy the prospectus delivery requirements in connection with resales of exchange notes received by such broker-dealer in the exchange offers. We agreed to use reasonable efforts to maintain the effectiveness of the exchange offers registration statement for these purposes for a period of 180 days after the completion of the exchange offers, which period may be extended under certain circumstances.

The preceding agreement is needed because any broker-dealer who acquires private notes for its own account as a result of market-making activities or other trading activities is required to deliver a prospectus meeting the requirements of the Securities Act. This prospectus covers the offer and sale of the exchange notes pursuant to the exchange offers and the resale of exchange notes received in the exchange offers by any broker-dealer who held private notes acquired for its own account as a result of market-making activities or other trading activities (other than private notes acquired directly from us or one of our affiliates).

Holders that are broker-dealers may be deemed “underwriters” within the meaning of the Securities Act in connection with any resale of exchange notes acquired in the exchange offers. Holders that are broker-dealers must acknowledge that they acquired their private notes in market-making activities or other trading activities and must deliver a prospectus when they resell the exchange notes they acquire in the exchange offers in order not to be deemed an underwriter.

Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the exchange notes issued in exchange for private notes may be offered for resale, resold and otherwise transferred by any exchange noteholder without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•	such holder is not an “affiliate” of ours within the meaning of Rule 405 under the Securities Act;

•	such exchange notes are acquired in the ordinary course of the holder’s business; and

•	the holder does not intend to participate in the distribution of such exchange notes.

Any holder who tenders notes in the exchange offers with the intention of participating in any manner in a distribution of the exchange notes:

•	cannot rely on the position of the staff of the SEC set forth in Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1988); Morgan Stanley & Co. Inc., SEC No-Action Letter (June 5, 1991); Shearman & Sterling, SEC No-Action Letter (July 2, 1993) or similar interpretive letters; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

If, as stated above, a holder cannot rely on the position of the staff of the SEC set forth in “Exxon Capital Holdings Corporation” or similar interpretive letters, any effective registration statement used in connection with a secondary resale transaction must contain the selling security holder information required by Item 507 of Regulation S-K under the Securities Act.

Each holder of the private notes (other than certain specified holders) who desires to exchange private notes for the exchange notes in the exchange offers will be required to make the representations described below under “—Procedures for Tendering—Your Representations to Us.”

In the event that (i) we determine that the exchange offers registration provided for in the registration rights agreements is not available or the exchange offers may not be completed as soon as practicable after the last exchange date because it would violate any applicable law or applicable interpretations of the SEC; (ii) the exchange offers are not for any other reason completed by the respective Target Registration Dates (as defined below) or (iii) upon receipt of a written request (a “Shelf Request”) from any initial purchaser representing that it holds registrable securities (as defined in the registration rights agreements) that are or were ineligible to be exchanged in the exchange offers, we will use our reasonable best efforts to cause to be filed as soon as practicable after such determination, date or Shelf Request, as the case may be, a shelf registration statement providing for the sale of all the registrable securities by the holders thereof and to have such shelf registration statement become effective.

If (i) on or prior to the time the exchange offers are completed existing law or SEC interpretations are changed such that the exchange notes would not generally be freely transferable after the exchange offers without further registration under the Securities Act; (ii) the exchange offers registration statement is not declared effective by 365 days after the issue date of the 2023 private notes or the 2021 private notes, respectively, or (iii) the exchange offers have not been completed within 20 business days of the exchange offers registration statement being declared effective, then we will use our reasonable best efforts to file and to have become effective a shelf registration statement relating to resales of the exchange notes and to keep that shelf registration statement effective until the date that the exchange notes cease to be “registrable securities” (as defined in the registration rights agreements), including when all exchange notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement. We will, in the event of such a shelf registration, provide to each participating holder of exchange notes copies of a prospectus, notify each participating holder of exchange notes when the shelf registration statement has become effective and take certain other actions to permit resales of the exchange notes. A holder of exchange notes that sells exchange notes under the shelf registration statement generally will be required to make certain representations to us (as described in the registration rights agreements), to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the registration rights agreements that are applicable to such a holder of exchange notes (including certain indemnification obligations). Holders of exchange notes will also be required to suspend their use of the prospectus included in the shelf registration statement under specified circumstances upon receipt of notice from us. Under applicable interpretations of the staff of the SEC, our affiliates will not be permitted to exchange their private notes for registered notes in the exchange offers.

If the exchange offers are not completed (or, if required, the shelf registration statement is not declared effective) on or before the date that is 365 days after the issue date of the 2023 private notes or the 2021 private notes, respectively (the “Target Registration Dates”), then we agree to pay each holder of 2023 private notes or 2021 private notes, as applicable, liquidated damages in the form of additional interest in an amount equal to 0.25% per annum of the principal amount of notes held by such holder, with respect to the first 90 days after the Target Registration Dates (which rate shall be increased by an additional 0.25% per annum for each subsequent 90-day period that such liquidated damages continue to accrue), in each case until the applicable exchange offer is completed or the shelf registration statement is declared effective; provided, however, that at no time will the amount of liquidated damages accruing with respect to the 2023 private notes or the 2021 private notes, as applicable, exceed in the aggregate 1.0% per annum. We have not completed the exchange offer with respect to our 2023 private notes and, as a result, we are required to pay each holder of 2023 private notes liquidated damages in accordance with the terms above. Upon the completion of the applicable exchange offer (or, if required, the effectiveness of the shelf registration statement) liquidated damages described in this paragraph with respect to the 2023 private notes or the 2021 private notes, as applicable, will cease to accrue.

If we effect the registered exchange offers, we will be entitled to close the registered exchange offers 20 business days after their commencement as long as we have accepted all private notes validly tendered in accordance with the terms of the exchange offers and no brokers or dealers continue to hold any private notes.

This summary of the material provisions of the registration rights agreements does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreements, copies of which are incorporated by reference into this prospectus.

Except as set forth above, after consummation of the exchange offers, holders of private notes that are the subject of the exchange offers have no registration or exchange rights under the registration rights agreements. See “—Consequences of Failure to Exchange.”

Terms of the Exchange Offers

Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any 2023 private notes or 2021 private notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the applicable expiration date. We will issue exchange notes in principal amount equal to the principal amount of private notes surrendered in the exchange offers. Private notes may be tendered only for exchange notes and only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Neither of the exchange offers is conditioned upon any minimum aggregate principal amount of 2023 private notes or 2021 private notes, as applicable, being tendered for exchange.

As of the date of this prospectus, $800.0 million in aggregate principal amount of the 2023 private notes are outstanding and $800.0 million in aggregate principal amount of the 2021 private notes are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of private notes. There will be no fixed record date for determining registered holders of private notes entitled to participate in the exchange offers.

We intend to conduct the exchange offers in accordance with the provisions of the registration rights agreements, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Private notes that the holders thereof do not tender for exchange in the exchange offers will remain outstanding and continue to accrue interest. These private notes will continue to be entitled to the rights and benefits such holders have under the indenture relating to the applicable private notes.

We will be deemed to have accepted for exchange properly tendered private notes when we have given oral (promptly followed in writing) or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreements. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us.

If you tender private notes in the exchange offers, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of private notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offers. It is important that you read the section entitled “—Fees and Expenses” for more details regarding fees and expenses incurred in the exchange offers.

We will return any private notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the applicable exchange offer.

Expiration Date

Each exchange offer will expire at 5:00 p.m., New York City time, on                     , 2016, unless extended, in which case the expiration date will mean the latest date and time to which we extend such exchange offer.

Delays in Acceptance, Extensions, Termination or Amendment

We expressly reserve the right, at any time or various times, to extend the period of time during which each exchange offer is open. We may delay acceptance of any private notes by giving oral (promptly followed in writing) or written notice of such delay to their holders. During any such extensions, any private notes previously tendered will remain subject to the applicable exchange offer, and we may accept them for exchange.

In order to extend an exchange offer, we will notify the exchange agent by giving oral (promptly followed in writing) or written notice of such extension. We will notify the registered holders of the 2023 private notes or the 2021 private notes, as applicable, of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

If any of the conditions described below under “—Conditions to the Exchange Offers” have not been satisfied with respect to an exchange offer, we reserve the right, in our sole discretion:

•	to delay accepting for exchange any private notes in such exchange offer;

•	to extend such exchange offer; or

•	to terminate such exchange offer,

by giving oral (promptly followed in writing) or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreements, we also reserve the right to amend the terms of the exchange offers in any manner.

Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral (promptly followed in writing) or written notice thereof to the registered holders of the 2023 private notes or the 2021 private notes, as applicable. If we amend an exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The supplement will be distributed to the registered holders of the 2023 private notes or the 2021 private notes, as applicable. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we may extend the applicable exchange offer. In the event of a material change in an exchange offer, including the waiver by us of a material condition, we will extend the exchange offer period if necessary so that at least five business days remain in the exchange offer following notice of the material change.

Conditions to the Exchange Offers

We will not be required to accept for exchange, or exchange any exchange notes for, any private notes if the exchange offers, or the making of any exchange by a holder of private notes, would violate applicable law or any applicable interpretation of the staff of the SEC. Similarly, we may terminate the exchange offers as provided in this prospectus before accepting private notes for exchange in the event of such a potential violation.

In addition, we will not be obligated to accept for exchange the private notes of any holder that has not made to us the representations described under “—Purpose and Effect of the Exchange Offers,” “—Procedures for Tendering” and “Plan of Distribution” and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the exchange notes under the Securities Act.

We expressly reserve the right to amend or terminate the exchange offers, and to reject for exchange any private notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offers specified above. We will give prompt oral (promptly followed in writing) or written notice of any extension, amendment, non-acceptance or termination to the holders of the private notes as promptly as practicable.

These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

In addition, we will not accept for exchange any private notes tendered, and will not issue exchange notes in exchange for any such private notes, if at such time any stop order has been threatened or is in effect with respect to the exchange offers registration statement of which this prospectus constitutes a part or the qualification of the indentures governing the exchange notes under the Trust Indenture Act of 1939.

Procedures for Tendering

In order to participate in the exchange offers, you must properly tender your 2023 private notes or 2021 private notes, as applicable, to the exchange agent as described below. It is your responsibility to properly tender your private notes. We have the right to waive any defects. However, we are not required to waive defects and are not required to notify you of defects in your tender.

If you have any questions or need help in exchanging your private notes, please call the exchange agent, whose address and phone number are set forth in “Prospectus Summary—The Exchange Offers—Exchange Agent.”

All of the private notes were issued in book-entry form, and all of the private notes are currently represented by global certificates held for the account of DTC. We have confirmed with DTC that the private notes may be tendered using the ATOP instituted by DTC. The exchange agent will establish an account with DTC for purposes of each exchange offer promptly after the commencement of such exchange offer and DTC participants may electronically transmit their acceptance of such exchange offer by causing DTC to transfer their 2023 private notes or 2021 private notes, as applicable, to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will be deemed to state that DTC has received instructions from the participant to tender such 2023 private notes or 2021 private notes, as applicable, and that the participant agrees to be bound by the terms of the letter of transmittal.

By using the ATOP procedures to exchange private notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

There is no procedure for guaranteed late delivery of the private notes.

Determinations Under the Exchange Offers

We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered private notes and withdrawal of tendered private notes. Our determination will be final and binding. We reserve the absolute right to reject any private notes not properly tendered or any private notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular private notes. Our interpretation of the terms and conditions of the exchange offers, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of private notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of private notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of private notes will not be deemed made until such defects or irregularities have been cured or waived. Any private notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, promptly following the expiration date of the applicable exchange offer.

When We Will Issue Exchange Notes

In all cases, we will issue exchange notes for private notes that we have accepted for exchange under the exchange offers only after the exchange agent timely receives:

•	a book-entry confirmation of such private notes into the exchange agent’s account at DTC; and

•	a properly transmitted agent’s message.

Return of Private Notes Not Accepted or Exchanged

If we do not accept any tendered private notes for exchange or if private notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged private notes will be returned without expense to their tendering holder. Such non-exchanged private notes will be credited to an account maintained with DTC. These actions will occur promptly after the expiration or termination of the applicable exchange offer.

Your Representations to Us

By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	any exchange notes that you receive will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

•	you are not our “affiliate,” as defined in Rule 405 of the Securities Act; and

•	if you are a broker-dealer that will receive exchange notes for your own account in exchange for private notes, you acquired those private notes as a result of market-making activities or other trading activities and you will deliver a prospectus (or to the extent permitted by law, make available a prospectus) in connection with any resale of such exchange notes.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m., New York City time, on the expiration date for the applicable exchange offer. For a withdrawal to be effective you must comply with the appropriate procedures of DTC’s ATOP system. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn private notes and otherwise comply with the procedures of DTC.

We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any private notes so withdrawn not to have been validly tendered for exchange for purposes of an exchange offer.

Any private notes that have been tendered for exchange but are not exchanged for any reason will be credited to an account maintained with DTC for the private notes. This crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the applicable exchange offer. You may re-tender properly withdrawn private notes by following the procedures described under “—Procedures for Tendering” above at any time prior to 5:00 p.m., New York City time, on the expiration date for the applicable exchange offer.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by facsimile, telephone, electronic mail or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offers and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offers. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

We will pay the cash expenses to be incurred in connection with the exchange offers. They include:

•	all registration and filing fees and expenses;

•	all fees and expenses of compliance with federal securities and state “blue sky” or securities laws;

•	accounting fees, legal fees incurred by us, disbursements and printing, messenger and delivery services, and telephone costs; and

•	related fees and expenses.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of private notes under the exchange offers. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of private notes under the exchange offers.

Consequences of Failure to Exchange

If you do not exchange your private notes for exchange notes under the exchange offers, you will remain subject to the existing restrictions on transfer of the private notes. In general, you may not offer or sell the private notes unless the offer or sale is either registered under the Securities Act or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreements, we do not intend to register resales of the private notes under the Securities Act.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the private notes. This carrying value is the aggregate principal amount of the private notes plus or minus any bond premium or discount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offers.

Other

Participation in the exchange offers is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered private notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any private notes that are not tendered in the exchange offers or to file a registration statement to permit resales of any untendered private notes.

USE OF PROCEEDS

We will not receive any cash proceeds from the exchange offers. The exchange offers are intended to satisfy our obligations under the registration rights agreements. We will retire or cancel all of the outstanding private notes tendered in the exchange offers. Accordingly, the issuance of the exchange notes will not result in any increase in our outstanding indebtedness or in the obligations of the guarantors of the notes.

RATIO OF EARNINGS TO FIXED CHARGES OF SUNOCO LP

On October 1, 2014, we acquired 100% of the membership interests of MACS. On April 1, 2015, we acquired a 31.58% membership interest and a 50.1% voting interest in Sunoco LLC. On July 31, 2015, we acquired 100% of the issued and outstanding shares of capital stock of Susser Holdings Corporation (“Susser”). Finally, on March 31, 2016, we acquired the remaining 68.42% membership interest and 49.9% voting interest in Sunoco LLC as well as 100% of the issued and outstanding membership interest in Sunoco Retail. Results of operations for the MACS, Sunoco LLC, Susser and Sunoco Retail acquisitions have been deemed transactions between entities under common control, and accordingly, have been included in our consolidated results of operations since September 1, 2014, the date of common control.

The following table set forth our ratios of earnings to fixed charges for the periods presented:

	Year ended December 31,				Three months ended
	2012	2013	2014(1)	2015	March 31, 2016
Ratio of earnings to fixed charges(2)	12.49x	11.24x	2.75x	2.83x	2.66x

(1)	For the year ended December 31, 2014, we have combined the Predecessor Period and the Successor Period and presented the unaudited financial data on a combined basis for comparative purposes.
(2)	For purposes of computing the ratio of earnings to fixed charges, “earnings” consist of income from continuing operations and fixed charges. “Fixed charges” consist of interest expenses, capitalized interest and the estimated portion of interest within rental expense.

RATIO OF EARNINGS TO FIXED CHARGES OF ETP RETAIL HOLDINGS, LLC

The following table set forth ETP Retail’s ratios of earnings to fixed charges for the periods presented:

	Year ended December 31,				Three months ended
	2013	2014	2015		March 31, 2016
Ratio of earnings to fixed charges(*)	20.44x	7.39x	*	*	* *

(*)	For purposes of computing the ratio of earnings to fixed charges, “earnings” consist of income from continuing operations before adjustment for equity income from equity method investees plus fixed charges, amortization of capitalized interest and distributed income from investees accounted for under the equity method. “Fixed charges” consist of interest expenses and capitalized interest.
(**)	Beginning in 2015, ETP Retail no longer has fixed charges; therefore, a ratio has not been included as such ratio is not meaningful.

SELECTED FINANCIAL DATA OF ETP RETAIL HOLDINGS, LLC

The following table presents, as of the dates and for the periods indicated, selected financial data of ETP Retail and its predecessors. The selected financial data for the years ended December 31, 2015, 2014 and 2013 are derived from the audited financial statements of ETP Retail and related notes thereto included elsewhere in this prospectus.

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations for ETP Retail Holdings, LLC,” as well as the historical audited consolidated and combined financial statements of ETP Retail and related notes thereto included elsewhere in this prospectus. Among other things, those historical financial statements include more detailed information regarding the basis of presentation for the information in the following table.

	Years Ended December 31,
($ in millions)	2015	2014	2013
Revenues:
Sales and other operating revenue	$1,960	$13,832	$14,843
Sales to affiliates	424	2,907	3,079
Other	10	122	31

Total revenues	2,394	16,861	17,953

Costs and expenses:
Cost of products sold	1,636	12,222	12,073
Purchases from affiliates	685	4,229	5,447
Operating expenses	20	164	135
Selling, general and administrative	17	47	35
Depreciation and amortization	13	74	54

Total costs and expenses	2,371	16,736	17,744

Operating income	23	125	209
Other income (expense):
Interest expense	—	(8)	(2)
Income (loss) from unconsolidated affiliates	304	85	(33)
Other, net	1	1	(1)

Income before income tax expense	328	203	173
Income tax expense	3	53	54

Net income	$325	$150	$119

The selected financial data of ETP Retail presented above includes certain consolidated subsidiaries for the periods through March 31, 2015. Effective April 1, 2015, ETP Retail no longer has any substantive consolidated operations; rather, all previously consolidated subsidiaries have been deconsolidated, and ETP Retail now accounts for its investments under the equity method.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR ETP RETAIL HOLDINGS, LLC

Introduction

ETP Retail is an indirect wholly owned subsidiary of ETP formed in May 2014. In June 2014, the equity interests in multiple entities were contributed to ETP Retail, including (a) 100% of the membership interests in Sunoco LLC, (b) a 99% membership interest in ETC M-A Acquisition, which owned 100% of the membership interests in MACS and (c) a non-controlling membership interest in PES comprising 33% of PES’ outstanding common units.

At December 31, 2015, ETP Retail owned the following:

•	a non-controlling 68.42% membership interest in Sunoco LLC;

•	99% membership interest in ETC M-A Acquisition, which currently owns 3,983,540 Sunoco LP common units;

•	a non-controlling membership interest in PES comprising 33% of PES’ outstanding common units; and

•	795,482 Sunoco LP common units.

Sunoco Retail was formed in December 2015 as an indirect wholly owned subsidiary of ETP. On March 31, 2016, 100% of the equity interests in Sunoco Retail were contributed to ETP Retail. Immediately prior to this contribution, Sunoco Retail’s assets included (i) the retail assets and the ethanol plant located in Fulton, NY formerly owned by Sunoco R&M, (ii) the retail assets formerly owned by Atlantic Refining; and (iii) 100% of the membership interests in Sunmarks LLC.

On March 31, 2016, effective January 1, 2016, ETP Retail contributed to Sunoco LP the remaining 68.42% membership interest in Sunoco LLC and 100% of the membership interest in Sunoco Retail. Prior to this transaction, ETP Retail, through its interest in Sunoco LLC, was primarily engaged in the wholesale distribution of motor fuels to Sunoco R&M and third parties in the United States. Sunoco R&M operated convenience stores and retail fuel outlets under the proprietary Sunoco brand, primarily in the east coast and southeast regions of the United States. Through its membership interest in Sunoco LLC, ETP Retail also distributed motor fuel to Sunoco-branded retail fuel outlets operated by third parties under long-term contracts. Through its membership interest in Sunoco LLC, ETP Retail also supplied other commercial customers on a spot or short-term contract basis.

Recent Dispositions

In October 2014, Sunoco LP acquired MACS from ETP Retail in a transaction valued at approximately $768 million (the “MACS Transaction”). The MACS Transaction included company-operated retail convenience stores and dealer-operated and consignment sites from MACS, which had originally been acquired by ETP in October 2013. The consideration paid by Sunoco LP consisted of 3,983,540 Sunoco LP common units and $556 million in cash.

In April 2015, Sunoco LP acquired a 31.58% equity interest and a 50.1% voting interest in Sunoco LLC from ETP Retail for $816 million. Sunoco LP paid $775 million in cash and issued $41 million of Sunoco LP common units to ETP Retail, based on the five-day volume weighted average price of Sunoco LP’s common units as of March 20, 2015. As a result of the transaction, ETP Retail no longer has a controlling interest in Sunoco LLC; therefore, all of the Sunoco LLC operations were deconsolidated as of April 1, 2015. In March 2016, ETP Retail contributed its remaining interest in Sunoco LLC to Sunoco LP.

Results of Operations

	Years Ended December 31,			Three Months Ended March 31,
($ in millions)	2015	2014	2013	2016	2015
Revenues:
Sales and other operating revenue	$1,960	$13,832	$14,843	$—	$1,960
Sales to affiliates	424	2,907	3,079	—	424
Other	10	122	31	—	10

Total revenues	2,394	16,861	17,953	—	2,394

Costs and expenses:
Cost of products sold	1,636	12,222	12,073	—	1,636
Purchases from affiliates	685	4,229	5,447	—	685
Operating expenses	20	164	135	—	20
Selling, general and administrative	17	47	35	—	17
Depreciation and amortization	13	74	54	—	13

Total costs and expenses	2,371	16,736	17,744	—	2,371

Operating income	23	125	209	—	23
Other income (expense):
Interest expense	—	(8)	(2)	—	—
Income (loss) from unconsolidated affiliates	304	85	(33)	21	14
Other, net	1	1	(1)	—	1

Income before income tax expense	328	203	173	21	38
Income tax expense	3	53	54	—	3

Net income	$325	$150	$119	$21	$35

The following is a discussion of the significant items and variances impacting ETP Retail’s net income during the periods presented above:

Revenues. For the year ended December 31, 2015 compared to the years ended December 31, 2014 and 2013, revenues decreased due to the MACS Transaction and the deconsolidation of Sunoco LLC in April 2015. For the three months ended March 31, 2016 compared to the three months ended March 31, 2015, revenues decreased due to the deconsolidation of Sunoco LLC in April 2015.

Costs and expenses. For the year ended December 31, 2015 compared to the years ended December 31, 2014 and 2013, costs and expenses decreased due to the MACS Transaction and the deconsolidation of Sunoco LLC in April 2015. For the three months ended March 31, 2016 compared to the three months ended March 31, 2015, costs and expenses decreased due to the deconsolidation of Sunoco LLC in April 2015.

Income (loss) from unconsolidated affiliates. For the year ended December 31, 2015 compared to the years ended December 31, 2014 and 2013, income from unconsolidated affiliates increased due to the acquisition of Sunoco LP common units related to the MACS Transaction and sale of a 31.58% membership interest in Sunoco LLC. For the three months ended March 31, 2016 compared to the three months ended March 31, 2015, income from unconsolidated affiliates increased due to the acquisition of Sunoco LP common units related to the sale of a 31.58% membership interest in Sunoco LLC effective April 1, 2015, the sale of a 68.42% membership interest in Sunoco LLC effective January 1, 2016, and the sale of 100% of the membership interest in Sunoco Retail effective January 1, 2016.

Income tax expense. Income tax expense decreased for the year ended December 31, 2015 compared to the years ended December 31, 2014 and 2013 and for the three months ended March 31, 2016 compared to the three months ended March 31, 2015 primarily due to the restructuring of ETP Retail’s investments in Sunoco LLC and

PES, which investments were subsequently treated as partnerships for federal and state income tax purposes. Prior to the restructurings, ETP Retail recorded income tax expense as part of a federal consolidated tax return filing group with its parent company.

Contingencies

See Note 12 to ETP Retail’s consolidated and combined financial statements for the year ended December 31, 2015 and Note 5 to ETP Retail’s consolidated financial statements for the three months ended March 31, 2016, included in this prospectus.

BUSINESS OF ETP RETAIL HOLDINGS, LLC

Introduction

ETP Retail is an indirect wholly owned subsidiary of ETP formed in May 2014. In June 2014, the equity interests in multiple entities were contributed to ETP Retail, including (a) 100% of the membership interests in Sunoco LLC, (b) a 99% membership interest in ETC M-A Acquisition, which owned 100% of the membership interests in MACS and (c) a non-controlling membership interest in PES comprising 33% of PES’ outstanding common units.

At December 31, 2015, ETP Retail owned the following:

•	a non-controlling 68.42% membership interest in Sunoco LLC;

•	99% membership interest in ETC M-A Acquisition, which currently owns 3,983,540 Sunoco LP common units;

•	a non-controlling membership interest in PES comprising 33% of PES’ outstanding common units; and

•	795,482 Sunoco LP common units.

Sunoco Retail was formed in December 2015 as an indirect wholly owned subsidiary of ETP. On March 31, 2016, 100% of the equity interests in Sunoco Retail were contributed to ETP Retail. Immediately prior to this contribution, Sunoco Retail’s assets included (i) the retail assets and the ethanol plant located in Fulton, NY formerly owned by Sunoco R&M, (ii) the retail assets formerly owned by Atlantic Refining; and (iii) 100% of the membership interests in Sunmarks LLC.

On March 31, 2016, effective January 1, 2016, ETP Retail contributed to Sunoco LP the remaining 68.42% membership interest in Sunoco LLC and 100% of the membership interest in Sunoco Retail. Prior to this transaction, ETP Retail, through its interest in Sunoco LLC, was primarily engaged in the wholesale distribution of motor fuels to Sunoco R&M and third parties in the United States. Sunoco R&M operated convenience stores and retail fuel outlets under the proprietary Sunoco brand, primarily in the east coast and southeast regions of the United States. Through its membership interest in Sunoco LLC, ETP Retail also distributed motor fuel to Sunoco-branded retail fuel outlets operated by third parties under long-term contracts. Through its membership interest in Sunoco LLC, ETP Retail also supplied other commercial customers on a spot or short-term contract basis

Asset Overview

Subsequent to ETP Retail’s contribution of its 68.42% membership interest in Sunoco LLC to Sunoco in March 2016, ETP Retail’s only assets consist of its investments in Sunoco LP and PES. The assets and operations of Sunoco are described elsewhere in this prospectus.

ETP Retail’s investment in PES consists of a non-controlling membership interest comprising 33% of PES’ outstanding common units. PES is a joint venture with The Carlyle Group L.P., which owns two crude oil refining facilities in Philadelphia, Pennsylvania and an adjacent crude oil rail unloading terminal.

DESCRIPTION OF THE EXCHANGE NOTES

You can find the definitions of certain terms used in this description under the subheading “—Certain Definitions.” In this description, the term “Sunoco LP” refers only to Sunoco LP and not to any of its subsidiaries, the term “Finance Corp.” refers to Sunoco Finance Corp. and the term “Issuers” refers to Sunoco LP and Finance Corp.

The Issuers issued the 2023 private notes, and will issue the 2023 exchange notes, under an indenture dated as of April 1, 2015 among themselves, the Guarantors and U.S. Bank National Association, as trustee (as amended, the “2023 Indenture”). The Issuers issued the 2021 private notes, and will issue the 2021 exchange notes under an indenture dated as of April 7, 2016 among themselves, the Guarantors and U.S. Bank National Association, as trustee (as amended, the 2021 Indenture”) References to “Indenture” refer to any or all of the 2023 Indenture or the 2021 Indenture, as the context requires. The terms of the 2023 private notes and the 2021 private notes include, and the 2023 exchange notes and the 2021 exchange notes will include, those stated in the 2023 Indenture and the 2021 Indenture, respectively, and those made part thereof by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of notes. Copies of the 2023 Indenture and the 2021 Indenture are available as set forth below under “—Additional Information.” Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the Indenture.

The registered holder of a note will be treated as its owner for all purposes. Only registered holders will have rights under the Indenture. Unless the context otherwise requires for all purposes of the Indenture, and for this “Description of the Exchange Notes,” all references to the “notes” include the private notes, the exchange notes and any additional notes actually issued under the Indenture.

General

The Notes

The notes:

•	are general unsecured obligations of the Issuers;

•	are pari passu in right of payment with all existing and future senior Indebtedness of the Issuers;

•	are senior in right of payment to any future subordinated Indebtedness of the Issuers; and

•	are unconditionally guaranteed by the Guarantors.

The notes, however, are effectively subordinated to all secured Indebtedness under the Credit Agreement and Sunoco LP’s $1.4 billion term loan (the “Term Loan”), which are secured by substantially all of the assets of Sunoco LP and the Guarantors, to the extent of the value of the collateral securing that Indebtedness. The notes will also be structurally subordinated to any Indebtedness of our Subsidiaries that do not guarantee the notes. See “Risk Factors—Risks Related to Our Indebtedness and the Notes—The notes and the guarantees are unsecured and effectively subordinated to the Issuers’ and the guarantors’ existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness” and “—The notes are structurally subordinated to all liabilities of any non-guarantor subsidiaries.”

The Note Guarantees

Each guarantee of the notes:

•	is a general unsecured obligation of the Guarantor;

•	is pari passu in right of payment with all existing and future senior Indebtedness of that Guarantor; and

•	is senior in right of payment to any future subordinated Indebtedness of that Guarantor.

The Note Guarantees, however, are effectively subordinated to all secured Indebtedness of the Guarantors, including their guarantees of Indebtedness under the Credit Agreement and the Term Loan, to the extent of the value of the collateral securing those guarantees.

All of Sunoco LP’s current significant Subsidiaries, with the exception of Finance Corp., guarantee the notes. The notes will also be guaranteed by any of Sunoco LP’s future Domestic Subsidiaries that incurs Indebtedness under a Credit Facility and by any Restricted Subsidiaries that guarantee Indebtedness of an Issuer or a Guarantor under a Credit Facility. In the event of a bankruptcy, liquidation or reorganization of any of our non-guaranteeing Subsidiaries, such non-guaranteeing Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us and, as a result, the obligations of our non-guaranteeing subsidiaries will be structurally senior to the notes and Note Guarantees. See “Risk Factors—Risks Related to Our Indebtedness and the Notes—The notes and the guarantees are unsecured and effectively subordinated to the Issuers’ and the guarantors’ existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness” and “—The notes are structurally subordinated to all liabilities of any non-guarantor subsidiaries.”

ETP Retail provided a limited contingent guarantee of our obligations to pay the principal of the 2023 notes and the 2021 notes (the “ETP Retail contingent guarantees”). Under the ETP Retail contingent guarantees, ETP Retail generally has no obligation to make principal payments with respect to the 2023 notes or the 2021 notes, as applicable, unless and until all remedies, including in the context of bankruptcy proceedings, have first been fully exhausted against us with respect to such payment obligations, and holders of 2023 notes or 2021 notes, as applicable, are still owed amounts in respect of the principal of the 2023 notes or the 2021 notes, as applicable. Two other subsidiaries of ETP, Sunoco R&M and Atlantic Refining, entered into separate support agreements with ETP Retail and us, pursuant to which they agreed to provide contingent residual support to ETP Retail with respect to ETP Retail’s obligations under the ETP Retail contingent guarantees, subject to specified liability caps that aggregate to the principal amount of the 2023 notes and the 2021 notes, respectively. References in this “Description of the Exchange Notes” to the Note Guarantees or Guarantors do not include the ETP Retail contingent guarantees or ETP Retail, respectively.

All of our Subsidiaries are “Restricted Subsidiaries.” Under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” however, we are permitted to designate certain of our existing and future Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries are not subject to the restrictive covenants in the Indenture. Our Unrestricted Subsidiaries do not guarantee the notes.

Principal, Maturity and Interest

The Issuers will issue up to $800 million in aggregate principal amount of 2023 exchange notes and $800 million in aggregate principal amount of 2021 exchange notes in the exchange offers. The Issuers may issue additional notes under the Indenture from time to time after this offering. Any issuance of additional notes is subject to all the covenants in the Indenture, including the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Equity.” The 2023 exchange notes and any additional notes subsequently issued under the 2023 Indenture will be treated as a single class for all purposes under the 2023 Indenture, including waivers, amendments, redemptions and offers to purchase. The 2021 exchange notes and any additional notes subsequently issued under the 2021 Indenture will be treated as a single class for all purposes under the 2021 Indenture, including waivers, amendments, redemptions and offers to purchase. The Issuers have issued the notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The 2023 notes will mature on April 1, 2023 and the 2021 notes will mature on April 15, 2021.

Interest on the 2023 notes accrues at the rate of 6.375% per annum and is payable semi-annually in arrears on April 1 and October 1 of each year. Interest on the 2021 notes accrues at the rate of 6.250% per annum and is payable semi-annually in arrears on April 15 and October 15 of each year. Interest on overdue principal and interest accrues at the interest rate on the 2023 notes and the 2021 notes, as applicable. The Issuers will make each interest payment with respect to the 2023 notes, to the holders of record on the March 15 and September 15 immediately preceding each payment date, and with respect to the 2021 notes, to the holders of record on April 1 and October 1 immediately preceding each payment date. Additional interest will accrue on each series of notes as liquidated damages in certain circumstances described in the applicable registration rights agreement. All references in this “Description of the Exchange Notes” include any such additional interest to the extent payable.

Interest on each series of notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

Interest on global notes will be paid in accordance with the procedures of the applicable depositary. If a holder of $5.0 million or more in principal amount of any series of notes held in certificated form has given wire transfer instructions to Sunoco LP, to an account in the United States, the Issuers will pay all principal of, and interest and premium, if any, on, that holder’s notes in accordance with those instructions. All other payments on certificated notes will be made at the office or agency of the paying agent and registrar unless the Issuers elect to make interest payments by check mailed to the holders of notes at their addresses set forth in the register of holders.

Paying Agent and Registrar for the Notes

The trustee acts as paying agent and registrar. The Issuers may change the paying agent or registrar without prior notice to the holders of notes, and Sunoco LP, Finance Corp. or any of Sunoco LP’s other Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the provisions of the Indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. No service charge will be imposed by the Issuers or the trustee or registrar for any transfer or exchange of notes, except that holders will be required to pay all taxes due on transfer. The Issuers will not be required to transfer or exchange any note selected for redemption. Also, the Issuers will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Note Guarantees

The notes are guaranteed by each of Sunoco LP’s current significant Subsidiaries, with the exception of Finance Corp. The notes may also be guaranteed by certain of Sunoco LP’s future Restricted Subsidiaries under the circumstances described under “—Certain Covenants—Additional Guarantees.” These Note Guarantees are joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee are limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors—Risks Related to Our Indebtedness and the Notes—Federal and state statutes allow courts, under specific circumstances, to void subsidiary guarantees and require noteholders to return payments received from subsidiary guarantors.”

A Guarantor may not sell or otherwise dispose of all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Issuers or another Guarantor, unless:

(1)	immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2)	either:

(a)	the Person acquiring the assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) assumes all the obligations of that Guarantor under the Indenture and its Note Guarantee pursuant to a supplemental indenture substantially in the form specified in the Indenture; or

(b)	the Net Proceeds of such sale or other disposition are applied in accordance with the “Asset Sales” provisions of the Indenture.

The Note Guarantee of a Guarantor will be released:

(1)	in connection with any sale or other disposition of all or substantially all of the properties or assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) Sunoco LP or a Restricted Subsidiary of Sunoco LP, if (for the avoidance of doubt, at the time thereof) the sale or other disposition does not violate the “Asset Sales” provisions of the Indenture;

(2)	in connection with any sale or other disposition of all the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) Sunoco LP or a Restricted Subsidiary of Sunoco LP, if (for the avoidance of doubt, at the time thereof) the sale or other disposition does not violate the “Asset Sales” provisions of the Indenture;

(3)	if Sunoco LP designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture;

(4)	at such time as the Guarantor ceases to guarantee any other Indebtedness of an Issuer or another Guarantor, provided that, if it is also a Domestic Subsidiary, it is then no longer an obligor with respect to any Indebtedness under any Credit Facility; provided, however, that if, at any time following such release, that Guarantor incurs a guarantee under a Credit Facility, then such Guarantor shall be required to provide a Note Guarantee at such time;

(5)	upon legal or covenant defeasance or satisfaction and discharge of the Indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge”; or

(6)	the first day on which the notes achieve an Investment Grade Rating.

See “—Repurchase at the Option of Holders—Asset Sales.”

Optional Redemption

Except pursuant to this section relating to optional redemption, or as described below in the last paragraph under “—Repurchase at the Option of Holders—Change of Control,” the notes are not redeemable at the Issuers’ option.

2023 Notes

At any time prior to April 1, 2018, the Issuers may, on one or more occasions, redeem up to 35% of the aggregate principal amount of the 2023 notes issued under the Indenture at a redemption price of 106.375% of the principal amount of the 2023 notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), in an amount not greater than the net cash proceeds of one or more Equity Offerings, provided that:

(1)	at least 65% of the aggregate principal amount of the 2023 notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding 2023 notes held by Sunoco LP and its Subsidiaries); and

(2)	the redemption occurs within 180 days of the date of the closing of each such Equity Offering.

On and after April 1, 2018, the Issuers may, on one or more occasions, redeem all or a part of the 2023 notes at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the 2023 notes redeemed to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

Year	Percentages
2018	104.781%
2019	103.188%
2020	101.594%
2021 and thereafter	100.000%

Prior to April 1, 2018, the Issuers may, on one or more occasions, redeem all or part of the 2023 notes at a redemption price equal to the sum of the principal amount thereof, plus the 2023 Notes Applicable Premium at the redemption date, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the 2023 notes or portions thereof called for redemption on the applicable redemption date.

2021 Notes

At any time prior to April 15, 2018, the Issuers may, on one or more occasions, redeem up to 35% of the aggregate principal amount of the 2021 notes issued under the Indenture at a redemption price of 106.250% of the principal amount of the 2021 notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), in an amount not greater than the net cash proceeds of one or more Equity Offerings; provided that:

(1)	at least 65% of the aggregate principal amount of the 2021 notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by Sunoco LP and its Subsidiaries); and

(2)	the redemption occurs within 180 days of the date of the closing of each such Equity Offering.

On and after April 15, 2018, the Issuers may, on one or more occasions, redeem all or a part of the 2021 notes at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the 2021 notes redeemed to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

Year	Percentages
2018	103.125%
2019	101.563%
2020	100.000%

Prior to April 15, 2018, the Issuers may, on one or more occasions, redeem all or part of the 2021 notes at a redemption price equal to the sum of the principal amount thereof, plus the 2021 Notes Applicable Premium at the redemption date, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the 2021 notes or portions thereof called for redemption on the applicable redemption date.

Selection and Notice

If less than all of a series of notes is to be redeemed at any time, the trustee will select the applicable notes for redemption as follows:

(1)	if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

(2)	if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such other method as the trustee deems fair (except that any notes represented by a note in global form will be selected by such method as The Depository Trust Company (“DTC”) or its nominee or successor may require or, where such nominee or successor is the trustee, a method that most nearly approximates pro rata selection as the trustee deems fair and appropriate unless otherwise required by law).

No notes of $2,000 or less can be redeemed in part. Notices of redemption will be sent at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the Indenture. Any such redemption may, at Sunoco LP’s discretion, be subject to one or more conditions precedent.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

Mandatory Redemption

The Issuers are not required to make mandatory redemption or sinking fund payments with respect to either series of notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, Sunoco LP will make an offer to each holder of each series of notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth in the Indenture. In the Change of Control Offer, Sunoco LP will offer a payment in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of the applicable series of notes repurchased, plus accrued and unpaid interest on such notes repurchased to, but excluding, the date of purchase (the “Change of Control Payment Date”), subject to the rights of holders of notes on the relevant record date to receive interest due on an interest payment date that is on or prior to the Change of Control Payment Date. Within 30 days following any Change of Control, Sunoco LP will send a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase the applicable series of notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent, pursuant to the procedures required by the Indenture and described in such notice. In making the Change of Control Offer, Sunoco LP will comply with all applicable requirements of Rule 14e-1 under the Exchange Act and other securities laws and regulations. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the Indenture, Sunoco LP will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Change of Control” provisions of the Indenture by virtue of such compliance.

Promptly following the expiration of the Change of Control Offer, Sunoco LP will, to the extent lawful, accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer. Promptly thereafter on the Change of Control Payment Date, Sunoco LP will:

(1)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(2)	deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by Sunoco LP.

The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes (or, to the extent the notes are in global form, make such payment through the facilities of DTC), and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered; provided, that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Sunoco LP will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

These provisions relating to a Change of Control Offer will be applicable whether or not any other provisions of the Indenture are applicable. Except with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of either series of notes to require that either of the Issuers repurchase or redeem such series of notes in the event of a takeover, recapitalization or similar transaction.

Sunoco LP will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by Sunoco LP and purchases all notes properly tendered and not withdrawn under the Change of Control Offer; (2) notice of redemption with respect to all outstanding notes has been given pursuant to the Indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price; or (3) in connection with, or in contemplation of, any publicly announced Change of Control, Sunoco LP has made an offer to purchase (an “Alternate Offer”) any and all notes properly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all notes properly tendered in accordance with the terms of such Alternate Offer. Notwithstanding anything to the contrary contained in the Indenture, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Sunoco LP and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require Sunoco LP to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Sunoco LP and its Subsidiaries taken as a whole to another Person or group may be uncertain.

In the event that holders of not less than 90% of the aggregate principal amount of any series of notes accept a Change of Control Offer or Alternate Offer and Sunoco LP purchases all of such notes held by such holders, Sunoco LP will have the right, upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer or Alternate Offer described above, to redeem all of the applicable series of notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment or Alternate Offer price, as applicable, plus, to the extent not included in the Change of Control Payment or Alternate Offer price, as applicable, accrued and unpaid interest thereon to, but excluding, the redemption date (subject to the right of the holders of such notes on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

The agreements governing Sunoco LP’s other Indebtedness contain, and future agreements governing Sunoco LP’s Indebtedness may contain, prohibitions of certain events, including events that would constitute a Change of Control and including repurchases of or other prepayments in respect of the notes. The exercise by the holders of notes of their right to require Sunoco LP to repurchase the notes upon a Change of Control could cause a default under these other agreements, even if the Change of Control itself does not, due to the financial effect of such repurchases on Sunoco LP or other circumstances. If a Change of Control occurs at a time when Sunoco LP is prohibited from purchasing notes, Sunoco LP could seek the consent of the lenders or counterparties under those agreements or could attempt to repay or refinance such borrowings. If Sunoco LP does not obtain an appropriate consent or repay those borrowings, Sunoco LP will remain prohibited from purchasing notes. In that case, Sunoco LP’s failure to purchase tendered notes would constitute an Event of Default under the Indenture which could, in all likelihood, constitute a default under the other indebtedness. Finally, Sunoco LP’s ability to pay cash to the holders of notes upon a repurchase may be limited by Sunoco LP’s then existing financial resources. See “Risk Factors—Risks Related to Our Indebtedness and the Notes—We may not have the funds necessary to finance the repurchase of the notes in connection with a change of control offer required by the indentures.”

Asset Sales

Sunoco LP will not consummate, and will not permit any of its Restricted Subsidiaries to consummate, an Asset Sale unless:

(1)	Sunoco LP (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2)	such fair market value is determined by the Board of Directors of the General Partner if the value is $50.0 million or more, as evidenced by a resolution of such Board of Directors of the General Partner; and

(3)	at least 75% of the aggregate consideration received by Sunoco LP and its Restricted Subsidiaries in the Asset Sale and all other Asset Sales since the 2023 Notes Issue Date is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a)	any liabilities, as shown on Sunoco LP’s most recent consolidated balance sheet, of Sunoco LP or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantees) that are assumed by the transferee of any such assets pursuant to a customary novation or indemnity agreement that releases Sunoco LP or such Restricted Subsidiary from or indemnifies against further liability;

(b)	any securities, notes or other obligations received by Sunoco LP or any such Restricted Subsidiary from such transferee that are within 180 days after the Asset Sale (subject to ordinary settlement periods), converted by Sunoco LP or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion;

(c)	any Capital Stock or assets of the kind referenced in clause (2) or (4) of the next paragraph; and

(d)	any Designated Non-cash Consideration received by Sunoco LP or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value (as determined in good faith by Sunoco LP), taken together with all other Designated Non-cash Consideration received pursuant to this clause (d), not to exceed the greater of (i) $30.0 million and (ii) 2.5% of Sunoco LP’s Consolidated Net Tangible Assets (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

Within 365 days after the receipt of any Net Proceeds from an Asset Sale (or within 180 days after such 365-day period in the event Sunoco LP or any Restricted Subsidiary enters into a binding commitment with respect to such application), Sunoco LP (or any Restricted Subsidiary) may apply an amount equal to such Net Proceeds:

(1)	to repay Senior Indebtedness of Sunoco LP and/or its Restricted Subsidiaries (or to make an offer to repurchase or redeem such Indebtedness; provided that such repurchase or redemption closes within 45 days after the end of such 365-day period or any permitted extension thereof as contemplated by the first sentence of this paragraph);

(2)	to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business becomes a Restricted Subsidiary of Sunoco LP;

(3)	to make a capital expenditure; or

(4)	to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.

Pending the final application of any Net Proceeds, Sunoco LP or any Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the Indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $30.0 million, within five business days thereof, Sunoco LP will make an offer (an “Asset Sale Offer”) to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of the notes plus accrued and unpaid interest to, but excluding, the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on an interest payment date that is on or prior to the purchase date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Sunoco LP may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, then notes and such other pari passu Indebtedness will be purchased on a pro rata basis (except that any notes represented by a note in global form will be selected by such method as DTC or its nominee or successor may require or, where such nominee or successor is the trustee, a method that most nearly approximates pro rata selection as the trustee deems fair and appropriate unless otherwise required by law). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

In making an Asset Sale Offer, Sunoco LP will comply with the applicable requirements of Rule 14e-1 under the Exchange Act and other securities laws and regulations. To the extent that the provisions of any securities laws or regulations conflict with the “Asset Sales” provisions of the Indenture, Sunoco LP will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Asset Sales” provisions of the Indenture by virtue of such compliance.

Certain Covenants

Termination of Covenants

If at any time following the date of the Indenture, the notes achieve an Investment Grade Rating and no Default or Event of Default has occurred and is then continuing under the Indenture, Sunoco LP and its Restricted Subsidiaries will no longer be subject to the following provisions of the Indenture (“Termination Event”):

(1)	“—Repurchase at the Option of Holders—Asset Sales”;

(2)	“—Restricted Payments”;

(3)	“—Incurrence of Indebtedness and Issuance of Disqualified Equity”;

(4)	“—Dividend and Other Payment Restrictions Affecting Subsidiaries”;

(5)	“—Designation of Restricted and Unrestricted Subsidiaries”;

(6)	“—Transactions with Affiliates”;

(7)	“—Business Activities”;

(8)	clause (4) of the covenant described below under the caption “—Merger, Consolidation or Sale of Assets”;

(9)	“—Limitation on Sale and Leaseback Transactions”; and

(10)	“—Additional Guarantees.”

There can be no assurance that the notes will ever achieve or maintain an Investment Grade Rating. Following a Termination Event, the foregoing covenants will continue to be terminated even if the Notes fall below Investment Grade Rating and a Default or Event of Default has occurred and is then continuing under the Indenture.

Restricted Payments

Sunoco LP will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)	declare or pay any dividend or make any other payment or distribution on account of its outstanding Equity Interests (including any payment in connection with any merger or consolidation involving Sunoco LP or any of its Restricted Subsidiaries) or to the direct or indirect holders of Sunoco LP’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than distributions or dividends payable in Equity Interests, excluding Disqualified Equity, of Sunoco LP and other than distributions or dividends payable to Sunoco LP or a Restricted Subsidiary of Sunoco LP);

(2)	purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving Sunoco LP) any Equity Interests of Sunoco LP or any direct or indirect parent of Sunoco LP;

(3)	make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of Sunoco LP or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee (excluding intercompany Indebtedness between or among Sunoco LP and any of its Restricted Subsidiaries), except a payment of interest or principal within one month of its Stated Maturity; or

(4)	make any Restricted Investment,

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment, no Default (except a Reporting Default) or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment and either:

(1)	if the Fixed Charge Coverage Ratio for Sunoco LP’s most recently ended four full fiscal quarters for which internal financial statements are available at the time of such Restricted Payment is not less than 1.75 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Sunoco LP and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9) and (10) of the next succeeding paragraph) during the quarter in which such Restricted Payment is made, is less than the sum, without duplication, of:

(a)	Available Cash from Operating Surplus as of the end of the immediately preceding quarter; plus

(b)	100% of the aggregate net proceeds received by Sunoco LP (including the Fair Market Value of any Permitted Business or long-term assets that are used or useful in a Permitted Business to the extent acquired in consideration of Equity Interests of Sunoco LP (other than Disqualified Equity)) since the 2023 Notes Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of Sunoco LP (other than Disqualified Equity) or from the issue or sale of convertible or exchangeable Disqualified Equity or convertible or exchangeable debt securities of Sunoco LP that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Equity or debt securities) sold to a Subsidiary of Sunoco LP); plus

(c)	to the extent that any Restricted Investment that was made after the 2023 Notes Issue Date is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, the return of capital with respect to such Restricted Investment (less the cost of disposition, if any); plus

(d)	the net reduction in Restricted Investments resulting from dividends, repayments of loans or advances, or other transfers of assets in each case to Sunoco LP or any of its Restricted Subsidiaries from any Person (including Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, to the extent such amounts have not been included in Available Cash from Operating Surplus for any period commencing on or after the 2023 Notes Issue Date (items (b), (c) and (d) being referred to as “Incremental Funds”); minus

(e)	the aggregate amount of Incremental Funds previously expended pursuant to this clause (1) and clause (2) below; or

(2)	if the Fixed Charge Coverage Ratio for Sunoco LP’s most recently ended four full fiscal quarters for which internal financial statements are available at the time of such Restricted Payment is less than 1.75 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Sunoco LP and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9) and (10) of the next succeeding paragraph) during the quarter in which such Restricted Payment is made (such Restricted Payments for purposes of this clause (2) meaning only distributions on common units and subordinated units of Sunoco LP, plus the related distribution on the general partner interest and any incentive distribution rights), is less than the sum, without duplication, of:

(a)	$200.0 million less the aggregate amount of all prior Restricted Payments made by Sunoco LP and its Restricted Subsidiaries pursuant to this clause 2(a) since the 2023 Notes Issue Date; plus

(b)	Incremental Funds to the extent not previously expended pursuant to this clause (2) or clause (1) above.

The preceding provisions will not prohibit:

(1)	the payment of any dividend or distribution within 60 days after the date of its declaration, if at the date of declaration the payment would have complied with the provisions of the Indenture;

(2)	the redemption, repurchase, retirement, defeasance or other acquisition of subordinated Indebtedness of Sunoco LP or any Guarantor or of any Equity Interests of Sunoco LP in exchange for, or out of the net cash proceeds of, a substantially concurrent (a) capital contribution to Sunoco LP from any Person (other than a Restricted Subsidiary of Sunoco LP) or (b) sale (other than to a Restricted Subsidiary of Sunoco LP) of Equity Interests of Sunoco LP, with a sale being deemed substantially concurrent if such redemption, repurchase, retirement, defeasance or other acquisition occurs not more than 120 days after such sale; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded or deducted from the calculation of Available Cash from Operating Surplus and Incremental Funds;

(3)	the defeasance, redemption, repurchase or other acquisition or retirement of any subordinated Indebtedness of Sunoco LP or any Guarantor with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

(4)	the payment of any distribution or dividend by a Restricted Subsidiary of Sunoco LP to the holders of its Equity Interests (other than Disqualified Equity) on a pro rata basis;

(5)	so long as no Default (except a Reporting Default) has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Sunoco LP or any Restricted Subsidiary of Sunoco LP held by any current or former officer, director or employee of the General Partner, Sunoco LP or any of Sunoco LP’s Restricted Subsidiaries pursuant to any equity subscription agreement or plan, stock or unit option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $2.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years); provided further that such amount in any calendar year may be increased by an amount not to exceed (a) the cash proceeds received by Sunoco LP from the sale of Equity Interests of Sunoco LP to members of management or directors of the General Partner, Sunoco LP or its Restricted Subsidiaries that occurs after the 2023 Notes Issue Date (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of sections 1(b) or 2(b) of the preceding paragraph), plus (b) the cash proceeds of key man life insurance policies received by Sunoco LP after the 2023 Notes Issue Date;

(6)	so long as no Default (except a Reporting Default) has occurred and is continuing or would be caused thereby, payments of dividends on Disqualified Equity issued pursuant to the covenant described under “—Incurrence of Indebtedness and Issuance of Disqualified Equity”;

(7)	repurchases of Capital Stock deemed to occur upon exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price of such options, warrants or other convertible securities;

(8)	cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of Sunoco LP;

(9)	any purchases, redemptions or other acquisitions or retirements for value of Equity Interests made in lieu of withholding taxes in connection with any exercise or exchange of warrants, options or rights to acquire Equity Interests;

(10)

the repurchase, redemption or other acquisition or redemption or other acquisition or retirement for value of any subordinated Indebtedness pursuant to provisions similar to those described under “—Repurchase at the Option of Holders—Change of Control” and “—Repurchase at the Option of Holders—Asset Sales”; provided that prior to such repurchase, redemption or other acquisition

Sunoco LP (or a third party to the extent permitted by the Indenture) shall have made a Change of Control Offer or Asset Sale Offer, as the case may be, with respect to the notes and shall have repurchased all notes properly tendered and not withdrawn in connection with such Change of Control or Asset Sale Offer; or

(11)	in connection with an acquisition by Sunoco LP or any of its Restricted Subsidiaries, the return to Sunoco LP or any of its Restricted Subsidiaries of Equity Interests of Sunoco LP or its Restricted Subsidiaries constituting a portion of the purchase consideration in settlement of indemnification claims.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Sunoco LP or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined, in the case of amounts $50.0 million or more, by the Board of Directors of the General Partner, whose resolution with respect thereto shall be delivered to the trustee. For the purposes of determining compliance with this “Restricted Payments” covenant, if a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1)—(11), Sunoco LP will be permitted to classify (or reclassify in whole or in part in its sole discretion) such Restricted Payment in any manner that complies with this covenant.

Incurrence of Indebtedness and Issuance of Disqualified Equity

Sunoco LP will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and Sunoco LP will not, and will not permit any of its Restricted Subsidiaries to, issue any Disqualified Equity; provided, however, that Sunoco LP and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) and Sunoco LP and the Restricted Subsidiaries may issue Disqualified Equity, if the Fixed Charge Coverage Ratio for Sunoco LP’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Equity is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Equity had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”) or the issuance of any Disqualified Equity described in clause (11) below:

(1)	the incurrence by Sunoco LP and any Restricted Subsidiary of additional Indebtedness (including letters of credit) under one or more Credit Facilities, provided that, after giving effect to such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Sunoco LP and its Restricted Subsidiaries thereunder) and then outstanding does not exceed the greater of (a) $1,500.0 million and (b) the sum of $1,200.0 million and 25.0% of Sunoco LP’s Consolidated Net Tangible Assets;

(2)	the incurrence by Sunoco LP and its Restricted Subsidiaries of the Existing Indebtedness;

(3)	the incurrence by Sunoco LP, Finance Corp. and the Guarantors of Indebtedness represented by the notes issued on the date of the Indenture, any notes issued in exchange for other notes pursuant to the terms of a registration rights agreement, and the Note Guarantees;

(4)

the incurrence by Sunoco LP or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Sunoco LP or any of its Restricted Subsidiaries, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), provided that after giving effect to such incurrence the aggregate principal amount of all Indebtedness incurred pursuant to this clause (4) and then outstanding does not exceed the greater of (a) $45.0 million and (b) 3.5% of Sunoco LP’s Consolidated Net Tangible Assets;

(5)	the incurrence by Sunoco LP or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge, any Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clauses (2) or (3) of this paragraph or this clause (5);

(6)	the incurrence by Sunoco LP or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Sunoco LP and any of its Restricted Subsidiaries; provided, however, that:

(a)	if Sunoco LP or any Guarantor is the obligor on such Indebtedness and the payee is not Sunoco LP or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of Sunoco LP, or the Note Guarantee, in the case of a Guarantor; and

(b)	(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Sunoco LP or a Restricted Subsidiary of Sunoco LP and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Sunoco LP or a Restricted Subsidiary of Sunoco LP, will be deemed, in each case, to constitute an incurrence of such Indebtedness by Sunoco LP or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)	the incurrence by Sunoco LP or any of its Restricted Subsidiaries of Hedging Obligations incurred in the ordinary course of business and not for speculative purposes;

(8)	the guarantee by Sunoco LP or any of its Restricted Subsidiaries of Indebtedness of Sunoco LP or a Restricted Subsidiary of Sunoco LP that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(9)	the incurrence by Sunoco LP or any of its Restricted Subsidiaries of obligations relating to net gas balancing positions arising in the ordinary course of business and consistent with past practice;

(10)	the incurrence by Sunoco LP or any of its Restricted Subsidiaries of Acquired Debt in connection with a transaction meeting either one of the financial tests set forth in clause (4) under the caption “—Merger, Consolidation or Sale of Assets”;

(11)	the issuance by any of Sunoco LP’s Restricted Subsidiaries to Sunoco LP or to any of its Restricted Subsidiaries of any Disqualified Equity; provided, however, that:

(a)	any subsequent issuance or transfer of Equity Interests that results in any such Disqualified Equity being held by a Person other than Sunoco LP or a Restricted Subsidiary of Sunoco LP; and

(b)	any sale or other transfer of any such Disqualified Equity to a Person that is not either Sunoco LP or a Restricted Subsidiary of Sunoco LP will be deemed, in each case, to constitute an issuance of such Disqualified Equity by such Restricted Subsidiary that was not permitted by this clause (11);

(12)

the incurrence by Sunoco LP or any of its Restricted Subsidiaries of liability in respect of the Indebtedness of any Unrestricted Subsidiary of Sunoco LP or any Joint Venture but only to the extent that such liability is the result of Sunoco LP’s or any such Restricted Subsidiary’s being a general partner of such Unrestricted Subsidiary or Joint Venture and not as guarantor of such Indebtedness and provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (12) and then outstanding does not exceed $50.0 million; and

(13)	the incurrence by Sunoco LP or any of its Restricted Subsidiaries of additional Indebtedness; provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (13) and then outstanding does not exceed the greater of (a) $60.0 million and (b) 5.0% of Sunoco LP’s Consolidated Net Tangible Assets.

Sunoco LP will not incur, and will not permit Finance Corp. or any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Sunoco LP, Finance Corp. or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness of a Person will be deemed to be contractually subordinated in right of payment to any other Indebtedness of such Person solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

For purposes of determining compliance with this “—Incurrence of Indebtedness and Issuance of Disqualified Equity” covenant, if an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (13) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Sunoco LP will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the Indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Equity in the form of additional shares of the same class of Disqualified Equity will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Equity for purposes of this covenant; provided, however, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of Sunoco LP as accrued. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Sunoco LP or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

Liens

Sunoco LP will not and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness (including any Attributable Debt) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the notes and the Note Guarantees are secured on an equal and ratable basis or on a senior basis with the obligations so secured until such time as such obligations are no longer secured by a Lien (other than Permitted Liens).

Dividend and Other Payment Restrictions Affecting Subsidiaries

Sunoco LP will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions on its Equity Interests to Sunoco LP or any of its Restricted Subsidiaries or to pay any indebtedness owed to Sunoco LP or any of its Restricted Subsidiaries;

(2)	make loans or advances to Sunoco LP or any of its Restricted Subsidiaries; or

(3)	sell, lease or transfer any of its properties or assets to Sunoco LP or any of its Restricted Subsidiaries.

The preceding restrictions will not, however, apply to encumbrances or restrictions existing under or by reason of:

(1)	agreements as in effect on the date of the Indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements or the Indebtedness to which they relate; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend, distribution and other payment restrictions than those contained in those agreements on the date of the Indenture;

(2)	the Indenture, the notes and the Note Guarantees;

(3)	applicable law, rule, regulation, order, licenses, permits or similar governmental, judicial or regulatory restriction;

(4)	any instrument governing Indebtedness or Equity Interests of a Person acquired by Sunoco LP or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Equity Interests were incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided, however, that, in the case of Indebtedness, the incurrence thereof was otherwise permitted by the terms of the Indenture;

(5)	customary non-assignment provisions in contracts for purchase, gathering, processing, sale, transportation or exchange of crude oil, natural gas liquids, condensate and natural gas, natural gas storage agreements, transportation agreements or purchase and sale or exchange agreements, pipeline or terminaling agreements, or similar operational agreements or in licenses or leases, in each case entered into in the ordinary course of business;

(6)	purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

(7)	any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(8)	Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9)	Liens permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(10)	provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements, buy/sell agreements and other similar agreements entered into in the ordinary course of business;

(11)	any agreement or instrument relating to any property or assets acquired after the date of the Indenture, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisitions;

(12)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

(13)	Hedging Obligations incurred in the ordinary course of business and not for speculative purposes from time to time.

Merger, Consolidation or Sale of Assets

Neither of the Issuers may, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not such Issuer is the surviving entity); or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of Sunoco LP and its Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:

(1)	either: (a) such Issuer is the surviving entity; or (b) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided, however, that Finance Corp. may not consolidate or merge with or into any Person other than a corporation satisfying such requirement so long as Sunoco LP is not a corporation;

(2)	the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of such Issuer under the notes and the Indenture pursuant to agreements reasonably satisfactory to the trustee;

(3)	immediately after such transaction, no Default or Event of Default exists;

(4)	in the case of a transaction involving Sunoco LP and not Finance Corp., Sunoco LP or the Person formed by or surviving any such consolidation or merger (if other than Sunoco LP), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made will either:

(a)	be, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Equity”; or

(b)	have a Fixed Charge Coverage Ratio, on the date of such transaction and after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, not less than the Fixed Charge Coverage Ratio of Sunoco LP immediately prior to such transaction; and

(5)	such Issuer has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or disposition and such supplemental indenture (if any) comply with the Indenture and all conditions precedent therein relating to such transaction have been satisfied;

provided that clauses (3) and (4) shall not apply to any sale of assets of a Restricted Subsidiary to Sunoco LP or another Restricted Subsidiary or the merger or consolidation of a Restricted Subsidiary into any Restricted Subsidiary or Sunoco LP.

Notwithstanding the preceding paragraph, Sunoco LP is permitted to reorganize as any other form of entity in accordance with the procedures established in the Indenture; provided that:

(1)	the reorganization involves the conversion (by merger, sale, legal conversion, contribution or exchange of assets or otherwise) of Sunoco LP into a form of entity other than a limited partnership formed under Delaware law;

(2)	the entity so formed by or resulting from such reorganization is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(3)	the entity so formed by or resulting from such reorganization assumes all the obligations of Sunoco LP under the notes and the Indenture pursuant to agreements reasonably satisfactory to the trustee;

(4)	immediately after such reorganization no Default or Event of Default exists; and

(5)

such reorganization is not materially adverse to the holders of notes (for purposes of this clause (5) it is stipulated that such reorganization shall not be considered materially adverse to the holders of notes solely because the successor or survivor of such reorganization (a) is subject to federal or state income taxation as an entity or (b) is considered to be an “includible corporation” of an affiliated group of corporations within the meaning of Section 1504(b)(i) of the Code or any similar state or local law).

Upon compliance with the foregoing requirements with respect to any consolidation or merger or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of an Issuer in accordance with the foregoing in which such Issuer is not the surviving entity, the surviving Person formed by such consolidation or into or with which such Issuer is merged or to which such sale, assignment, transfer, conveyance, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer under the indenture with the same effect as if such surviving Person had been named as such Issuer in the indenture, and thereafter (except in the case of a lease of all or substantially all of such Issuer’s properties or assets), such Issuer will be relieved of all obligations and covenants under the indenture and the notes.

A Guarantor may not sell or otherwise dispose of all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than Sunoco LP or another Guarantor, unless it complies with the alternative conditions described above under “—Note Guarantees.”

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, there may be uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a Person.

Transactions with Affiliates

Sunoco LP will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Sunoco LP (each, an “Affiliate Transaction”), unless:

(1)	the Affiliate Transaction is on terms that are no less favorable to Sunoco LP or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Sunoco LP or such Restricted Subsidiary with an unrelated Person; and

(2)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, Sunoco LP delivers to the trustee a resolution of the Board of Directors of the General Partner set forth in an officers’ certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with clause (1) of this covenant and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors of the General Partner meeting the independence standards prescribed by the exchange upon which Sunoco LP’s common units representing limited partner interests in Sunoco LP are listed for trading.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)	any employment agreement, equity award, equity option or equity appreciation agreement or plan or any similar arrangement entered into by Sunoco LP or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2)	transactions between or among Sunoco LP and/or its Restricted Subsidiaries;

(3)	transactions with a Person (other than an Unrestricted Subsidiary of Sunoco LP) that is an Affiliate of Sunoco LP solely because Sunoco LP owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)	any issuance of Equity Interests (other than Disqualified Equity) of Sunoco LP to Affiliates of Sunoco LP;

(5)	Restricted Payments or Permitted Investments that do not violate the provisions of the Indenture described above under the caption “—Restricted Payments”;

(6)	customary compensation, indemnification and other benefits made available to officers, directors or employees of Sunoco LP, a Restricted Subsidiary of Sunoco LP or the General Partner, including reimbursement or advancement of out-of-pocket expenses and provisions of officers’ and directors’ liability insurance;

(7)	in the case of contracts for purchase, sale, transportation and marketing of crude oil, natural gas, condensate and natural gas liquids, hedging agreements, and handling, storage, or other operational contracts, any such contracts are entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by Sunoco LP or any of its Restricted Subsidiaries and third parties, or if neither Sunoco LP nor any of its Restricted Subsidiaries has entered into a similar contract with a third party, that the terms are no less favorable than those available from third parties on an arm’s length basis, as determined by the Board of Directors of the General Partner;

(8)	loans or advances to employees in the ordinary course of business not to exceed $2.5 million in the aggregate at any one time outstanding;

(9)	transactions effected in accordance with the terms of (a) the Partnership Agreement, (b) the Contribution Agreement, dated September 25, 2012, by and among Susser Petroleum Partners LP, Susser Petroleum Partners GP LLC, Susser Holdings Corporation, Susser Holdings, L.L.C., Stripes LLC and Susser Petroleum Company LLC, (c) the Omnibus Agreement, dated September 25, 2012, by and among Susser Petroleum Partners LP, Susser Petroleum Partners GP LLC and Susser Holdings Corporation, (d) the Transportation Agreement, dated September 25, 2012, between Susser Petroleum Operating Company LLC and Susser Petroleum Company LLC, (e) the Fuel Distribution Agreement, dated September 25, 2012, by and among Susser Petroleum Operating Company LLC, Susser Holdings Corporation, Stripes LLC and Susser Petroleum Company LLC, (f) the Contribution Agreement, dated September 25, 2014, by and among Sunoco LP, Mid-Atlantic Convenience Stores, LLC, ETC M-A Acquisition LLC and Energy Transfer Partners, L.P. (“ETP”), (g) the Contribution Agreement, dated March 23, 2015, by and among Sunoco LP, Sunoco LLC, ETP Retail and ETP, (h) the Contribution Agreement, dated July 14, 2015, by and among Sunoco LP, Susser, Heritage Holdings, Inc., ETP Holdco Corporation, the General Partner and ETP, (i) the Contribution Agreement, dated November 15, 2015, by and among Sunoco LP, Sunoco LLC, Sunoco Inc., ETP Retail, the General Partner and ETP, and (j) each other agreement in effect on the date of the Indenture that is described in the final Offering Memorandum of the Issuers dated April 1, 2015 (the “2023 Offering Memorandum”), with respect to the 2023 Notes, and the final Offering Memorandum of the Issuers dated April 4, 2016 (the “2021 Offering Memorandum”), with respect to the 2021 Notes, as each such agreement is in effect on the date of the Indenture, and any amendment or extension of such agreement so long as the terms of such amendment or extension, taken as a whole, are not less advantageous to Sunoco LP or the relevant Restricted Subsidiary (as determined by the Board of Directors of the General Partner in its reasonable good faith judgment) in any material respect than the agreement so amended or extended; and

(10)	any transaction with respect to which Sunoco LP has obtained an opinion from an independent accounting, appraisal or investment banking firm of national standing to the effect that such transaction is fair from a financial point of view to Sunoco LP and its Restricted Subsidiaries, as applicable.

Business Activities

Sunoco LP will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Sunoco LP and its Restricted Subsidiaries taken as a whole.

Finance Corp. will not hold any material assets, become liable for any material obligations or engage in any significant business activities; provided that Finance Corp. may be a co-obligor or guarantor with respect to Indebtedness if Sunoco LP is an obligor on such Indebtedness and the net proceeds of such Indebtedness are received by Sunoco LP, Finance Corp. or one or more Guarantors. At any time after Sunoco LP is a corporation, Finance Corp. may consolidate or merge with or into Sunoco LP or any Restricted Subsidiary.

Additional Guarantees

If, after the date of the Indenture, any Restricted Subsidiary of Sunoco LP that is not already a Guarantor guarantees any Indebtedness of either of the Issuers or any Guarantor under a Credit Facility, or any Domestic Subsidiary, if not then a Guarantor, incurs any Indebtedness under any Credit Facility, then in either case that Subsidiary will become a Guarantor by executing a supplemental indenture and delivering it to the trustee within 20 business days of the date on which it guaranteed or incurred such Indebtedness, as the case may be; provided, however, that the preceding shall not apply to Subsidiaries of Sunoco LP that have been properly designated as Unrestricted Subsidiaries in accordance with the Indenture for so long as they continue to constitute Unrestricted Subsidiaries. Notwithstanding the preceding, any Note Guarantee of a Restricted Subsidiary that was incurred pursuant to this paragraph as a result of its guarantee of any Indebtedness shall provide by its terms that it shall be automatically and unconditionally released upon the release or discharge of the guarantee that resulted in the creation of such Restricted Subsidiary’s Note Guarantee, except a discharge or release by, or as a result of payment under, such guarantee.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the General Partner may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Sunoco LP and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be either an Investment made as of the time of the designation that will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Restricted Payments” or a Permitted Investment under one or more clauses of the definition of Permitted Investments, as determined by Sunoco LP; provided that any designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary of Sunoco LP as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a copy of a resolution of the Board of Directors of the General Partner giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Sunoco LP as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Equity,” Sunoco LP will be in default of such covenant.

The Board of Directors of the General Partner may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of Sunoco LP; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Sunoco LP of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Equity,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Limitation on Sale and Leaseback Transactions

Sunoco LP will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Sunoco LP or any Restricted Subsidiary may enter into a sale and leaseback transaction if the transfer of assets in that sale and leaseback transaction is permitted by, and Sunoco LP or such

Restricted Subsidiary applies the proceeds of such transaction in compliance with, the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

Reports

Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, Sunoco LP will furnish (whether through hard copy or internet access) to the holders of notes or cause the trustee to furnish to the holders of notes, within the time periods specified in the SEC’s rules and regulations:

(1)	all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if Sunoco LP were required to file such reports as a non-accelerated filer; and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K if Sunoco LP were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports, including Section 3-10 of Regulation S-X. Each annual report on Form 10-K will include a report on Sunoco LP’s consolidated financial statements by Sunoco LP’s independent registered public accounting firm. In addition, Sunoco LP will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.

If, at any time Sunoco LP is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Sunoco LP will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing; provided that, for so long as Sunoco LP is not subject to the periodic reporting requirements of the Exchange Act for any reason, the time period for filing reports on Form 8-K shall be 5 business days after the event giving rise to the obligation to file such report. Sunoco LP will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept Sunoco LP’s filings for any reason, Sunoco LP will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if Sunoco LP were required to file those reports with the SEC.

Sunoco LP will be deemed to have furnished such reports to the trustee and the holders of notes if it has filed such reports with the SEC using the EDGAR filing system and such reports are publicly available.

Events of Default and Remedies

Each of the following is an “Event of Default” with respect to each series of notes:

(1)	default for 30 days in the payment when due of interest on such notes;

(2)	default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, such notes;

(3)	failure by Sunoco LP or any Guarantor to (a) make a Change of Control Offer within the time periods set forth, or to consummate a purchase of such notes when required pursuant to the terms described, under the caption “—Repurchase at the Option of Holders—Change of Control,” (b) make an Asset Sale Offer within the time periods set forth, or to consummate a purchase of such notes when required pursuant to the terms described, under the caption “—Repurchase at the Option of Holders—Asset Sales” or (c) comply with the provisions described under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets”; provided that, with respect to (b) and (c), such failure will not constitute an Event of Default for 30 days if such failure is capable of cure;

(4)	failure by Sunoco LP for 180 days after notice by the trustee or holders of 25% in aggregate principal amount of such notes outstanding to comply with the provisions described under “—Reports”;

(5)	failure by Sunoco LP or any Guarantor for 60 days after written notice by the trustee or holders of 25% in aggregate principal amount of such notes outstanding to comply with any of its other agreements in the Indenture;

(6)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Sunoco LP or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Sunoco LP or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default:

(a)	is caused by a failure to pay principal of, or interest or premium, if any, on Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b)	results in the acceleration of such Indebtedness prior to its express maturity, and in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more, provided, however, that if, prior to any acceleration of such notes, (i) any such Payment Default is cured or waived, (ii) any such acceleration is rescinded, or (iii) such Indebtedness is repaid during the 10 business day period commencing upon the end of any applicable grace period for such Payment Default or the occurrence of such acceleration, as applicable, any Default or Event of Default (but not any acceleration of such notes) caused by such Payment Default or acceleration shall automatically be rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law;

(7)	failure by an Issuer or any of Sunoco LP’s Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(8)	except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its Obligations under its Note Guarantee; and

(9)	certain events of bankruptcy or insolvency described in the Indenture with respect to Finance Corp., Sunoco LP or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default with respect to a series of notes arising from certain events of bankruptcy or insolvency, with respect to Finance Corp., Sunoco LP or any Restricted Subsidiary of Sunoco LP that is a Significant Subsidiary or any group of Restricted Subsidiaries of Sunoco LP that, taken together, would constitute a Significant Subsidiary, all outstanding notes of such series will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes of any series may declare all the notes of such series to be due and payable immediately.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes of any series may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of notes notice of any continuing Default or Event of Default known to it if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium, if any.

Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the

Indenture at the request or direction of any holders of notes unless such holders have offered to the trustee indemnity or security satisfactory to the trustee in its sole discretion against any loss, liability or expense. No holder of a note may pursue any remedy with respect to the Indenture unless:

(1)	such holder has previously given the trustee notice that an Event of Default is continuing;

(2)	holders of at least 25% in aggregate principal amount of the then outstanding series of notes have requested the trustee to pursue the remedy;

(3)	such holders have offered the trustee security or indemnity satisfactory to the trustee in its sole discretion against any loss, liability or expense;

(4)	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)	holders of a majority in aggregate principal amount of the then outstanding series of notes have not given the trustee a direction inconsistent with such request within such 60-day period.

The holders of a majority in aggregate principal amount of the then outstanding series of notes by notice to the trustee may, on behalf of the holders of all of the notes of such series rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, such notes.

The Issuers and the Guarantors are required to deliver to the trustee annually a statement regarding compliance with the Indenture. Within ten business days of becoming aware of any Default or Event of Default, the Issuers and the Guarantors are required to deliver to the trustee a statement specifying such Default or Event of Default.

No Recourse to Trustee, General Partner or Personal Liability of Directors, Officers, Employees and Stockholders

None of the trustee, the General Partner or any director, officer, partner, member, employee, incorporator, manager or unit holder or other owner of any Equity Interest of the trustee, General Partner, the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes and the Note Guarantees. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Issuers may, at their option and at any time, elect to have all of the Issuers’ obligations discharged with respect to the outstanding notes of any series and all Obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1)	the rights of holders of outstanding notes of such series to receive payments in respect of the principal of, or interest or premium, if any, on, such notes when such payments are due from the trust referred to below;

(2)	the Issuers’ obligations with respect to such notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee, and the Issuers’ and the Guarantors’ Obligations in connection therewith; and

(4)	the “Legal Defeasance and Covenant Defeasance” provisions of the Indenture.

In addition, Sunoco LP may, at its option and at any time, elect to have the obligations of the Issuers released with respect to certain covenants (including Sunoco LP’s obligation to make Change of Control Offers and Asset Sale Offers) that are described in the Indenture (“Covenant Defeasance”) and all Obligations of the Guarantors with respect to their Note Guarantees discharged, and thereafter any omission to comply with those covenants or Note Guarantees will not constitute a Default or Event of Default. If Covenant Defeasance occurs, certain events (not including non-payment and bankruptcy, receivership, rehabilitation and insolvency events relating to Sunoco LP) described under “—Events of Default and Remedies” will no longer constitute an Event of Default.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	the Issuers must irrevocably deposit with the trustee, in trust, for the benefit of the holders of notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

(2)	in the case of Legal Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which Sunoco LP or any of its Subsidiaries is a party or by which Sunoco LP or any of its Subsidiaries is bound;

(6)	the Issuers must deliver to the trustee an officers’ certificate stating that the deposit was not made by the Issuers with the intent of preferring the holders of notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others; and

(7)	the Issuers must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, the notes of any series or the related Note Guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the notes of such series then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such notes), and any existing Default or

Event of Default or compliance with any provision of the Indenture or such notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes of such series (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such notes).

Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes of such series held by a non-consenting holder):

(1)	reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption or repurchase of the notes (other than provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders”);

(3)	reduce the rate of or change the time for payment of interest, including default interest, on any note;

(4)	waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes of a particular series and a waiver of the payment default that resulted from such acceleration);

(5)	make any note payable in money other than that stated in the notes;

(6)	make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium, if any, on, the notes (other than as permitted by clause (7) below);

(7)	waive a redemption or repurchase payment with respect to any note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”);

(8)	release any Guarantor from any of its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture; or

(9)	make any change in the preceding amendment, supplement and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of notes of a particular series, the Issuers, the Guarantors and the trustee may amend or supplement the Indenture, the notes of such series or the Note Guarantees:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated notes in addition to or in place of certificated notes;

(3)	to provide for the assumption of an Issuer’s or a Guarantor’s obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of such Issuer’s or such Guarantor’s assets, as applicable;

(4)	to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the Indenture of any such holder;

(5)	to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(6)	to conform the text of the Indenture or the Note Guarantees to any provision of the section entitled “Description of Notes” in the 2023 Offering Memorandum, with respect to the 2023 Notes, and the 2021 Offering Memorandum, with respect to the 2021 Notes, to the extent that such text of the Indenture or Note Guarantee was intended to reflect such provision of such section;

(7)	to provide for the issuance of additional notes in accordance with the limitations set forth in the Indenture;

(8)	to allow any Guarantor to execute a supplemental indenture and/or a notation of a Note Guarantee with respect to the notes or to reflect the addition or release of a Note Guarantee in accordance with the Indenture;

(9)	to secure the notes and/or the Note Guarantees; or

(10)	to provide for the reorganization of Sunoco LP as any other form of entity, in accordance with the provisions described under “—Certain Covenants—Merger, Consolidation or Sale of Assets.”

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all notes issued thereunder (except as to surviving rights of transfer or exchange of the notes and as otherwise specified in the Indenture), when:

(1)	either:

(a)	all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the trustee for cancellation; or

(b)	all notes that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable within one year by reason of the mailing of a notice of redemption or otherwise and the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal and premium, if any, and accrued interest to the date of fixed maturity or redemption;

(2)	no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Sunoco LP or any Guarantor is a party or by which Sunoco LP or any Guarantor is bound;

(3)	the Issuers or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

(4)	the Issuers have delivered irrevocable instructions to the trustee under the Indenture to apply the deposited money toward the payment of the notes at fixed maturity or on the redemption date, as the case may be.

In addition, the Issuers must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the trustee becomes a creditor of the Issuers or any Guarantor, the Indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) after a Default has occurred and is continuing, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign.

The Indenture provides that in case an Event of Default occurs and is continuing, the trustee will exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

Governing Law

The Indenture, the notes and the Note Guarantees are governed by, and construed in accordance with, the laws of the State of New York.

Additional Information

Anyone who receives this prospectus may obtain a copy of the Indenture and the Partnership Agreement without charge by writing to Sunoco LP at 8020 Park Lane, Suite 200, Dallas, Texas 75231, Attention: Chief Financial Officer.

Book-Entry, Delivery and Form

The notes will be issued in registered global form (the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for DTC and registered in the name of DTC’s nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Global Notes may be held through the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC).

The Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in registered, certificated form (“Certificated Notes”) except in the limited circumstances described below. Read “—Exchange of Global Notes for Certificated Notes.”

In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuers take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Issuers that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers of each series of notes), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Issuers that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of the Participants by or through whom purchases are made with portions of the principal amount of the Global Notes; and

(2)	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream may hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Issuers and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuers, the trustee nor any agent of the Issuers or the trustee has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Issuers that its current practice, at the due date of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Issuers. Neither the Issuers nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and the Issuers and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between the Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures. Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised the Issuers that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for notes in certificated form, and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the Issuers nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1)	DTC (a) notifies the Issuers that it is unwilling or unable to continue as depositary for the Global Note or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Issuers fail to appoint a successor depositary within 90 days; or

(2)	there has occurred and is continuing an Event of Default and DTC notifies the trustee of its decision to exchange the Global Note for Certificated Notes.

Beneficial interests in a Global Note may also be exchanged for Certificated Notes in the other limited circumstances permitted by the indenture, including if an affiliate of ours acquires such interests. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“2021 Notes Issue Date” means April 7, 2016, the date of the original issue of the 2021 Notes.

“2023 Notes Issue Date” means April 1, 2015, the date of original issue of the 2023 Notes.

“2021 Notes Applicable Premium” means with respect to any 2021 note on any redemption date, an amount equal to the greater of:

(1)	1.0% of the principal amount of the 2021 note; or

(2)	the excess of:

(a)	the present value at such redemption date of (i) the redemption price of the 2021 note at April 15, 2018 (such redemption price being set forth in the table under the caption “—Optional Redemption—2021 Notes”) plus (ii) all required interest payments due on the 2021 note through April 15, 2018 (in each case excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)	the principal amount of the 2021 note.

“2023 Notes Applicable Premium” means with respect to any 2023 note on any redemption date, an amount equal to the greater of:

(1)	1.0% of the principal amount of the 2023 note; or

(2)	the excess of:

(a)	the present value at such redemption date of (i) the redemption price of the 2023 note at April 1, 2018 (such redemption price being set forth in the table under the caption “—Optional Redemption—2023 Notes”) plus (ii) all required interest payments due on the 2023 note through April 1, 2018 (in each case excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)	the principal amount of the 2023 note.

“Acquired Debt” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such Person merging with or becoming a Subsidiary of such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Asset Sale” means:

(1)

the sale, lease, conveyance or other disposition of any properties or assets; provided, however, that the sale, lease, conveyance or other disposition of all or substantially all of the properties or assets of

Sunoco LP and its Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2)	the issuance of Equity Interests in any of Sunoco LP’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)	any single transaction or series of related transactions that involves properties or assets having a Fair Market Value of less than $25.0 million;

(2)	a transfer of properties or assets between or among Sunoco LP and its Restricted Subsidiaries;

(3)	an issuance or sale of Equity Interests by a Restricted Subsidiary of Sunoco LP to Sunoco LP or to a Restricted Subsidiary of Sunoco LP;

(4)	the sale or lease of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete properties or assets in the ordinary course of business;

(5)	the sale or other disposition of cash or Cash Equivalents, Hedging Obligations or other financial instruments in the ordinary course of business;

(6)	a Restricted Payment that does not violate the covenant described above under the caption “—Certain Covenants—Restricted Payments” or a Permitted Investment;

(7)	any trade or exchange by Sunoco LP or any Restricted Subsidiary of Sunoco LP of properties or assets of any type for properties or assets of any type owned or held by another Person, including any disposition of some but not all of the Equity Interests of a Restricted Subsidiary of Sunoco LP in exchange for assets or properties and after which the Person whose Equity Interests have been so disposed of continues to be a Restricted Subsidiary, provided that the Fair Market Value of the properties or assets traded or exchanged by Sunoco LP or such Restricted Subsidiary (together with any cash or Cash Equivalents and liabilities assumed) is reasonably equivalent to the Fair Market Value of the properties or assets (together with any cash or Cash Equivalents and liabilities assumed) to be received by Sunoco LP or such Restricted Subsidiary; and provided further that any cash received must be applied in accordance with the provisions described above under the caption “—Repurchase at the Option of Holders—Asset Sales”; and

(8)	the creation or perfection of a Lien that is not prohibited by the covenant described above under the caption “—Certain Covenants—Liens,” and any disposition in connection with a Permitted Lien.

“Asset Sale Offer” has the meaning assigned to that term under “—Repurchase at the Option of Holders—Asset Sales.”

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that, if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Available Cash” has the meaning assigned to such term in the Partnership Agreement, as in effect on the date of the Indenture.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that, in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)	with respect to a partnership, the board of directors or board of managers of the general partner of the partnership or, if such general partner is itself a limited partnership, then the board of directors or board of managers of its general partner;

(3)	with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person,

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)	United States dollars or, in an amount up to the amount necessary or appropriate to fund local operating expenses, other currencies;

(2)	securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3)	certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $250.0 million and a Thomson Bank Watch Rating of “B” or better;

(4)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)	commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within six months after the date of acquisition; and

(6)	money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Sunoco LP and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than a Qualified Owner, which occurrence is followed by a Ratings Decline within 90 days; or

(2)	the adoption of a plan relating to the liquidation or dissolution of Sunoco LP or the removal of the General Partner by the limited partners of Sunoco LP; or

(3)	the consummation of any transaction (including any merger or consolidation), the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than a Qualified Owner, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the General Partner or of Sunoco LP, measured by voting power rather than number of shares, which occurrence is followed by a Ratings Decline within 90 days.

Notwithstanding the preceding, a conversion of Sunoco LP from a limited partnership to a corporation, limited liability company or other form of entity or an exchange of all of the outstanding limited partnership interests for capital stock in a corporation, for member interests in a limited liability company or for Equity Interests in such other form of entity shall not constitute a Change of Control, so long as immediately following such conversion or exchange either (i) the “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) who Beneficially Owned the Capital Stock of Sunoco LP immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or continue to Beneficially Own sufficient Equity Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity, and, in either case no “person” (as that term is used in Section 13(d)(3) of the Exchange Act), excluding any Qualified Owner, Beneficially Owns more than 50% of the Voting Stock of such entity or (ii) one or more Qualified Owners in the aggregate own more than 50% of the Voting Stock of such entity.

“Change of Control Offer” has the meaning assigned to that term under “—Repurchase at the Option of Holders—Change of Control.”

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)	an amount equal to (i) any extraordinary loss plus (ii) any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale or the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, in each case, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)	provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)

the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of all payments, if any, pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(4)	depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses, charges or losses (excluding any such non-cash expense, charge or loss to the extent that it represents an accrual of or reserve for cash expenses, charges or losses in any future period or amortization of a prepaid cash expense, charge or loss that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses, charges or losses were deducted in computing such Consolidated Net Income; plus

(5)	unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing such Consolidated Net Income; plus

(6)	all extraordinary or non-recurring items of gain or loss, or revenue or expense; minus

(7)	non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)	the aggregate Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2)	the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;

(3)	the cumulative effect of a change in accounting principles will be excluded;

(4)	unrealized losses and gains under derivative instruments included in the determination of Consolidated Net Income, including those resulting from the application of Financial Accounting Standards Board Accounting Standards Codification (ASC) 815 will be excluded; and

(5)	any nonrecurring charges relating to any premium or penalty paid, write off of deferred finance costs or other charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity will be excluded.

“Consolidated Net Tangible Assets” means, with respect to any Person at any date of determination, the aggregate amount of total assets included in such Person’s most recent quarterly or annual consolidated balance sheet prepared in accordance with GAAP less applicable reserves reflected in such balance sheet, after (i) adding the aggregate incremental amount of total assets that would have resulted from an acquisition of assets from an Affiliate that is accounted for as a pooling had it been accounted for using purchase accounting and (ii) deducting the following amounts: (a) all current liabilities reflected in such balance sheet, and (b) all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet.

“Credit Agreement” means that certain Credit Agreement, dated as of September 25, 2014, by and among Sunoco LP (f/k/a/ Susser Petroleum Partners LP), the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent for the lenders and collateral agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (including increasing the amount of available borrowings thereunder).

“Credit Facilities” means, one or more debt facilities (including the Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, accounts receivable financing (including through the sale of accounts receivable to such lenders or to special purpose entities formed to borrow from such lenders against such accounts receivable) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time (including increasing the amount of available borrowings thereunder).

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the fair market value (as determined in good faith by Sunoco LP) of non-cash consideration received by Sunoco LP or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an officers’ certificate, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Disqualified Equity” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Equity Interest), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Equity Interest, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Equity solely because the holders of the Equity Interest have the right to require Sunoco LP to repurchase or redeem such Equity Interest upon the occurrence of a change of control or an asset sale will not constitute Disqualified Equity if the terms of such Equity Interest provide that Sunoco LP may not repurchase or redeem any such Equity Interest pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.”

“Domestic Subsidiary” means any Restricted Subsidiary of Sunoco LP that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale of Equity Interests (other than Disqualified Equity and other than to a Subsidiary) made for cash on a primary basis by Sunoco LP after the date of the Indenture.

“Existing Indebtedness” means the aggregate principal amount of Indebtedness of Sunoco LP and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the Indenture, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the General Partner (unless otherwise provided in the Indenture).

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. If the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Disqualified Equity subsequent to the commencement of the applicable four-quarter reference period and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Disqualified Equity, and the use of the proceeds therefrom, as if the same had occurred at the beginning of such period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)	acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, including any Consolidated Cash Flow and any pro forma expense and cost reductions that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial or accounting officer of Sunoco LP (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto);

(2)	the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)	the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)	interest income reasonably anticipated by such Person to be received during the applicable four quarter period from cash or Cash Equivalents held by such Person or any Restricted Subsidiary of such Person, which cash or Cash Equivalents exist on the Calculation Date or will exist as a result of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio, will be included;

(5)	if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the average rate in effect from the beginning of the applicable period to the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months); and

(6)	if any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation.

“Fixed Charges” means, with respect to any specified Person for any period, (A) the sum, without duplication, of:

(1)

the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2)	the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)	any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

(4)	all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Equity of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Sunoco LP (other than Disqualified Equity) or to Sunoco LP or a Restricted Subsidiary of Sunoco LP; minus

(B) to the extent included in (A) above, write-offs of deferred financing costs of such Person and its Restricted Subsidiaries during such period and any charge related to, or any premium or penalty paid in connection with, paying any such Indebtedness of such Person and its Restricted Subsidiaries prior to its Stated Maturity.

“GAAP” means generally accepted accounting principles in the United States, as in effect on the date of the Indenture.

“General Partner” means Sunoco GP LLC, a Delaware limited liability company, and its successors and permitted assigns as general partner of Sunoco LP or as the business entity with the ultimate authority to manage the business and operations of Sunoco LP.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Guarantors” means each of:

(1)	the Subsidiaries of Sunoco LP executing the Indenture as initial Guarantors; and

(2)	any other Subsidiary of Sunoco LP that becomes a Guarantor in accordance with the provisions of the Indenture,

and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements entered into with one or more financial institutions and designed to reduce costs of borrowing or to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in interest rates with respect to Indebtedness incurred;

(2)	other agreements or arrangements designed to manage interest rates or interest rate risk;

(3)	foreign exchange contracts and currency protection agreements entered into with one of more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in currency exchanges rates with respect to Indebtedness incurred;

(4)	any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of Hydrocarbons used, produced, processed or sold by that Person or any of its Restricted Subsidiaries at the time; and

(5)	other agreements or arrangements designed to protect such Person or any of its Restricted Subsidiaries against fluctuations in currency exchange rates or commodity prices.

“Hydrocarbons” means crude oil, natural gas, natural gas liquids, casinghead gas, drip gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)	in respect of bankers’ acceptances;

(4)	representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5)	representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6)	representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.

Notwithstanding the foregoing, the following shall not constitute “Indebtedness”:

(1)	accrued expenses and trade accounts payable arising in the ordinary course of business;

(2)	any obligation of Sunoco LP or any of its Restricted Subsidiaries in respect of bid, performance, surety and similar bonds issued for the account of Sunoco LP and any of its Restricted Subsidiaries in the ordinary course of business, including guarantees and obligations of Sunoco LP or any of its Restricted Subsidiaries with respect to letters of credit supporting such obligations (in each case other than an obligation for money borrowed);

(3)	any Indebtedness that has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Government Securities (in an amount sufficient to satisfy all such Indebtedness at fixed maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such Indebtedness and subject to no other Liens, and the other applicable terms of the instrument governing such Indebtedness;

(4)	any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such obligation is extinguished within five business days of its incurrence; and

(5)	any obligation arising from any agreement providing for indemnities, guarantees, purchase price adjustments, holdbacks, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than guarantees of Indebtedness) incurred by any Person in connection with the acquisition or disposition of assets.

“Investment Grade Rating” means a rating equal to or higher than Baa3 by Moody’s or BBB- by S&P (or, if either such entity ceases to rate the notes for reasons outside of the control of Sunoco LP, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” registered under Section 15E of the Exchange Act selected by Sunoco LP as a replacement agency).

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding (1) commission, travel and similar advances to officers and employees made in the ordinary course of business and (2) advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Sunoco LP or any Restricted Subsidiary of Sunoco LP sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Sunoco LP such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Sunoco LP, Sunoco LP will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of Sunoco LP’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.”

“Joint Venture” means any Person that is not a direct or indirect Subsidiary of Sunoco LP in which Sunoco LP or any of its Restricted Subsidiaries makes any Investment.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement. In no event shall a right of first refusal be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)	any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or the extinguishment of any Indebtedness of such Person; and

(2)	any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

“Net Proceeds” means the aggregate cash proceeds received by Sunoco LP or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

(1)	the direct costs relating to such Asset Sale, including legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale,

(2)	taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements,

(3)	amounts required to be applied to the repayment of Indebtedness, other than revolving credit Indebtedness except to the extent resulting a permanent reduction in availability of such Indebtedness under a Credit Facility, secured by a Lien on the properties or assets that were the subject of such Asset Sale and all distributions and payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale, and

(4)	any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such properties or assets or for liabilities associated with such Asset Sale and retained by Sunoco LP or any of its Restricted Subsidiaries until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to Sunoco LP or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

“Non-Recourse Debt” means Indebtedness:

(1)	as to which neither Sunoco LP nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise or (c) is the lender;

(2)	no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of Sunoco LP or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3)	as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Sunoco LP or any of its Restricted Subsidiaries except as contemplated by clause (10) of the definition of Permitted Liens.

For purposes of determining compliance with the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Equity” above, if any Non-Recourse Debt of any of Sunoco LP’s Unrestricted Subsidiaries ceases to be Non-Recourse Debt of such Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of Sunoco LP.

“Note Guarantee” means the guarantee by each Guarantor of the Issuers’ obligations under the Indenture and the notes, pursuant to the provisions of the Indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Operating Surplus” has the meaning assigned to such term in the Partnership Agreement as in effect on the date of the Indenture.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of Sunoco LP (f/k/a/ Susser Petroleum Partners LP), dated as of September 25, 2012, as amended as of the date of Indenture, and as such may be further amended, modified or supplemented from time to time.

“Permitted Business” means either (1) gathering, transporting, treating, processing, marketing, distributing, storing or otherwise handling Hydrocarbons, or activities or services reasonably related, ancillary or complementary thereto, or a reasonable extension or expansion thereof including entering into Hedging

Obligations to support these businesses, (2) any other business that generates gross income that constitutes “qualifying income” under Section 7704(d) of the Code, or (3) the retail sale of motor fuel and the operation of convenience stores or activities or services reasonably related, ancillary or complementary thereto, or a reasonable extension or expansion thereof.

“Permitted Business Investments” means Investments by Sunoco LP or any of its Restricted Subsidiaries in any Unrestricted Subsidiary of Sunoco LP or in any Joint Venture, provided that:

(1)	either (a) at the time of such Investment and immediately thereafter, Sunoco LP could incur $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Equity” above or (b) such Investment does not exceed the aggregate amount of Incremental Funds (as defined in the covenant described under “—Certain Covenants—Restricted Payments”) not previously expended at the time of making such Investment;

(2)	if such Unrestricted Subsidiary or Joint Venture has outstanding Indebtedness at the time of such Investment, either (a) all such Indebtedness is Non-Recourse Debt or (b) any such Indebtedness of such Unrestricted Subsidiaries or Joint Venture that is recourse to Sunoco LP or any of its Restricted Subsidiaries (which shall include all Indebtedness of such Unrestricted Subsidiary or Joint Venture for which Sunoco LP or any of its Restricted Subsidiaries may be directly or indirectly, contingently or otherwise, obligated to pay, whether pursuant to the terms of such Indebtedness, by law or pursuant to any guarantee, including any “claw-back,” “make-well” or “keepwell” arrangement) could, at the time such Investment is made, be incurred at that time by Sunoco LP and its Restricted Subsidiaries under the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Equity”; and

(3)	such Unrestricted Subsidiary’s or Joint Venture’s activities are not outside the scope of the Permitted Business.

“Permitted Investments” means:

(1)	any Investment in Sunoco LP or in a Restricted Subsidiary of Sunoco LP;

(2)	any Investment in Cash Equivalents;

(3)	any Investment by Sunoco LP or any Restricted Subsidiary of Sunoco LP in a Person, if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary of Sunoco LP; or

(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, Sunoco LP or a Restricted Subsidiary of Sunoco LP;

(4)	any Investment made as a result of the receipt of non-cash consideration from:

(a)	an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”; or

(b)	pursuant to clause (7) of the items deemed not to be Asset Sales under the definition of “Asset Sale”;

(5)	any Investment in any Person solely in exchange for the issuance of Equity Interests (other than Disqualified Equity) of Sunoco LP;

(6)

any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of Sunoco LP or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or as a result of a foreclosure by Sunoco LP or any of its Restricted Subsidiaries with respect to any secured Investment in default; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(7)	Investments represented by Hedging Obligations permitted to be incurred;

(8)	loans or advances to employees made in the ordinary course of business of Sunoco LP or any Restricted Subsidiary of Sunoco LP in an aggregate principal amount not to exceed $2.0 million at any one time outstanding;

(9)	repurchases of the notes;

(10)	any Investments in prepaid expenses, negotiable instruments held for collection and lease, utility, workers’ compensation and performance and other similar deposits and prepaid expenses made in the ordinary course of business;

(11)	Permitted Business Investments;

(12)	Investments owned by any Person at the time such Person merges with Sunoco LP or any Restricted Subsidiary of Sunoco LP, provided such Investments (a) are not incurred in contemplation of such merger or acquisition and (b) are, in the good faith determination of Sunoco LP, incidental to such merger or acquisition, and in each case renewals or extensions thereof in amounts not greater than the amount of such Investment;

(13)	Investments existing on the date hereof; and

(14)	other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (14) that are at the time outstanding not to exceed the greater of (a) $60.0 million and (b) 5.0% of Sunoco LP’s Consolidated Net Tangible Assets.

“Permitted Liens” means:

(1)	Liens securing any Indebtedness under any Credit Facilities and all Obligations and Hedging Obligations relating to such Indebtedness;

(2)	Liens in favor of Sunoco LP or the Guarantors;

(3)	Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Sunoco LP or any Subsidiary of Sunoco LP; provided that such Liens were in existence prior to such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Sunoco LP or the Subsidiary;

(4)	Liens on property existing at the time of acquisition of the property by Sunoco LP or any Restricted Subsidiary of Sunoco LP; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

(5)	Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6)	Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Equity” covering only the assets acquired with or financed by such Indebtedness;

(7)	Liens existing on the date of the Indenture (other than Liens securing the Credit Facilities);

(8)	Liens created for the benefit of (or to secure) the notes (or the Note Guarantees);

(9)

Liens on any property or asset acquired, constructed or improved by Sunoco LP or any of its Restricted Subsidiaries (a “Purchase Money Lien”), which (a) are in favor of the seller of such property or assets, in favor of the Person developing, constructing, repairing or improving such asset or property, or in favor of the Person that provided the funding for the acquisition, development, construction, repair or improvement cost, as the case may be, of such asset or property, (b) are created within 360 days after the acquisition, development, construction, repair or improvement, (c) secure the purchase price or development, construction, repair or improvement cost, as the case may be, of such asset or property in an amount up to 100% of the Fair Market Value of such acquisition, construction or improvement of such asset or property, and (d) are limited to the asset or property so acquired, constructed or improved (including the proceeds thereof, accessions thereto and upgrades thereof);

(10)	Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by Sunoco LP or any Restricted Subsidiary of Sunoco LP to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary or Joint Venture;

(11)	Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of Sunoco LP or any of its Restricted Subsidiaries on deposit with or in possession of such bank;

(12)	Liens to secure performance of Hedging Obligations of Sunoco LP or any of its Restricted Subsidiaries incurred in the ordinary course of business and not for speculative purposes;

(13)	Liens arising under construction contracts, interconnection agreements, operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farmout agreements, division orders, contracts for purchase, gathering, processing, sale, transportation or exchange of crude oil, natural gas liquids, condensate and natural gas, natural gas storage agreements, unitization and pooling declarations and agreements, area of mutual interest agreements, real property leases and other agreements arising in the ordinary course of business of Sunoco LP and its Restricted Subsidiaries that are customary in the Permitted Business;

(14)	Liens upon specific items of inventory, receivables or other goods or proceeds of Sunoco LP or any of its Restricted Subsidiaries securing such Person’s obligations in respect of bankers’ acceptances or receivables securitizations issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory, receivables or other goods or proceeds and permitted by the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Equity”;

(15)	Liens securing any Indebtedness equally and ratably with all Obligations due under the notes or any Note Guarantee pursuant to a contractual covenant that limits Liens in a manner substantially similar to the covenant described above under “—Certain Covenants—Liens”;

(16)	Liens incurred in the ordinary course of business of Sunoco LP or any Restricted Subsidiary of Sunoco LP; provided, however, that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness then outstanding and secured by any Liens pursuant to this clause (16) does not exceed the greater of (a) $60.0 million or (b) 5.0% of Sunoco LP’s Consolidated Net Tangible Assets at such time; and

(17)	any Lien renewing, extending, refinancing or refunding a Lien permitted by clauses (3), (4), (6), (7) or (9) above; provided that (a) the principal amount of Indebtedness secured by such Lien does not exceed the principal amount of such Indebtedness outstanding immediately prior to the renewal, extension, refinance or refund of such Lien, plus all accrued interest on the Indebtedness secured thereby and the amount of all fees, expenses and premiums incurred in connection therewith, and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby.

After termination of the covenants referred to in the first paragraph of “—Certain Covenants—Termination of Covenants,” for purposes of complying with the “Liens” covenant, the Liens described in clauses (1) and (16) of this definition of “Permitted Liens” will be Permitted Liens only to the extent those Liens secure

Indebtedness not exceeding, at the time of determination, 15% of the Consolidated Net Tangible Assets of Sunoco LP. Once effective, this 15% limitation on Permitted Liens will continue to apply during any later period in which the notes do not have an Investment Grade Rating by both Rating Agencies.

“Permitted Refinancing Indebtedness” means any Indebtedness of Sunoco LP or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge, other Indebtedness of Sunoco LP or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)	the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)	such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3)	if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes or the Note Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the notes or the Note Guarantees, on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4)	such Indebtedness is not incurred (other than by way of a guarantee) by a Restricted Subsidiary (other than Finance Corp. or a Guarantor) if Sunoco LP is the issuer or other primary obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Qualified Owner” means any of (i) LE GP, LLC, Energy Transfer Equity, L.P. and Energy Transfer Partners, L.P., (ii) any Person who Beneficially Owns more than 50% of the Voting Stock of any entity specified in clause (i) above or who Beneficially Owns sufficient Equity Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity and (iii) any Subsidiary or Affiliate of any entity specified in either clause (i) or clause (ii) above.

“Rating Agencies” means Moody’s and S&P.

“Ratings Categories” means:

(1)	with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and

(2)	with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories).

“Ratings Decline” means a decrease in the rating of the notes by both Moody’s and S&P by one or more gradations (including gradations within Rating Categories as well as between Rating Categories). In determining whether the rating of the notes has decreased by one or more gradations, gradations within Ratings Categories, namely + or - for S&P, and 1, 2 and 3 for Moody’s, will be taken into account; for example, in the case of S&P, a ratings decline either from BB+ to BB or BB to BB- will constitute a decrease of one gradation.

“Reporting Default” means a Default described in clause (4) under “—Events of Default and Remedies.”

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Unless specified otherwise, references to a Restricted Subsidiary refer to a Restricted Subsidiary of Sunoco LP. Notwithstanding anything in the Indenture to the contrary, Finance Corp. shall be a Restricted Subsidiary of Sunoco LP.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“SEC” means the Securities and Exchange Commission.

“Senior Indebtedness” means with respect to any Person, Indebtedness of such Person (other than Indebtedness owed to an Affiliate), unless the instrument creating or evidencing such Indebtedness provides that such Indebtedness is subordinate in right of payment to the notes or the Note Guarantee of such Person, as the case may be.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)	any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)	any partnership (whether general or limited) or limited liability company (a) the sole general partner or member of which is such Person or a Subsidiary of such Person, or (b) if there is more than a single general partner or member, either (x) the only managing general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) or (y) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership or limited liability company, respectively.

“Treasury Rate” means, with respect to any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to April 1, 2018, in the case of the 2023 notes, and to April 15, 2018, in the case of the 2021 notes; provided, however, that if such period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, Sunoco LP shall obtain the Treasury Rate by linear interpolation (calculated to the nearest one twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to April 1, 2018, in the case of the 2023 notes, or to April 15, 2018, in the case of the 2021 notes, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. Sunoco LP will (a) calculate the Treasury Rate on the second business day preceding the applicable redemption date and (b) prior to such redemption date file with the trustee an officers’ certificate setting forth the 2023 Notes Applicable Premium or the 2021 Notes Applicable Premium, as the case may be, and the Treasury Rate and showing the calculation of each in reasonable detail.

“Unrestricted Subsidiary” means any Subsidiary of Sunoco LP (other than Finance Corp. or any successor to it) that is designated by the Board of Directors of the General Partner as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1)	except to the extent permitted by subclause (2)(b) of the definition of “Permitted Business Investments,” has no Indebtedness other than Non-Recourse Debt;

(2)	except as permitted by the covenant described above under the caption “—Certain Covenants—Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with Sunoco LP or any Restricted Subsidiary of Sunoco LP unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Sunoco LP or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Sunoco LP;

(3)	is a Person with respect to which neither Sunoco LP nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Sunoco LP or any of its Restricted Subsidiaries.

All Subsidiaries of an Unrestricted Subsidiary shall be also Unrestricted Subsidiaries.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material U.S. federal income tax consequences of the exchange of the private notes for the exchange notes pursuant to the exchange offers, but does not purport to be a complete analysis of all potential tax effects relating thereto. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the private notes or the exchange notes. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the exchange of the private notes for the exchange notes pursuant to the exchange offers.

This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	United States persons (as defined in the Code) whose functional currency is not the U.S. dollar;

•	persons holding the private notes or exchange notes as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	REITs or regulated investment companies;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations; and

•	persons deemed to sell the private notes or exchange notes under the constructive sale provisions of the Code.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE EXCHANGE OF THE PRIVATE NOTES FOR THE EXCHANGE NOTES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Exchange Pursuant to the Exchange Offers

The exchange of private notes for exchange notes pursuant to the exchange offers will not be treated as an “exchange” for U.S. federal income tax purposes, because the exchange notes will not be considered to differ materially in kind or extent from the private notes. Accordingly, the exchange of private notes for exchange notes will not be a taxable event to holders for U.S. federal income tax purposes. Moreover, the exchange notes will have the same tax attributes as the private notes exchanged therefor and the same tax consequences to holders as the private notes have to holders, including without limitation, the same issue price, tax basis and holding period.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for private notes where such private notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date for each exchange offer and ending on the close of business 180 days after such expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sale of the exchange notes by brokers-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offers and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For such period of time as any broker-dealer subject to the prospectus delivery requirements of the Securities Act must comply with such requirements, from the date on which the applicable exchange offer is consummated, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offers (including the expenses of one counsel for the holder of the securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the exchange notes and the guarantees thereof will be passed upon for us by Latham & Watkins LLP, Houston, Texas.

EXPERTS

The consolidated financial statements of Sunoco LP and subsidiaries as of December 31, 2015, and for the year then ended, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated balance sheet of Sunoco LP as at December 31, 2014, and the related consolidated statements of operations and comprehensive income, partners’ equity and cash flows for the periods from September 1, 2014 through December 31, 2014 and January 1, 2014 through August 31, 2014, and for the year ended December 31, 2013, appearing in Sunoco LP’s Current Report on Form 8-K dated July 15, 2016, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference, which, as to December 31, 2014 and for the period from September 1, 2014 through December 31 2014, are based in part on the report of Grant Thornton LLP, independent registered public accounting firm. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

The report of Grant Thornton LLP, independent registered public accountants, with respect to the combined financial statements of the Sunoco Retail Businesses as of December 31, 2014 and for the period from September 1, 2014 through December 31, 2014, is incorporated herein by reference in reliance upon such firm as experts in accounting and auditing.

The consolidated financial statements of Mid-Atlantic Convenience Stores, LLC (successor) and subsidiaries and MACS Holdings, LLC (predecessor) and subsidiaries as of December 31, 2013 (successor) and for the period from October 3, 2013 to December 31, 2013 (successor) and the period from January 1, 2013 to October 2, 2013 (predecessor), incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated and combined financial statements of Sunoco, LLC as of December 31, 2014 and 2013 and for the years then ended, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Susser Holdings Corporation as of December 29, 2013 and December 31, 2014, and for the periods from September 1, 2014 through December 31, 2014 and December 30, 2013 through August 31, 2014, and for the years ended December 29, 2013 and December 30, 2012, appearing in Sunoco LP’s Current Report on Form 8-K dated July 15, 2015, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The combined financial statements of the Sunoco Retail Businesses as of December 31, 2015 and 2014 and for each of the three years in the period ended December 31, 2015, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated and combined financial statements of ETP Retail Holdings, LLC as of December 31, 2015 and 2014 and for each of the three years in the period ended December 31, 2015, included in this prospectus have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Philadelphia Energy Solutions LLC as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF

ETP RETAIL HOLDINGS, LLC

PHILADELPHIA ENERGY SOLUTIONS LLC

Index to Consolidated Financial Statements

Page
Consolidated Balance Sheets for ETP Retail Holdings, LLC as of March 31, 2016 and December 31, 2015 (unaudited)	F-2

Consolidated Statements of Operations for ETP Retail Holdings, LLC for the Three Months ended March 31, 2016 and 2015 (unaudited)	F-3

Consolidated Statements of Comprehensive Income for ETP Retail Holdings, LLC for the Three Months ended March 31, 2016 and 2015 (unaudited)	F-4

Consolidated Statement of Equity for ETP Retail Holdings, LLC for the Three Months ended March 31, 2016 (unaudited)	F-5

Consolidated Statements of Cash Flows for ETP Retail Holdings, LLC for the Three Months ended March 31, 2016 and 2015 (unaudited)	F-6

Notes to Consolidated Financial Statements (ETP Retail Holdings, LLC, unaudited)	F-7

Report of Independent Registered Public Accounting Firm (ETP Retail Holdings, LLC)	F-12

Consolidated and Combined Balance Sheets for ETP Retail Holdings, LLC as of December 31, 2015 and 2014	F-13

Consolidated and Combined Statements of Operations for ETP Retail Holdings, LLC for the Years ended December 31, 2015, 2014 and 2013	F-14

Consolidated and Combined Statements of Comprehensive Income for ETP Retail Holdings, LLC for the Years ended December 31, 2015, 2014 and 2013	F-15

Consolidated and Combined Statements of Equity for ETP Retail Holdings, LLC for the Years ended December 31, 2015, 2014 and 2013	F-16

Consolidated and Combined Statements of Cash Flows for ETP Retail Holdings for the Years ended December 31, 2015, 2014 and 2013	F-17

Notes to Consolidated and Combined Financial Statements (ETP Retail Holdings, LLC)	F-18

Report of Independent Registered Public Accounting Firm (Philadelphia Energy Solutions LLC)	F-30

Consolidated Balance Sheets for Philadelphia Energy Solutions LLC as of December 31, 2015 and 2014	F-31

Consolidated Statements of Operations and Comprehensive Income (Loss) for Philadelphia Energy Solutions LLC for the Years ended December 31, 2015, 2014 and 2013	F-32

Consolidated Statements of Changes in Members’ Equity for Philadelphia Energy Solutions LLC for the Years ended December 31, 2015, 2014 and 2013	F-33

Consolidated Statements of Cash Flows for Philadelphia Energy Solutions LLC for the Years ended December 31, 2015, 2014 and 2013	F-34

Notes to Consolidated Financial Statements (Philadelphia Energy Solutions LLC)	F-35

ETP RETAIL HOLDINGS, LLC

CONSOLIDATED BALANCE SHEETS

(Dollars in millions)

(unaudited)

	March 31, 2016	December 31, 2015
ASSETS
Current Assets:
Cash	$—	$—
Advances to affiliated companies	211	157

Total current assets	211	157
Investments in unconsolidated affiliates	439	375
Note receivable, affiliated company	2,200	—

Total assets	$2,850	$532

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$—	$—
Accrued and other current liabilities	3	3
Advances from affiliated companies	66	—

Total current liabilities	69	3
Commitments and contingencies

Equity:
Members’ equity	2,805	534
Accumulated other comprehensive income	1	1
Noncontrolling interest	(25)	(6)

Total equity	2,781	529

Total liabilities and equity	$2,850	$532

The accompanying notes are an integral part of these consolidated financial statements.

ETP RETAIL HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in millions)

(unaudited)

	Three Months Ended March 31,
	2016	2015
Revenues:
Sales and other operating revenue	$—	$1,960
Sales to affiliates	—	424
Other	—	10

Total revenues	—	2,394

Costs and expenses:
Cost of products sold	—	1,636
Purchases from affiliates	—	685
Operating expenses	—	20
Selling, general and administrative	—	17
Depreciation and amortization	—	13

Total costs and expenses	—	2,371

Operating income	—	23
Other income:
Interest expense	—	—
Income from unconsolidated affiliates	21	14
Other, net	—	1

Income before income tax expense	21	38
Income tax expense	—	3

Net income	$21	$35

The accompanying notes are an integral part of these consolidated financial statements.

ETP RETAIL HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Dollars in millions)

(unaudited)

	Three Months Ended March 31,
	2016	2015
Net income	$21	$35
Other comprehensive income, net of tax:
Change in other comprehensive income from unconsolidated affiliates	—	—

	—	—

Comprehensive income	$21	$35

The accompanying notes are an integral part of these consolidated financial statements.

ETP RETAIL HOLDINGS, LLC

CONSOLIDATED STATEMENT OF EQUITY

(Dollars in millions)

(unaudited)

	Members’ Equity	Accumulated Other Comprehensive Income	Noncontrolling Interest	Total
Balance, December 31, 2015	$534	$1	$(6)	$529
Sunoco Retail Transaction	2,297	—	—	2,297
Distribution	(47)	—	(19)	(66)
Net income	21	—	—	21

Balance, March 31, 2016	$2,805	$1	$(25)	$2,781

The accompanying notes are an integral part of these consolidated financial statements.

ETP RETAIL HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in millions)

(unaudited)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities:
Net income	$21	$35
Reconciliation of net income to net cash provided by (used in) operating activities:
Depreciation and amortization	—	13
Deferred income taxes	—	—
Inventory valuation adjustments	—	(3)
Income from unconsolidated affiliates	(21)	(14)
Distributions from unconsolidated affiliates	4	(2)
Net change in operating assets and liabilities:
Accounts receivable, net	—	21
Accounts receivable, affiliated companies	—	(14)
Inventories	—	73
Accounts payable	—	(99)
Accounts payable, affiliated companies	—	51
Accrued and other current liabilities	—	(28)
Other operating	—	(14)

Net cash provided by operating activities	4	19

Cash flows from investing activities:
Capital expenditures	—	(16)
Sunoco Retail Transaction	2,200	—
Note Receivable affiliate	(2,200)	—
Purchase of intangibles	—	(28)
Distributions from unconsolidated affiliates in excess of cumulative earnings	—	(2)
Proceeds from dispositions	—	2

Net cash provided by (used in) investing activities	—	(44)

Cash flows from financing activities:
Advances (to) from affiliates—Sunoco, Inc.	(4)	204
Distributions to ETP	—	(179)

Net cash provided by (used in) used in financing activities	(4)	25

Change in cash and cash equivalents	—	—
Cash and cash equivalents, beginning of period	—	—

Cash and cash equivalents, end of period	$—	$—

Non-Cash Financing Activities:
Non-cash distribution to members	$47	$—

Non-cash distribution to non-controlling interest	$19

The accompanying notes are an integral part of these consolidated financial statements.

ETP RETAIL HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in millions)

1. Operations and Organization:

ETP Retail Holdings, LLC, a Delaware limited liability company, (the “Company,” “we” or “our”) is an indirect wholly-owned subsidiary of Energy Transfer Partners, L.P. (“ETP”) formed in May 2014. In June 2014, the equity interests in multiple entities were contributed to the Company, including (a) 100% of the membership interests in Sunoco, LLC (“Sunoco LLC”), (b) a 99% membership interest in ETC M-A Acquisition LLC (“ETC M-A Acquisition”), which owned 100% of the membership interests in Mid-Atlantic Convenience Stores, LLC (“MACS”) and (c) a non-controlling membership interest in Philadelphia Energy Solutions LLC (“PES”) comprising 33% of PES’s outstanding common units (collectively, the “Contributed Businesses”).

Sunoco LLC was formed by Sunoco, Inc. (“Sunoco”) in June 2014, at which time Sunoco contributed certain retail assets (the “Contributed Assets”) of its subsidiaries to Sunoco LLC. Pursuant to the contribution agreement, Sunoco contributed substantially all of its wholesale motor fuel distribution business which included:

•	dealer, distributor and fuel supply agreements,

•	fuel supply agreements to distribute motor fuel to Sunoco convenience stores and other retail fuel outlets,

•	real property owned in fee,

•	leases and subleases under which it was a tenant, and

•	leases and subleases under which it was a landlord.

All of the Contributed Assets were recorded at our affiliates’ book value as this transaction was considered to be a reorganization of entities under common control. As discussed above, Sunoco contributed its interest in Sunoco LLC to the Company in June 2014. Sunoco had originally been acquired by ETP in October 2012.

In October 2014, our affiliate, Sunoco LP acquired MACS from the Company in a transaction valued at approximately $768 million (the “MACS Transaction”). The transaction included company-operated retail convenience stores and dealer-operated and consignment sites from MACS, which had originally been acquired by ETP in October 2013. The consideration paid by Sunoco LP consisted of 3,983,540 Sunoco LP common units and $556 million in cash.

In April 2015, Sunoco LP acquired a 31.58% equity interest and 50.1% voting interest in Sunoco LLC from the Company for $816 million (the “Sunoco LLC Transaction”). Sunoco LP paid $775 million in cash and issued $41 million of Sunoco LP common units to the Company, based on the five-day volume weighted average price of Sunoco LP’s common units as of March 20, 2015. As a result of the Sunoco LLC Transaction, the Company no longer has a controlling interest in Sunoco LLC, therefore all of the Sunoco LLC operations were deconsolidated as of April 1, 2015.

Sunoco Retail LLC (“Sunoco Retail”) was formed in December 2015 as an indirect wholly-owned subsidiary of ETP. On March 31, 2016, 100% of the equity interests in Sunoco Retail were contributed to the Company. Immediately prior to this contribution, Sunoco Retail’s assets included (i) the retail assets and the ethanol plant located in Fulton, NY formerly owned by Sunoco, Inc. (R&M), (ii) the retail assets formerly owned by Atlantic Refining and Marketing Corp; and (iii) 100% of the membership interests in Sunmarks LLC.

On March 31, 2016, effective January 1, 2016, the Company contributed to Sunoco LP the remaining 68.42% membership interest in Sunoco LLC and 100% of the membership interest in Sunoco Retail for

ETP RETAIL HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars in millions)

approximately $2.2 billion in cash (including the expected value of working capital) and the issuance to the Company of 5,710,922 Sunoco LP common units (the “Sunoco Retail Transaction”).

Through its membership interest in Sunoco LLC, the Company was primarily engaged in the wholesale distribution of motor fuels to Sunoco, Inc. (R&M) and third parties in the United States. Sunoco, Inc. (R&M) operated convenience stores and retail fuel outlets under the proprietary Sunoco brand, primarily in the east coast and southeast regions of the United States. Through its membership interest in Sunoco LLC, the Company also distributed motor fuel to Sunoco-branded retail fuel outlets operated by third parties under long-term contracts. Through its membership interest in Sunoco LLC, the Company also supplied other commercial customers on a spot or short-term contract basis.

At March 31, 2016, the Company owned the following:

•	99% membership interest in ETC M-A Acquisition, which currently owns 3,983,540 Sunoco LP common units;

•	a non-controlling membership interest in PES comprising 33% of PES’s outstanding common units; and

•	6,506,404 Sunoco LP common units.

2. Summary of Significant Accounting Policies:

Basis of Presentation and Principles of Consolidation

The consolidated financial statements have been prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The consolidated financial statements of the Company include accounts of all wholly-owned subsidiaries. Intercompany transactions have been eliminated in consolidation.

Sunoco has allocated various corporate overhead expenses to the Contributed Assets based on percentage of property, plant and equipment, cost of goods sold, margin and headcount. These allocations are not necessarily indicative of the cost that the Contributed Assets would have incurred by operating as an independent stand-alone entity. As such, the consolidated financial statements may not fully reflect what the Contributed Assets’ financial position, results of operations and cash flows would have been had the Contributed Assets operated as a stand-alone company during the periods presented.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

New Accounting Pronouncements

In February 2015, the FASB issued Accounting Standards Update No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis (“ASU 2015-02”), which changed the requirements for consolidations analysis. Under ASU 2015-02, reporting entities are required to evaluate whether they should consolidate certain

ETP RETAIL HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars in millions)

legal entities. The Partnership adopted this standard on January 1, 2016, and the adoption did not impact the Partnership’s financial position or results of operations.

Cash

The Company considers cash and cash equivalents to include investments with original maturities of three months or less.

Investments in Unconsolidated Affiliates

We own interests in Sunoco LP and PES that are accounted for by the equity method. In general, we use the equity method of accounting for an investment in an affiliated company for which we exercise significant influence over, but do not control, the investee’s operating and financial policies.

Revenue Recognition

During the periods presented, the Company derived revenue from the sale of fuel. Revenue was recognized at the time of sale or when fuel was delivered to the customer.

Refined product exchange transactions, which are entered into primarily to acquire refined products of a desired quantity or at a desired location, are netted in cost of products sold in the consolidated statements of operations.

Motor Fuel Taxes

Consumer excise taxes on sales of refined products are excluded from both revenues and costs and expenses in the consolidated statements of operations, with no effect on net income.

Income Taxes

Income taxes are accounted for under the asset and liability method as if the Company were a separate taxpayer during the period that its operations were included as part of a federal consolidated tax return filing group with its parent company. Under this method, deferred tax assets and liabilities of the Company are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rate is recognized in earnings in the period that includes the enactment date.

Valuation allowances are established when necessary to reduce deferred tax assets to the amounts more likely than not to be realized. The determination of the provision for income taxes requires significant judgment, use of estimates, and the interpretation and application of complex tax laws. Significant judgment is required in assessing the timing and amounts of deductible and taxable items and the probability of sustaining uncertain tax positions. The benefits of uncertain tax positions are recorded in our financial statements only after determining a more-likely-than-not probability that the uncertain tax positions will withstand challenge, if any, from taxing authorities. Then, the tax benefit recognized is the largest amount of benefit, determined on a cumulative probability basis, which is more likely than not to be realized upon ultimate settlement. When facts and circumstances change, we reassess these probabilities and record any changes through the provision for income taxes.

ETP RETAIL HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars in millions)

Under the separate entity method, the Company is assumed to file a separate return with the taxing authority, thereby reporting its taxable income or loss and paying the applicable tax to or receiving the appropriate refund from its parent. However, since there is no tax-sharing agreement in place between the Company and its parent, any taxes payable or receivable on current taxable income or loss at the end of each reporting date is treated as a capital contribution or dividend.

The Company’s investment in PES is treated as a partnership for federal and state income tax purposes. Since income taxes are not provided for partnerships, no income taxes are reflected in the financial statements for those operations.

Fair Value of Financial Instruments

The carrying amounts recorded for advances to affiliated companies and accrued and other current liabilities in the consolidated financial statements approximate fair value because of the short-term maturity of the instruments.

3. Investments in Unconsolidated Affiliates:

PES

The Company’s investment in PES consists of a non-controlling membership interest in PES comprising 33% of PES’s outstanding common units. PES is a joint venture with The Carlyle Group, L.P. (“The Carlyle Group”), which owns two crude oil refining facilities in Philadelphia, Pennsylvania and an adjacent crude oil rail unloading terminal.

Sunoco LP

At March 31, 2016, the Company’s investment in Sunoco LP consists of 10,489,944 Sunoco LP common units that were issued to the Company as part of the consideration for the MACS, Sunoco LLC, and Sunoco Retail Transactions described in Note 1. The Company’s investment represented approximately 9% of the total outstanding Sunoco LP common units at March 31, 2016. The Company’s investment in Sunoco LP is accounted for in our consolidated financial statements using the equity method, because the Company is presumed to have significant influence over Sunoco LP due to the affiliate relationship resulting from both entities being under the common control of Energy Transfer Equity, L.P.

Summarized Financial Information

The following tables present aggregated selected income statement data for PES and Sunoco LP (on a 100% basis for all periods presented):

	Three Months Ended March 31,
	2016	2015
Revenue	$4,668	$6,217
Operating income	155	115
Net income	111	86

4. Note Receivable

The Company exchanged the $2.2 billion in cash from the March 2016 transaction with Sunoco LP for a note receivable with ETP in the amount of $2.2 billion under the Company’s cash management agreement with ETP.

ETP RETAIL HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars in millions)

5. Commitments and Contingencies:

ETP Retail Holdings Guarantee of Sunoco LP Notes

In April 2015, Sunoco LP acquired a 31.58% equity interest in Sunoco LLC from the Company for $775 million of cash and $41 million of Sunoco LP common units. The cash portion of the consideration was financed through Sunoco LP’s issuance of $800 million principal amount of 6.375% senior notes due 2023. The Company entered into a guarantee of collection with Sunoco LP and Sunoco Finance Corp., a wholly owned subsidiary of Sunoco LP, pursuant to which the Company has agreed to provide a guarantee of collection, but not of payment, to Sunoco LP with respect to the principal amount of the 6.375% senior notes issued by Sunoco LP.

In March 2016, Sunoco LP entered into a term loan in an aggregate principal amount of up to $2.035 billion due October 1, 2019 (the “Term Loan Facility”), which was borrowed in full. The Company provided a limited contingent guaranty of collection with respect to the payment of the principal amount of the Term Loan Facility.

In April 2016, Sunoco LP issued $800 million of 6.250% senior notes due 2021 (the “Senior Notes”). The Senior Notes will be used to repay a portion of Sunoco LP’s indebtedness under its Term Loan Facility. The Company entered into a limited contingent guarantee on the obligation to pay the principal on the Senior Notes once all remedies have been fully exhausted against Sunoco LP with respect to such payment obligation, and holders of the Senior Notes are still owed amounts in respect of the principal of the Senior Notes.

Report of Independent Registered Public Accounting Firm

Board of Managers

ETP Retail Holdings, LLC

We have audited the accompanying consolidated and combined balance sheets of ETP Retail Holdings, LLC (a Delaware limited liability company) and subsidiaries (the “Company”) as of December 31, 2015 and 2014, and the related consolidated and combined statements of operations, comprehensive income, equity, and cash flows for each of the three years in the period ended December 31, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Philadelphia Energy Solutions LLC, a 33 percent owned investee company, the Company’s investment in which is accounted for under the equity method of accounting. The Company’s investment in Philadelphia Energy Solutions LLC as of December 31, 2015 and 2014 was $25 million and $67 million, respectively, and its equity in the earnings (losses) of Philadelphia Energy Solutions LLC was $35 million, $45 million, and $(33) million, respectively, for each of the three years in the period ended December 31, 2015. Those statements were audited by other auditors, whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Philadelphia Energy Solutions LLC, is based solely on the report of the other auditors.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of the other auditors, the consolidated and combined financial statements referred to above present fairly, in all material respects, the financial position of ETP Retail Holdings, LLC and subsidiaries as of December 31, 2015 and 2014, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2015 in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Dallas, Texas

July 22, 2016

ETP RETAIL HOLDINGS, LLC

CONSOLIDATED AND COMBINED BALANCE SHEETS

(Dollars in millions)

	December 31,
	2015	2014
ASSETS
Current Assets:
Cash	$—	$—
Advances to affiliated companies	157	463
Accounts receivable, net	—	130
Accounts receivable, affiliated companies	—	54
Inventories	—	276
Other current assets	—	41

Total current assets	157	964
Property, plant and equipment	—	441
Accumulated depreciation and amortization	—	(46)

Property, plant and equipment, net	—	395
Investments in unconsolidated affiliates	375	144
Intangible assets, net	—	186
Other non-current assets	—	2

Total assets	$532	$1,691

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$—	$197
Accounts payable, affiliated companies	—	141
Accrued and other current liabilities	3	193

Total current liabilities	3	531
Other deferred credits and liabilities	—	2
Commitments and contingencies

Equity:
Members’ equity	534	1,162
Accumulated other comprehensive income	1	1
Noncontrolling interest	(6)	(5)

Total equity	529	1,158

Total liabilities and equity	$532	$1,691

The accompanying notes are an integral part of these consolidated and combined financial statements.

ETP RETAIL HOLDINGS, LLC

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

(Dollars in millions)

	Years Ended December 31,
	2015	2014	2013
Revenues:
Sales and other operating revenue	$1,960	$13,832	$14,843
Sales to affiliates	424	2,907	3,079
Other	10	122	31

Total revenues	2,394	16,861	17,953

Costs and expenses:
Cost of products sold	1,636	12,222	12,073
Purchases from affiliates	685	4,229	5,447
Operating expenses	20	164	135
Selling, general and administrative	17	47	35
Depreciation and amortization	13	74	54

Total costs and expenses	2,371	16,736	17,744

Operating income	23	125	209
Other income (expense):
Interest expense	—	(8)	(2)
Income (loss) from unconsolidated affiliates	304	85	(33)
Other, net	1	1	(1)

Income before income tax expense	328	203	173
Income tax expense	3	53	54

Net income	325	150	119
Less: Net income attributable to non-controlling interest	—	2	1

Net income attributable to Members	$325	$148	$118

The accompanying notes are an integral part of these consolidated and combined financial statements.

ETP RETAIL HOLDINGS, LLC

CONSOLIDATED AND COMBINED STATEMENTS OF COMPREHENSIVE INCOME

(Dollars in millions)

	Years Ended December 31,
	2015	2014	2013
Net income	$325	$150	$119
Other comprehensive income, net of tax:
Change in other comprehensive income from unconsolidated affiliates	—	1	—

	—	1	—

Comprehensive income	$325	$151	$119

The accompanying notes are an integral part of these consolidated and combined financial statements.

ETP RETAIL HOLDINGS, LLC

CONSOLIDATED AND COMBINED STATEMENTS OF EQUITY

(Dollars in millions)

	Members’ Equity	Accumulated Other Comprehensive Income	Noncontrolling Interest	Total
Balance, December 31, 2012	$531	$—	$(9)	$522
Contributions from Sunoco	38	—	—	38
ETP Acquisition of MACS	412	—	—	412
Net income	118	—	1	119

Balance, December 31, 2013	1,099	—	(8)	1,091
Contributions from Sunoco	325	—	—	325
Contributions from ETP	119	—	—	119
MACS Transaction	31	—	6	37
Distribution to ETP	(560)	—	(5)	(565)
Other comprehensive income	—	1	—	1
Net income	148	—	2	150

Balance, December 31, 2014	1,162	1	(5)	1,158
Sunoco LLC Transaction	(178)	—	(1)	(179)
Distributions to ETP	(775)	—	—	(775)
Net income	325	—	—	325

Balance, December 31, 2015	$534	$1	$(6)	$529

The accompanying notes are an integral part of these consolidated and combined financial statements.

ETP RETAIL HOLDINGS, LLC

CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

(Dollars in millions)

	Years Ended December 31,
	2015	2014	2013
Cash flows from operating activities:
Net income	$325	$150	$119
Reconciliation of net income to net cash provided by (used in) operating activities:
Depreciation and amortization	13	74	54
Deferred income taxes	—	15	16
Inventory valuation adjustments	(3)	176	(3)
(Income) loss from unconsolidated affiliates	(304)	(85)	33
Distributions from unconsolidated affiliates	49	2	12
Net change in operating assets and liabilities:
Accounts receivable, net	21	19	155
Accounts receivable, affiliated companies	(14)	(54)	—
Inventories	73	14	36
Accounts payable	(99)	(44)	10
Accounts payable, affiliated companies	51	81	(48)
Accrued and other current liabilities	(28)	1	(19)
Other operating	(14)	(1)	(10)

Net cash provided by operating activities	70	348	355

Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired	—	(115)	12
Capital expenditures	(16)	(74)	(39)
Contribution from ETP	—	114	—
Proceeds from Sunoco LLC Transaction	775	—	—
Proceeds from MACS Transaction	—	496	—
Purchase of intangibles	(28)	—	—
Distributions from unconsolidated affiliates in excess of cumulative earnings	41	—	53
Proceeds from dispositions	2	8	8

Net cash provided by investing activities	774	429	34

Cash flows from financing activities:
Advances (to) from affiliates—Sunoco, Inc.	110	(224)	(371)
Distributions to ETP	(954)	(560)	—
Distributions to non-controlling interest	—	(6)	—
Other	—	(3)	(2)

Net cash used in financing activities	(844)	(793)	(373)

Change in cash and cash equivalents	—	(16)	16
Cash and cash equivalents, beginning of period	—	16	—

Cash and cash equivalents, end of period	$—	$—	$16

Non-Cash Investing Activities:
Non-cash contribution	$—	$5	$—

Non-Cash Financing Activities:
Non-cash contribution (See Note 9)	$—	$325	$38

The accompanying notes are an integral part of these consolidated and combined financial statements.

ETP RETAIL HOLDINGS, LLC

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

(Dollars in millions)

1. Operations and Organization:

ETP Retail Holdings, LLC, a Delaware limited liability company (the “Company,” “we” or “our”), is an indirect wholly-owned subsidiary of Energy Transfer Partners, L.P. (“ETP”) formed in May 2014. In June 2014, the equity interests in multiple entities were contributed to the Company, including (a) 100% of the membership interests in Sunoco, LLC (“Sunoco LLC”), (b) a 99% membership interest in ETC M-A Acquisition LLC (“ETC M-A Acquisition”), which owned 100% of the membership interests in Mid-Atlantic Convenience Stores, LLC (“MACS”) and (c) a non-controlling membership interest in Philadelphia Energy Solutions LLC (“PES”) comprising 33% of PES’s outstanding common units (collectively, the “Contributed Businesses”).

Sunoco LLC was formed by Sunoco, Inc. (“Sunoco”) in June 2014, at which time Sunoco contributed certain retail assets (the “Contributed Assets”) of its subsidiaries to Sunoco LLC. Pursuant to the contribution agreement, Sunoco contributed substantially all of its wholesale motor fuel distribution business which included:

•	dealer, distributor and fuel supply agreements,

•	fuel supply agreements to distribute motor fuel to Sunoco convenience stores and other retail fuel outlets,

•	real property owned in fee,

•	leases and subleases under which it was a tenant, and

•	leases and subleases under which it was a landlord.

All of the Contributed Assets were recorded at our affiliates’ book value as this transaction was considered to be a reorganization of entities under common control. As discussed above, Sunoco contributed its interest in Sunoco LLC to the Company in June 2014. Sunoco had originally been acquired by ETP in October 2012.

In May 2014, MACS acquired 40 company operated sites for approximately $115 million from Tiger Management Group, LLC (“Tigermart”). These entities are located in Tennessee and Georgia. As a result of the transaction, Tigermart became a consolidated entity of MACS.

In October 2014, our affiliate, Sunoco LP acquired MACS from the Company in a transaction valued at approximately $768 million (the “MACS Transaction”). The transaction included company-operated retail convenience stores and dealer-operated and consignment sites from MACS, which had originally been acquired by ETP in October 2013. The consideration paid by Sunoco LP consisted of 3,983,540 Sunoco LP common units and $556 million in cash.

In April 2015, Sunoco LP acquired a 31.58% equity interest and 50.1% voting interest in Sunoco LLC from the Company for $816 million (the “Sunoco LLC Transaction”). Sunoco LP paid $775 million in cash and issued $41 million of Sunoco LP common units to the Company, based on the five-day volume weighted average price of Sunoco LP’s common units as of March 20, 2015. As a result of the Sunoco LLC Transaction, the Company no longer has a controlling interest in Sunoco LLC, therefore all of the Sunoco LLC operations were deconsolidated as of April 1, 2015. See Note 3 for a discussion of the contribution of the remaining 68.42% of Sunoco LLC completed in March 2016.

Through its membership interest in Sunoco LLC, the Company was primarily engaged in the wholesale distribution of motor fuels to Sunoco, Inc. (R&M) and third parties in the United States. Sunoco, Inc. (R&M) operated convenience stores and retail fuel outlets under the proprietary Sunoco brand, primarily in the east coast and southeast regions of the United States. Through its membership interest in Sunoco LLC, the Company also

ETP RETAIL HOLDINGS, LLC

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

(Dollars in millions)

distributed motor fuel to Sunoco-branded retail fuel outlets operated by third parties under long-term contracts. Through its membership interest in Sunoco LLC, the Company also supplied other commercial customers on a spot or short-term contract basis.

At December 31, 2015, the Company owned the following:

•	a non-controlling 68.42% membership interest in Sunoco LLC;

•	99% membership interest in ETC M-A Acquisition, which currently owns 3,983,540 Sunoco LP common units;

•	a non-controlling membership interest in PES comprising 33% of PES’s outstanding common units; and

•	795,482 Sunoco LP common units.

2. Summary of Significant Accounting Policies:

Basis of Presentation and Principles of Consolidation

The consolidated and combined financial statements have been prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The consolidated and combined financial statements of the Company include accounts of all wholly-owned subsidiaries. Intercompany transactions have been eliminated in consolidation.

After the Company was formed in May 2014, the Contributed Businesses, as defined in Note 1, were contributed to the Company. For purposes of these consolidated and combined financial statements, the Contributed Businesses are presented as the predecessor on a combined basis for the period of time that the Contributed Businesses were under the common control of ETP, until the formation of the Company in 2014. Given that no change in cost basis occurred with respect to the contribution of any of the Contributed Businesses, the predecessor and successor periods are not separately presented herein.

For the periods prior to the formation of the Company on June 1, 2014, the combined financial statements reflect the operations and financial position of the Contributed Assets. Certain expenses incurred by Sunoco are only indirectly attributable to the Contributed Assets. As a result, certain assumptions and estimates are made in order to allocate a reasonable share of such expenses to the Contributed Assets, so that the accompanying consolidated and combined financial statements reflect substantially all costs of doing business.

Sunoco has allocated various corporate overhead expenses to the Contributed Assets based on percentage of property, plant and equipment, cost of goods sold, margin and headcount. These allocations are not necessarily indicative of the cost that the Contributed Assets would have incurred by operating as an independent stand-alone entity. As such, the consolidated and combined financial statements may not fully reflect what the Contributed Assets’ financial position, results of operations and cash flows would have been had the Contributed Assets operated as a stand-alone company during the periods presented.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported

ETP RETAIL HOLDINGS, LLC

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

(Dollars in millions)

amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

New Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”), which clarifies the principles for recognizing revenue based on the core principle that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In August 2015, the FASB deferred the effective date of ASU 2014-09, which is now effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. Early adoption is permitted as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within those annual periods. ASU 2014-09 can be adopted either retrospectively to each prior reporting period presented or as a cumulative-effect adjustment as of the date of adoption. The Company is currently evaluating the impact, if any, that adopting this new accounting standard will have on our revenue recognition policies.

In February 2015, the FASB issued Accounting Standards Update No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis (“ASU 2015-02”), which changed the requirements for consolidation analysis. Under ASU 2015-02, reporting entities are required to evaluate whether they should consolidate certain legal entities. ASU 2015-02 is effective for fiscal years beginning after December 15, 2015, and early adoption was permitted. We expect to adopt this standard for the year ended December 31, 2016, and we do not anticipate a material impact to our financial position or results of operations as a result of the adoption of this standard.

Cash

The Company considers cash and cash equivalents to include investments with original maturities of three months or less.

Accounts Receivable

The Company extends credit to customers after a review of various credit indicators. Depending on the type of customer and its risk profile, security in the form of prepayments, letters of credit or mortgages may be required. Management records reserves for bad debt by computing a proportion of average write-off activity over the past five years in comparison to the outstanding balance in accounts receivable. This proportion is then applied to the accounts receivable balance at the end of the reporting period to calculate a current estimate of what is uncollectible. The allowance computation may then be adjusted to reflect input provided by the credit department and business line managers who may have specific knowledge of uncollectible items. The credit department and business line managers make the decision to write off an account, based on understanding of the potential collectability.

Inventories

Fuel inventories are stated at the lower of cost or market. Fuel inventory cost is determined using the last-in, first-out method (“LIFO”). Under this methodology, the cost of fuel sold consists of actual acquisition cost, which includes transportation and storage costs. Such costs are adjusted to reflect increases or decreases in inventory quantities which are valued based on changes in the LIFO inventory layers.

ETP RETAIL HOLDINGS, LLC

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

(Dollars in millions)

At December 31, 2014, a lower of cost or market adjustment was applied to fuel inventories due to a decline in commodity prices. The write down was calculated based upon current replacement costs. See Note 5 for additional information.

Property and Equipment

Property and equipment, including leasehold improvements, are carried at cost or at the fair value of the assets as of the acquisition date, if acquired as part of a business combination. Depreciation is computed by the straight-line method over the shorter of estimated useful asset lives or lease terms of the respective assets.

Investments in Unconsolidated Affiliates

We own interests in Sunoco LLC, Sunoco LP and PES that are accounted for by the equity method. In general, we use the equity method of accounting for an investment in an affiliated company for which we exercise significant influence over, but do not control, the investee’s operating and financial policies.

Impairment of Long-lived Assets

The Company reviews long-lived assets, including definite-lived intangible assets, for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. An asset is considered impaired when the undiscounted estimated net cash flows expected to be generated by an asset are less than its carrying amount. The impairment recognized is the amount by which the carrying amount exceeds the estimated value of the impaired asset.

Revenue Recognition

During the periods presented, the Company derived revenue from the sale of fuel. Revenue was recognized at the time of sale or when fuel was delivered to the customer.

Refined product exchange transactions, which are entered into primarily to acquire refined products of a desired quantity or at a desired location, are netted in cost of products sold in the consolidated and combined statements of operations.

Motor Fuel Taxes

Consumer excise taxes on sales of refined products are excluded from both revenues and costs and expenses in the consolidated and combined statements of operations, with no effect on net income.

Derivative Instruments and Hedging Activities

From time to time, the Company has used futures, forwards and other derivative instruments to hedge a variety of price risks. Such derivative instruments are used to achieve ratable pricing to convert certain expected refined product purchases to fixed or floating prices, to lock in what the Company considers to be acceptable margins for various refined products.

While all of these derivative instruments represent economic hedges, these derivatives are not designated as hedges for accounting purposes. Such derivatives include certain contracts that were entered into and closed during the same accounting period and contracts for which there is not sufficient correlation to the related items being economically hedged.

ETP RETAIL HOLDINGS, LLC

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

(Dollars in millions)

All of these derivatives are recognized in the balance sheets at their fair value. Changes in fair value of derivative instruments that have not been designated as hedges for accounting purposes are recognized in net income as they occur.

Income Taxes

Income taxes are accounted for under the asset and liability method as if the Company were a separate taxpayer during the period that its operations were included as part of a federal consolidated tax return filing group with its parent company. Under this method, deferred tax assets and liabilities of the Company are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rate is recognized in earnings in the period that includes the enactment date.

Valuation allowances are established when necessary to reduce deferred tax assets to the amounts more likely than not to be realized. The determination of the provision for income taxes requires significant judgment, use of estimates, and the interpretation and application of complex tax laws. Significant judgment is required in assessing the timing and amounts of deductible and taxable items and the probability of sustaining uncertain tax positions. The benefits of uncertain tax positions are recorded in our financial statements only after determining a more-likely-than-not probability that the uncertain tax positions will withstand challenge, if any, from taxing authorities. Then, the tax benefit recognized is the largest amount of benefit, determined on a cumulative probability basis, which is more likely than not to be realized upon ultimate settlement. When facts and circumstances change, we reassess these probabilities and record any changes through the provision for income taxes.

Under the separate entity method, the Company is assumed to file a separate return with the taxing authority, thereby reporting its taxable income or loss and paying the applicable tax to or receiving the appropriate refund from its parent. However, since there is no tax-sharing agreement in place between the Company and its parent, any taxes payable or receivable on current taxable income or loss at the end of each reporting date is treated as a capital contribution or dividend.

On June 1, 2014, the Company’s investment in Sunoco LLC was re-structured to become treated as a partnership for federal and state income tax purposes. Similarly, on July 1, 2014, earnings from the Company’s investment in PES ceased to be taxed at the corporate level. Since income taxes are not provided for partnerships, no income taxes are reflected in the financial statements for operations conducted subsequent to these dates. Also, since there is no tax-sharing agreement providing for the payment or refund of income taxes on the date the investments were contributed to the partnership, any remaining current or deferred taxes payable or receivable as of these dates are treated as a capital contribution or dividend. Similarly, all liabilities related to uncertain income tax liabilities are treated as capital contributions as of the respective dates noted above.

Fair Value Measurements

The Company uses fair value measurements to measure, among other items, purchased assets and derivative contracts. The Company also uses such measurements to assess impairment of properties, equipment and intangible assets. The guidance does not apply to inventory pricing.

We determine the fair value of our assets and liabilities subject to fair value measurement by using the highest possible “level” of inputs. Level 1 inputs are observable quotes in an active market for identical assets and liabilities. We consider the valuation of commodity derivatives transacted through a clearing broker with a

ETP RETAIL HOLDINGS, LLC

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

(Dollars in millions)

published price from the appropriate exchange as a Level 1 valuation. Level 2 inputs are inputs observable for similar assets and liabilities. Level 3 inputs are unobservable.

Fair Value of Financial Instruments

The carrying amounts recorded for cash, accounts receivable, certain other current assets, accounts payable, and accrued expenses and other current liabilities in the consolidated and combined financial statements approximate fair value because of the short-term maturity of the instruments.

3. Contribution:

Sunoco Retail LLC (“Sunoco Retail”) was formed in December 2015 as an indirect wholly-owned subsidiary of ETP. On March 31, 2016, 100% of the equity interests in Sunoco Retail were contributed to the Company. Immediately prior to this contribution, Sunoco Retail’s assets included (i) the retail assets and the ethanol plant located in Fulton, NY formerly owned by Sunoco, Inc. (R&M), (ii) the retail assets formerly owned by Atlantic Refining and Marketing Corp; and (iii) 100% of the membership interests in Sunmarks LLC.

On March 31, 2016, effective January 1, 2016, the Company contributed to Sunoco LP the remaining 68.42% membership interest in Sunoco LLC and 100% of the membership interest in Sunoco Retail for approximately $2.2 billion in cash (including the expected value of working capital) and the issuance to the Company of 5,710,922 Sunoco LP common units.

4. Investments in Unconsolidated Affiliates:

Sunoco LLC

The Company has a 68.42% interest in Sunoco LLC as of December 31, 2015.

PES

The Company’s investment in PES consists of a non-controlling membership interest in PES comprising 33% of PES’s outstanding common units. PES is a joint venture with The Carlyle Group, L.P. (“The Carlyle Group”), which owns two crude oil refining facilities in Philadelphia, Pennsylvania and an adjacent crude oil rail unloading terminal.

Sunoco LP

At December 31, 2015, the Company’s investment in Sunoco LP consists of 4,779,022 Sunoco LP common units that were issued to the Company as part of the consideration for the MACS and Sunoco LLC Transactions described in Note 1. The Company’s investment represented approximately 5% of the total outstanding Sunoco LP common units at December 31, 2015. The Company’s investment in Sunoco LP is accounted for in our consolidated financial statements using the equity method because the Company is presumed to have significant influence over Sunoco LP due to the affiliate relationship resulting from both entities being under the common control of ETE.

ETP RETAIL HOLDINGS, LLC

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

(Dollars in millions)

Summarized Financial Information

The following tables present aggregated selected balance sheet and income statement data for PES and Sunoco LP, which consolidates the result of operations of Sunoco LLC (on a 100% basis for all periods presented):

	December 31,
	2015	2014
Current assets	$2,386	$3,150
Property, plant and equipment, net	3,766	3,269
Other assets	4,455	4,401

Total assets	$10,607	$10,820

Current liabilities	$1,762	$2,100
Non-current liabilities	3,519	2,503
Equity	5,326	6,217

Total liabilities and equity	$10,607	$10,820

	Years Ended December 31,
	2015	2014	2013
Revenue	$27,086	$24,154	$18,121
Operating income (loss)	498	252	(35)
Net income (loss)	308	113	(66)

5. Inventories:

Inventories consisted of the following:

	December 31, 2015	December 31, 2014
Refined distillate	$—	$99
Refined gasoline	—	158
Other refined products	—	19

Total inventories	$—	$276

As a result of changes in commodity prices, the Company recorded an increase to fuel inventory in the amount of $3 million for year ended December 31, 2015 and a decrease to fuel inventory in the amount of $176 million for year ended December 31, 2014. The total carrying value of the Company’s fuel inventories was less than average cost by approximately $24 million at December 31, 2014.

ETP RETAIL HOLDINGS, LLC

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

(Dollars in millions)

6. Property, Plant and Equipment:

Property, plant and equipment consisted of the following:

	December 31, 2015	December 31, 2014
Land	$—	$198
Buildings and improvements (useful lives of 2 - 45 years)	—	148
Equipment (useful lives of 2 - 20 years)	—	59
Construction work-in-process	—	36

	—	441
Less—Accumulated depreciation	—	(46)

Property, plant and equipment, net	$—	$395

Total depreciation expense on property, plant and equipment included in depreciation and amortization consisted of the following:

	Years Ended December 31,
	2015	2014	2013
Reported in depreciation and amortization	$6	$43	$29

7. Intangible Assets, Net:

The Company has finite-lived intangible assets that are amortized over the respective lives of the agreement or over the period of time the assets are expected to contribute directly or indirectly to the Company’s future cash flows. Intangible assets consisted of the following:

	December 31, 2015		December 31, 2014
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Amortizable intangible assets:
Customer relationships, contracts and agreements (5 to 11 years)	$—	$—	$257	$(71)

Total amortizable intangible assets	$—	$—	$257	$(71)

Total intangible assets	$—	$—	$257	$(71)

Total amortization expense on finite-lived intangibles included in depreciation and amortization consisted of the following:

	Years Ended December 31,
	2015	2014	2013
Reported in depreciation and amortization	$7	$31	$25

ETP RETAIL HOLDINGS, LLC

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

(Dollars in millions)

8. Accrued and Other Current Liabilities:

Accrued and other current liabilities consisted of the following:

	December 31, 2015	December 31, 2014
Customer advances and deposits	$—	$20
Accrued capital expenditures	—	16
Accrued wages and benefits	—	8
Taxes payable other than income taxes	—	104
Price risk management	—	7
Other	3	38

Total accrued and other current liabilities	$3	$193

9. Income Taxes

The components of the federal and state income tax expense (benefit) were summarized as follows:

	Years Ended December 31,
	2015	2014	2013
Current expense (benefit):
Federal	$—	$32	$31
State	3	6	7

Total	3	38	38

Deferred expense (benefit):
Federal	$—	$13	$13
State	—	2	3

Total	—	15	16

Total income tax expense	$3	$53	$54

A reconciliation of income tax expense (benefit) at the U.S. statutory rate to the income tax expense (benefit) is as follows:

	Years Ended December 31,
	2015	2014	2013
Income tax expense at US statutory rate of 35%	$116	$71	$60

Increase (reduction) in income taxes resulting from:
State income taxes (net of federal income tax effects)	3	5	7
Domestic manufacturing deduction	—	(2)	(2)
Biodiesel blending credit	—	9	(9)
Losses accruing no taxes	(116)	(30)	(2)

Income tax expense	$3	$53	$54

Deferred taxes result from the temporary differences between financial reporting carrying amounts and the tax basis of existing assets and liabilities. The Company had no deferred taxes as of December 31, 2015 and 2014.

ETP RETAIL HOLDINGS, LLC

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

(Dollars in millions)

The following table sets forth the changes in unrecognized tax benefits:

	Years Ended December 31,
	2015	2014	2013
Balance at beginning of year	$—	$371	$—
Additions attributable to tax positions taken in the current year	—	—	371
Reductions attributable to tax positions taken in prior years	—	(371)	—

Balance at end of year	$—	$—	$371

The Company previously had tax refunds that were fully reserved. However, since there is no tax sharing agreement in place between the Company and its parent, if the claim is successful, the Company will have no claim to any refunds, and accordingly both the refund receivable and the reserve liability were treated as capital contributions as of June 1, 2014 upon the restructuring of Sunoco LLC as a partnership for federal and state income tax purposes.

Our policy is to accrue interest expense and penalties on income tax underpayments (overpayments) as a component of income tax expense. During 2014, we did not recognize any interest or penalties due to the offsetting nature of the issue as described above.

The Company’s parent has been examined by the IRS for tax years through 2012. However, statutes remain open for tax years 2007 and forward due to carryback of net operating losses and/or claims regarding government incentive payments discussed above. All other issues are resolved. Though we believe the tax years are closed by statute, tax years 2004 through 2006 are impacted by the carryback of net operating losses and under certain circumstances may be impacted by adjustments for government incentive payments. As discussed above, the Company has no obligations to or claims against its parent with respect to any audit adjustments resulting from audit since there is no tax-sharing agreement in place.

The Company’s parent also has various state and local income tax returns in the process of examination or administrative appeal in various jurisdictions. We believe the appropriate accruals or unrecognized tax benefits have been recorded for any potential assessment with respect to these examinations for the period represented in these financial statements. However, as described above, the Company has no obligations to or claims against its parent with respect to any audit adjustments resulting from audit since there is no tax-sharing agreement in place.

Pursuant to the treatment of taxes accrued on current earnings under the separate entity method, $38 million, $33 million and $5 million were contributed to capital at the end of 2013 and at June 1 and July 1, 2014, respectively, to extinguish the current tax liabilities. This was recorded as a non-cash contribution to equity.

As a result of the restructurings on June 1, 2014 and July 1, 2014, there was an extinguishment of outstanding deferred taxes and uncertain tax liabilities in the amount of $287 million, which was recorded as a non-cash contribution to equity.

10. Related Party Transactions:

Sunoco LLC is a party to supply agreements with Sunoco LP and MACS. Receivables to the Company under these agreements are included in accounts receivable, affiliated companies in our consolidated and combined balance sheets. Sales under these agreements are included in sales to affiliates in our consolidated and combined statements of operations.

ETP RETAIL HOLDINGS, LLC

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

(Dollars in millions)

Sunoco LLC is party to a supply agreement with PES. Payables to PES under these agreements are included in accounts payable, affiliated companies in our consolidated and combined balance sheets. Purchases under these agreements are included in purchases from affiliates in our consolidated and combined statements of operations.

Sunoco LLC is a party to various agreements with Sunoco Logistics Partners L.P. for pipeline, terminalling and storage services. We also have agreements for the purchase and sale of fuel. Receivables and payables under these agreements are included in accounts receivable from and accounts payable to affiliated companies. Purchases and sales under these agreements are included in purchases from and sales to affiliates.

Sunoco LLC is party to a supply agreement with Sunoco. Under this agreement, Sunoco LLC is the exclusive distributor of motor fuel to Sunoco’s existing convenience stores. Pursuant to the agreement, pricing is cost plus a fixed margin of four cents per gallon. Sales under this agreement are included in sales to affiliates. There are generally no receivables under this agreement.

Sunoco LLC has a treasury services agreement with Sunoco. Pursuant to this agreement, Sunoco LLC participates in Sunoco’s centralized cash management program. Under this program, all of Sunoco LLC’s cash receipts and cash disbursements are processed, together with those of Sunoco and its other subsidiaries, through Sunoco’s cash accounts with a corresponding credit or charge to the affiliated account.

11. Leases:

Prior to the contribution transaction in March 2016, we had certain non-cancelable leases for property and equipment, which required fixed monthly rental payments and expired at various dates through 2056. The table below reflects rental expense under these operating leases included in operating expenses in the accompanying consolidated and combined statements of operations and rental expense recovered through related sublease rental income:

	Years Ended December 31,
	2015	2014	2013
Rental expense	$4	$34	$26
Less: Sublease rental income	(4)	(38)	(25)

Rental (income) expense, net	$—	$(4)	$1

12. Commitments and Contingencies:

ETP Retail Holdings Guarantee of Sunoco LP Notes

In April 2015, Sunoco LP acquired a 31.58% equity interest in Sunoco LLC from the Company for $775 million of cash and $41 million of Sunoco LP common units. The cash portion of the consideration was financed through Sunoco LP’s issuance of $800 million principal amount of 6.375% senior notes due 2023. The Company entered into a guarantee of collection with Sunoco LP and Sunoco Finance Corp., a wholly owned subsidiary of Sunoco LP, pursuant to which the Company has agreed to provide a guarantee of collection, but not of payment, to Sunoco LP with respect to the principal amount of the 6.375% senior notes issued by Sunoco LP.

In March 2016, Sunoco LP entered into a term loan in an aggregate principal amount of up to $2.035 billion due October 1, 2019 (the “Term Loan Facility”), which was borrowed in full. The Company provided a limited contingent guaranty of collection with respect to the payment of the principal amount of the Term Loan Facility.

ETP RETAIL HOLDINGS, LLC

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

(Dollars in millions)

In April 2016, Sunoco LP issued $800 million of 6.250% senior notes due 2021 (the “Senior Notes”). The Senior Notes will be used to repay a portion of Sunoco LP’s indebtedness under its Term Loan Facility. The Company entered into a limited contingent guarantee on the obligation to pay the principal on the Senior Notes once all remedies have been fully exhausted against Sunoco LP with respect to such payment obligation, and holders of the Senior Notes are still owed amounts in respect of the principal of the Senior Notes.

KPMG LLP 1601 Market Street Philadelphia, PA 19103-2499

Report of Independent Registered Public Accounting Firm

The Board of Managers

Philadelphia Energy Solutions LLC:

We have audited the accompanying consolidated balance sheets of Philadelphia Energy Solutions LLC and subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of operations and comprehensive income (loss), members’ equity, and cash flows for each of the years in the three-year period ended December 31, 2015. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Philadelphia Energy Solutions LLC and subsidiaries as of December 31, 2015 and 2014, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2015, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Philadelphia, Pennsylvania

March 25, 2016

KPMG LLP is a Delaware limited liability partnership,

the U.S. member firm of KPMG International Cooperative

(“KPMG International”), a Swiss entity.

PHILADELPHIA ENERGY SOLUTIONS LLC

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,
	2015	2014
Assets
Cash and cash equivalents	$272,512	$338,249
Accounts receivable	170,680	205,852
Accounts receivable from affiliate	1,755	948
Inventories	560,720	905,380
Prepaid expenses and other current assets	112,714	92,220

Total current assets	1,118,381	1,542,649
Property, plant, and equipment, net of accumulated depreciation of $101,232 and $50,294, respectively	611,367	469,728
Environmental indemnification receivable	17,864	18,619
Other long-term assets	16,896	15,926

Total assets	$1,764,508	$2,046,922

Liabilities and Members’ Equity
Accounts payable	$177,647	$152,366
Accounts payable to affiliates	22,928	15,789
Accrued liabilities	600,722	853,251
Deferred revenue	133,499	166,032
Current portion of long-term debt, capital lease, and other obligations	45,872	10,856
Non-income taxes payable	19,411	22,197

Total current liabilities	1,000,079	1,220,491
Long-term debt, capital lease, and other obligations	664,544	575,981
Environmental liabilities	17,864	18,619
Other long-term liabilities	19,333	22,779

Total liabilities	1,701,820	1,837,870

Commitments and contingencies (note 11)
Common units	238,166	236,602
Advances to members	—	(75,900)
Officer loans to purchase common units	—	(853)
Retained earnings (deficit)	(170,556)	51,699
Accumulated other comprehensive loss	(4,922)	(2,496)

Total members’ equity	62,688	209,052

Total liabilities and members’ equity	$1,764,508	$2,046,922

See accompanying notes to consolidated financial statements.

PHILADELPHIA ENERGY SOLUTIONS LLC

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(in thousands)

	Years ended December 31,
	2015	2014	2013
Net sales	$8,626,170	$13,319,045	$13,627,620
Operating costs and expenses:
Cost of sales	7,782,084	12,461,703	13,185,363
Operating expenses	522,600	502,205	422,506
Impairment of inventory	7,891	49,290	—
General and administrative expenses	93,534	81,068	72,245
Depreciation and amortization	55,444	37,646	23,201

Total operating costs and expenses	8,461,553	13,131,912	13,703,315

Operating income (loss)	164,617	187,133	(75,695)
Interest expense, net	(50,389)	(46,822)	(30,975)
Other income	228	1,565	3,631

Income (loss) before income tax expense	114,456	141,876	(103,039)
Income tax benefit (expense)	(925)	1,752	100

Net income (loss)	$113,531	$143,628	$(102,939)

Other comprehensive income (loss):
Unrealized gain (loss) on derivatives	(2,426)	(3,215)	719

Other comprehensive income (loss)	(2,426)	(3,215)	719

Comprehensive income (loss)	$111,105	$140,413	$(102,220)

See accompanying notes to consolidated financial statements.

PHILADELPHIA ENERGY SOLUTIONS LLC

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

(in thousands, except unit data)

	Preferred A		Common		Advances to members	Officer loans to purchase common units	Retained earnings (deficit)	Accumulated other comprehensive income (loss)	Total members’ equity
	Units	Amount	Units	Amount
Balance at December 31, 2012	25,000,000	$25,000	235,625	$233,531	$—	$(4,000)	$136,010	$—	$390,541
Redemption of Preferred A units	(25,000,000)	(25,000)	—	—	—	—	—	—	(25,000)
Distributions to members	—	—	—	—	—	—	(125,000)	—	(125,000)
Advances to members	—	—	—	—	(75,900)	—	—	—	(75,900)
Share-based compensation	—	—	—	1,074	—	—	—	—	1,074
Repayment of officer loans	—	—	—	—	—	3,147	—	—	3,147
Unrealized gain on derivative instruments, net of $(2,798) reclassified to net income	—	—	—	—	—	—	—	719	719
Net loss	—	—	—	—	—	—	(102,939)	—	(102,939)

Balance at December 31, 2013	—	—	235,625	234,605	(75,900)	(853)	(91,929)	719	66,642
Share-based compensation	—	—	—	1,997	—	—	—	—	1,997
Unrealized loss on derivative instruments, net of $(3,745) reclassified to net income	—	—	—	—	—	—	—	(3,215)	(3,215)
Net income	—	—	—	—	—	—	143,628	—	143,628

Balance at December 31, 2014	—	—	235,625	236,602	(75,900)	(853)	51,699	(2,496)	209,052
Distributions to members	—	—	—	—	—	—	(259,886)	—	(259,886)
Advances to members	—	—	—	—	(10,396)	—	—	—	(10,396)
Distributions declared on previous advances to members	—	—	—	—	86,296	—	(75,900)		10,396
Share-based compensation	—	—	—	1,564	—	—	—	—	1,564
Repayment of officer loans	—	—	—	—	—	853	—	—	853
Unrealized loss on derivative instruments, net of $(3,707) reclassified to net income	—	—	—	—	—	—	—	(2,426)	(2,426)
Net income	—	—	—	—	—	—	113,531	—	113,531

Balance at December 31, 2015	—	$—	235,625	$238,166	$—	$—	$(170,556)	$(4,922)	$62,688

See accompanying notes to consolidated financial statements.

PHILADELPHIA ENERGY SOLUTIONS LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years ended December 31,
	2015	2014	2013
Cash flows from operations:
Net income (loss)	$113,531	$143,628	$(102,939)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Gain on sale of assets	—	—	(1,769)
Depreciation and amortization	55,444	37,646	23,201
Impairment of inventory	7,891	49,290	—
Share-based compensation	1,564	1,997	1,074
Amortization of debt discount	1,650	1,651	1,237
Amortization of out of market contracts	(3,016)	(2,832)	(2,568)
Accretion of asset retirement obligations	1,216	1,383	1,318
Amortization of deferred financing costs	3,344	5,394	3,093
Changes in assets and liabilities:
Accounts receivable	35,172	101,640	(75,884)
Accounts receivable from affiliate	(807)	5,221	(1,676)
Inventories	48,262	(118,175)	(25,954)
Prepaid expenses and other current assets	(20,494)	(78,205)	(2,007)
Other long-term assets	(4,118)	(610)	—
Accounts payable	25,281	(75,189)	12,166
Accounts payable to affiliates	7,139	5,113	(28,223)
Accrued liabilities	44,695	82,293	51,894
Deferred revenue	(32,533)	166,032	—
Non-income taxes payable	(2,786)	13,216	3,280
Other long-term liabilities	(1,738)	(2,554)	(2,374)

Net cash provided by (used in) operating activities	279,697	336,939	(146,131)

Cash flows from investing activities:
Capital expenditures	(187,397)	(140,295)	(267,871)
Proceeds from Commonwealth of Pennsylvania grants	—	22,403	2,222
Proceeds from sale of property, plant, and equipment	—	—	31,868

Net cash used in investing activities	(187,397)	(117,892)	(233,781)

Cash flows from financing activities:
Proceeds from debt	125,000	—	545,290
Repayment of debt	(20,407)	(7,310)	(4,831)
Repayment of notes payable to affiliate	—	—	(28,179)
Deferred financing costs	(3,955)	(868)	(15,879)
Redemption of Preferred A units	—	—	(25,000)
Payment of Preferred A dividend	—	—	(2,594)
Distributions to members	(249,132)	—	(120,546)
Advances to members	(10,396)	—	(75,900)
Proceeds from repayment of officer loan	853	—	2,000

Net cash provided by (used in) financing activities	(158,037)	(8,178)	274,361

Net increase (decrease) in cash	(65,737)	210,869	(105,551)
Cash and cash equivalents, beginning of year	338,249	127,380	232,931

Cash and cash equivalents, end of year	$272,512	$338,249	$127,380

Supplemental cash flow information:
Cash paid for interest, net of capitalized interest of $1,187, $1,603, and $1,874	$44,733	$36,662	$23,441
Cash paid (received) for taxes	$691	$(2,311)	$3,732
Capital expenditures included in accrued liabilities	$8,142	$19,261	$5,652

See accompanying notes to consolidated financial statements.

PHILADELPHIA ENERGY SOLUTIONS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except unit and volume data)

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Organization of Company

Philadelphia Energy Solutions LLC (the Company or PES LLC), a Delaware limited liability company, was formed on June 11, 2012. PES LLC owns all of the outstanding equity interest in PES Holdings LLC (PES Holdings), which owns 99.99% of the outstanding equity interests of Philadelphia Energy Solutions Refining & Marketing LLC (Refining or PESRM), a Delaware limited liability company. PESRM Holdings, LLC (PESRM Holdings), a Delaware limited liability company owns the remaining 0.01% of equity interests in Refining. PES Holdings and PESRM Holdings have no operations other than their ownership of the equity of Refining.

On September 8, 2012, Carlyle PES, LLC (Carlyle PES) contributed cash to PES LLC in exchange for 67% of the Common Units of PES LLC and 25 million Preferred A Units of PES LLC. Concurrently, Sunoco, Inc. and certain of its subsidiaries (Sunoco) contributed substantially all of the assets constituting their refinery operations in Philadelphia, Pennsylvania to Refining, and in exchange Sunoco received 33% of the Common Units in PES LLC. Carlyle PES is affiliated with The Carlyle Group L.P. and Sunoco is a wholly owned subsidiary of Energy Transfer Partners, L.P. (ETP).

In June 2014, PES LLC formed and owns all of the limited partner interest in North Yard Logistics, L.P. (Logistics), a Delaware limited partnership, and North Yard GP, LLC (North Yard GP). North Yard GP is a Delaware limited liability company and the general partner of Logistics.

The Company is a merchant refiner and marketer that operates the 190,000 barrels per day (bpd) Girard Point and the 145,000 bpd Point Breeze refining facilities in Philadelphia, Pennsylvania (the Philadelphia refining complex) and engages in the refining of crude oil and other feedstocks into petroleum products in the Northeast region of the United States. Logistics owns and operates the East Coast’s largest crude oil rail unloading terminal (the North Yard terminal), located adjacent to the Philadelphia refining complex. The North Yard terminal has the capacity to unload four crude unit trains per day, or 280,000 bpd. Logistics provides rail unloading services to PESRM under a long-term contract and currently does not generate unaffiliated third party revenue. PES LLC operates through two business segments: Refining and Logistics. Refer to note 17, Segment Data for additional information.

Potential Initial Public Offerings

In June 2014, certain subsidiaries of the Company formed PES Logistics Partners, L.P. (PES Logistics), a Delaware limited partnership, which is expected to acquire an indirect portion of the crude oil rail unloading terminal which currently provides certain logistics services to Refining. In October 2014, a registration statement on Form S-1, as amended, for PES Logistics was filed with the Securities and Exchange Commission (SEC) to explore an initial public offering of certain of its logistics assets.

In February 2015, the Company formed Philadelphia Energy Solutions Inc. (PES Inc.) which is expected to own the portion of PES LLC to be sold in a public offering. In February 2015, a registration statement on Form S-1, as amended, for PES Inc. was filed with the SEC to explore an initial public offering.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Presentation

The accompanying consolidated financial statements include the accounts of PES LLC and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

PHILADELPHIA ENERGY SOLUTIONS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except unit and volume data)

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual amounts could differ from these estimates.

In recording transactions and balances resulting from business operations, the Company uses estimates based on the best information available. Estimates are used for such items as plant depreciable lives, fair value of derivatives, environmental liabilities and liabilities for loss contingencies, among others. As better information becomes available or actual amounts are determinable, the recorded estimates are revised.

Cash Equivalents

The Company considers all highly liquid investments with a remaining maturity of three months or less at the time of purchase to be cash equivalents. These cash equivalents consist principally of time deposits and money market investments.

Accounts Receivable

Accounts receivable are carried at invoiced amounts. An allowance for doubtful accounts is established, if required, to report such amounts at their estimated net realizable value. In estimating probable losses, management reviews accounts that are past due and determines if there are any known disputes. There was no allowance for doubtful accounts at December 31, 2015 or 2014.

Accounts receivable in the consolidated balance sheets comprises customer balances of $112,973 and other receivables of $57,707 at December 31, 2015 and customer balances of $166,455 and other receivables of $39,397 at December 31, 2014.

Included in other receivables, mentioned above, at December 31, 2015 and 2014 are receivables relating to volume-based freight incentive rebates of $25,251 and $17,213, respectively.

Inventories

Inventories are carried at the lower of cost or market. The cost of crude oil and refined and intermediate product inventories is determined using the last-in, first-out (LIFO) method. Under the LIFO valuation method, the most recently incurred costs are charged to cost of sales and inventories are valued at the earliest acquisition costs. The use of the LIFO inventory method may result in increases or decreases to cost of sales in years when inventory volumes decline and result in charging cost of sales with LIFO inventory costs generated in prior periods. Also, in periods of rapidly declining prices, LIFO inventories may need to be written down to market value due to the higher costs assigned to LIFO layers in prior periods. An inventory write-down to market value results in a non-cash accounting adjustment, decreasing the value of our inventories and increasing our cost of sales. Such charges are subject to reversal in subsequent periods, not to exceed LIFO cost, if prices recover.

The cost of materials and supplies inventories is determined using the average-cost method.

Revenue Recognition

Revenues from sales of refined products are recognized upon transfer of title to the customer based on the contractual terms of delivery.

PHILADELPHIA ENERGY SOLUTIONS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except unit and volume data)

The Company entered into an intermediation agreement with J.P. Morgan Ventures Energy Corporation (JPMVEC) on September 8, 2012, and sold refined products to JPMVEC under this agreement. On a daily basis, PES LLC sold the production of refined products and blendstocks from the Philadelphia refining complex as they were produced, delivered to the storage tanks, and legal title passed to JPMVEC. These transactions occurred at the daily market price for the respective products.

On October 7, 2014, JPMVEC assigned the intermediation agreement to Merrill Lynch Commodities (MLC). Under this agreement, the Company receives upfront cash payments for daily production sold to MLC through intermediation but prior to final sale to the customer. The upfront payments are deferred and classified as deferred revenue on the consolidated balance sheets, until title has passed to the ultimate customer.

For further discussion of the above, see note 4, Intermediation Agreements.

Revenues from the Company’s intermediation agreements are reported on a gross basis in the consolidated statements of operations and comprehensive income (loss) as the Company is considered a principal in these agreements.

The Company may also purchase refined products from MLC under the intermediation agreement and sell the related products at its rack operation. The initial sale of refined products under the intermediation agreement and the subsequent buy-back of refined products for sale at the rack operation are considered to be made in contemplation of each other and, accordingly, are recorded net in the consolidated statements of operations and comprehensive income (loss) and do not result in the recognition of a sale. Revenue from sales of refined products at the rack operation are recorded upon transfer of title to the ultimate customer.

The Company may also purchase refined products and sell the related refined products through the intermediation agreement. The Company acts as a principal in these transactions, taking title to the products and records revenue for the gross amount of the sales transactions, and records costs of purchases as a component of cost of sales in the consolidated statements of operations and comprehensive income (loss).

The Company may also enter into refined product buy/sell arrangements, which involve linked purchases and sales related to refined product sales contracts. The Company acts as an agent in these transactions, not taking title to the products and includes these transactions on a net basis in net sales in the consolidated statements of operations and comprehensive income (loss).

Excise taxes on sales of refined products that are collected from customers and remitted to various governmental agencies are reported on a net basis in the consolidated statements of operations and comprehensive income (loss).

Depreciation, Amortization, and Retirements

Plant and equipment are depreciated on a straight-line basis over their estimated useful lives of 30 years for buildings and from 4 to 35 years for machinery and equipment.

Gains and losses on the disposal of fixed assets are reflected in the consolidated statements of operations and comprehensive income (loss) in the period in which the item is disposed.

As part of the contribution of assets from Sunoco on September 8, 2012, the Company received the right to utilize underground storage caverns at Sunoco’s Marcus Hook terminal at no cost for three years. The intangible asset was amortized on a straight-line basis over the three-year free rent period.

PHILADELPHIA ENERGY SOLUTIONS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except unit and volume data)

Maintenance Shutdowns

The costs incurred in connection with major maintenance turnarounds are capitalized as property, plant, and equipment when incurred and depreciated over the period benefited by the maintenance activities.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. An asset is considered to be impaired when the undiscounted cash flows expected to be generated by the asset are less than its carrying amount. The impairment recognized is the amount by which the carrying amount exceeds the fair value of the impaired asset. Fair values are determined by a variety of valuation methods, including appraisals, sales prices of similar assets and present value techniques. Impairment assessments inherently involve judgment as to assumptions about expected future cash flows and the impact of market conditions on those assumptions. Although management would utilize assumptions that it believes are reasonable, future events and changing market conditions may impact management’s assumptions, which could produce different results. The Company recorded no impairment of long-lived assets for the years ended December 31, 2015, 2014, and 2013.

Commitments and Contingencies

The Company enters into commitments for purchase of both crude and refined products as part of normal operations. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. Recoveries of environmental remediation costs from third parties are recorded as assets when receipt is deemed probable.

Environmental Remediation

Environmental remediation costs are accrued where an assessment has indicated that cleanup costs are probable and reasonably estimable. Such accruals are undiscounted and are based on currently available information, estimated timing of remedial actions and related inflation assumptions, existing technology, and presently enacted laws and regulations. If a range of probable environmental cleanup costs exists for an identified site, the minimum of the range is accrued. The actual settlement of environmental remediation costs could materially differ from our estimates due to a number of uncertainties such as the extent of contamination, changes in environmental laws and regulations, potential improvements in remediation technologies and the participation of other responsible parties.

The Company has entered into an agreement with Sunoco that provides indemnities to the Company for remediating contamination that occurred at the Philadelphia refining complex prior to September 8, 2012. Accordingly, the Company recorded a corresponding receivable from Sunoco for all liabilities recorded which are subject to the indemnity as of December 31, 2015 and 2014.

The Company has not incurred material liabilities or obligations subsequent to September 8, 2012.

Derivative Instruments

From time to time, the Company uses swaps, futures, forwards, and other derivative instruments to hedge a variety of price risks. All derivative financial instruments are recorded in the consolidated balance sheets at their estimated fair value. For balance sheet presentation purposes, the Company offsets asset and liability fair value

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except unit and volume data)

amounts with the same counterparty or under a master netting agreement, which provides the Company with the legal right of offset. The Company does not offset derivative positions against the fair value of collateral provided or received. Changes in the fair value of the derivative instruments are recognized in operations. On a regular basis, the Company enters into short-term commodity contracts with counterparties for crude oil and various finished products with the intent to physically take delivery or deliver the products. The Company evaluates these contracts for qualification of the normal purchases normal sales scope exemption.

For all hedging relationships, the Company formally documents the hedging relationship and its risk management objective and strategy for undertaking the hedge, the hedging instrument, the hedged transaction, the nature of the risk being hedged, how the hedging instrument’s effectiveness in offsetting the hedged risk will be assessed prospectively and retrospectively, and a description of the method used to measure ineffectiveness. The Company also formally assesses, both at the inception of the hedging relationship and on an ongoing basis, whether the derivatives that are used in hedging relationships are highly effective in offsetting changes in cash flows of the hedged transactions. For derivative instruments that are designated and qualify as part of a cash flow hedging relationship, the effective portion of the gain or loss on the derivative is reported as a component of other comprehensive income (OCI) and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. Gains and losses on derivatives representing hedge ineffectiveness are recognized in earnings in the current period. The Company discontinues hedge accounting prospectively when it determines that the derivative is no longer effective in offsetting cash flows attributable to the hedged risk, the derivative expires or is sold, terminated, or exercised, a forecasted transaction is not probable of occurring, or management decides to remove the designation of the cash flow hedge.

The embedded derivative transactions related to the intermediation agreement have been designated as fair value hedges of inventory. The gain or loss on the derivative instrument designated and qualifying as a fair value hedge, as well as the offsetting gain or loss on the hedged item attributable to the hedged risk, is recognized in earnings in the same period.

Deferred Financing Costs

Deferred financing costs are capitalized and amortized over the term of the related debt as a component of interest expense on a basis that approximates the effective interest method. Included in other long-term assets in the consolidated balance sheets at December 31, 2015 and 2014 are unamortized deferred financing costs totaling $11,753 and $11,141, respectively.

Asset Retirement Obligations

Accruals are established for the fair value of legal obligations to perform asset retirement activities in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity, if the fair value can be reasonably estimated. Certain of the Company’s asset retirement obligations are based on its legal obligation to perform cleaning and disposal activities at the Philadelphia refining complex when it permanently ceases operations of the long-lived assets. The Company, therefore, considers the settlement date of these obligations to be indeterminable and, accordingly, cannot calculate an associated asset retirement liability for these obligations at this time.

When the Company has a legal obligation to incur costs to retire the asset and a reasonable estimate of the fair value of the liability can be made, the fair value liability of these asset retirement obligations will be recognized when the settlement date is determinable. The liability is subsequently adjusted for accretion expense and changes in the amount or timing of the estimated cash flows. The corresponding asset retirement costs are depreciated over the asset’s remaining useful life.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except unit and volume data)

Taxes

The Company is a limited liability company, taxed as a partnership under Subchapter K of the Internal Revenue Code of 1986, for federal and state income tax purposes. Therefore, federal and state income taxes are assessed at the member level. For further information, see Note 5, Taxes.

Share-Based Compensation

The Company accounts for the compensation cost of equity-based awards at fair value and reports the related expense in the consolidated statements of operations and comprehensive income (loss). Compensation cost for awards of incentive units is derived from the fair market value of common units on the grant date using a Black-Sholes valuation pricing model. The Company recognizes incentive unit compensation expense on a straight-line basis over the requisite service period in operating expenses and general and administrative expenses in the consolidated statements of operations (loss).

Fair Value Measurements

The Company determines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As required, the Company utilizes valuation techniques that maximize the use of observable inputs (Levels 1 and 2) and minimize the use of unobservable inputs (Level 3) within the fair value hierarchy included in current accounting guidance. The “market approach” is generally used to determine fair value when available. This method uses pricing and other information generated by market transactions for identical or comparable assets and liabilities.

Revision of Previously Issued Financial Statements

The Company has revised its audited consolidated financial statements and certain footnote disclosures as of and for the year ended December 31, 2014 primarily to correct amounts previously reported related to the intermediation agreement with MLC. The following table presents the effect of the revision on the consolidated balance sheet as of December 31, 2014 and the consolidated statement of operations and comprehensive (loss) and consolidated statement of cash flows for the year ended December 31, 2014.

	As reported	Adjustment	Revised
Consolidated balance sheet:
Inventories	$927,087	$(21,707)	$905,380
Accrued liabilities	626,004	227,247	853,251
Deferred revenue	414,986	(248,954)	166,032
Consolidated statement of operations and comprehensive income:
Net sales	$13,250,883	$68,162	$13,319,045
Cost of sales	12,393,541	68,162	12,461,703
Consolidated statement of cash flows:
Adjustments to reconcile net income to net cash provided by operating activities:
Inventories	$(367,129)	$248,954	$(118,175)
Deferred revenue	414,986	(248,954)	166,032

Total members’ equity, net income, and net cash flows provided by operating activities were not impacted by these revisions.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except unit and volume data)

Recent Accounting Developments

Leases

In February 2016, the Financial Accounting Standard Board (FASB) issued new accounting guidance related to the presentation and disclosure of leasing arrangements. The new guidance requires that lessees recognize the assets and liabilities arising from all leases with terms of more than 12 months on the balance sheet. The new guidance requires a modified retrospective adoption and is effective for fiscal years beginning after December 15, 2018. Early adoption is permitted. The Company is currently evaluating the impact of this new guidance on its consolidated financial statements and related disclosures.

Presentation of Debt Issuance Costs

In April 2015, the FASB issued new accounting guidance related to the presentation of debt issuance costs in the balance sheet. The new guidance requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts or premiums. The Company currently presents such amounts as other long-term assets. The new guidance does not change the current recognition and measurement guidance for debt issuance costs. This guidance requires retrospective adoption and is effective for interim and annual financial statements issued for fiscal years beginning after December 15, 2015. Early adoption of this guidance is permitted for financial statements that have not been previously issued. The Company adopted this guidance on January 1, 2016 with no impact to its results of operations, cash flows or net assets.

Amendments to the Consolidation Analysis

In February 2015, the FASB issued new guidance related to the evaluation of whether limited partnerships and similar legal entities are variable interest entities (VIEs) or voting interest entities, eliminates the presumption that a general partner should consolidate a limited partnership and affects the consolidation analysis of reporting entities that are involved with VIEs, particularly those that have fee arrangements and related party relationships. The requirements of the new guidance are effective for interim and annual periods beginning after December 15, 2015, and early adoption is permitted. The Company is currently evaluating the impact of this new standard on its consolidated financial statements and related disclosures.

Revenue Recognition

In May 2014, the FASB issued new guidance which establishes a comprehensive new revenue recognition model designed to depict the transfer of goods or services to a customer in an amount that reflects the consideration the entity expects to be entitled to receive in exchange for those goods or services and requires significantly enhanced revenue disclosures. This guidance will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. The standard is effective for interim and annual periods beginning after December 15, 2016. Early adoption is not permitted. In April 2015, the FASB issued further guidance and delayed the effective date of the new standard by one year. Under the additional guidance, early adoption will be allowed, but not earlier than the original effective date. The Company is currently evaluating the impact of this new guidance on its consolidated financial statements and related disclosures.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except unit and volume data)

3. RELATED-PARTY TRANSACTIONS

Agreements with Sunoco

Sunoco Supply Agreement

In connection with the acquisition of the Philadelphia refining complex, Refining entered into an agreement with Sunoco LLC (as successor in interest to Sunoco, Inc. (R&M) (Sunoco R&M)), a subsidiary of ETP, pursuant to which Refining sells ethanol to Sunoco LLC for blending at Sunoco Logistics Partners L.P.’s (SXL’s) Belmont truck rack (Belmont Rack). The agreement ended in June 2015.

The volume of ethanol sold under the agreement equals the amount required for blending based on the volume of gasoline Sunoco LLC purchases from MLC under the intermediation agreement.

On June 1, 2015, Refining and Sunoco LLC entered into a new agreement for the sale of ethanol from Refining to Sunoco LLC. In connection with this new agreement, the parties entered into a renewable identification number transaction agreement whereby Sunoco LLC agreed to sell Refining 8,000,000 renewable identification numbers (RINs) per month at market price for the length of the agreement. The initial term of this agreement ends in June 2016 and will automatically renew for successive twelve-month terms unless terminated by either party upon 90 days prior notice.

Sunoco LLC is responsible for all fees, costs and expenses that are incurred outside of the Philadelphia refining complex with respect to any product sold under this agreement including, without limitation, (i) rack and/or distribution costs, (ii) fees charged by SXL, (iii) fees for the use of the Belmont truck rack and (iv) docking fees. Obligations under the agreement will be suspended to the extent affected by a force majeure event.

On June 1, 2015, Refining also entered into an agreement with Sunoco LLC for the sale of refined products from Refining to Sunoco LLC. This agreement provides for the sale of approximately 2,000,000 gallons of refined products per month and expires in May 2016.

Refining’s net sales under these agreements were $58,703, $73,429, and $77,057 for the years ended December 31, 2015, 2014, and 2013, respectively. Refining’s purchases of RINs under this agreement was $24,838 for the year ended December 31, 2015. The net sales and purchases of RINs are recorded as a component of net sales and cost of sales in the consolidated statements of operations and comprehensive income (loss), respectively.

Transition Services Agreement

In connection with the acquisition of the Philadelphia refining complex, on September 8, 2012, Refining entered into a transition services agreement with Sunoco for the performance by each party of certain transition services related to the transition of the Philadelphia refining complex to a stand-alone operation separate from the other businesses of Sunoco. Services provided under the agreement included various accounting, management, information technology, human resources, commercial and other miscellaneous administrative functions. The party performing a transition service was reimbursed by the other party according to the agreed-upon fee schedule for that particular service. While a majority of the services provided pursuant to this agreement ceased in 2013, Refining continues to utilize Sunoco’s common carrier bond in connection with Foreign Trade Zone operating activities.

Transition services expenses were $73, $518, and $2,732 for the years ended December 31, 2015, 2014, and 2013, respectively. Transition services expenses are recorded as a component of general and administrative expenses in the consolidated statements of operations and comprehensive income (loss).

PHILADELPHIA ENERGY SOLUTIONS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except unit and volume data)

Sublease

In connection with the acquisition of the Philadelphia refining complex, on September 8 , 2012, the Company entered into a sublease arrangement with Sunoco for its corporate headquarters in Philadelphia that were previously occupied by Sunoco. Rent expense incurred in connection with this agreement was $1,465, $1,393, and $1,347 for the years ended December 31, 2015, 2014, and 2013, respectively. The rent expense is recorded as a component of general and administrative expenses in the consolidated statements of operations and comprehensive income (loss).

Ethanol Purchases

From time to time, Refining purchases ethanol from Sunoco on a spot basis. Ethanol purchases from Sunoco were $2,116, $1,016, and $60,355 for the years ended December 31, 2015, 2014, and 2013, respectively. The purchases of ethanol is recorded as a component of cost of sales in the consolidated statements of operations and comprehensive income (loss).

RINs

From time to time, Refining purchases RINs from Sunoco on a spot basis. RINs purchases from Sunoco were $980, $8,512, and $5,346 for the years ended December 31, 2015, 2014, and 2013, respectively. The purchases of RINS are recorded as a component of cost of sales in the consolidated statements of operations and comprehensive income (loss).

Agreements with SXL

Fort Mifflin Terminal Marine Dock and Terminaling Agreement

In connection with the acquisition of the Philadelphia refining complex, on September 8, 2012, Refining entered into a dock and terminaling agreement with SXL pursuant to which SXL provides Refining with the capacity to unload and store more than 300,000 barrels per day of waterborne crude oil and certain other refinery feedstocks, at the Fort Mifflin Terminal and the related Darby Creek tank farm in exchange for a per barrel throughput fee, a per barrel fee for any necessary heating services and various miscellaneous docking fees. The throughput fee escalates annually at a rate equal to the increase in the Consumer Price Index (CPI), and the other fees escalate annually to reflect any increase in the out-of-pocket costs of providing the applicable services.

Pursuant to Amendment No. 1 entered on July 20, 2015 to the agreement, Refining will reimburse SXL for all of the actual costs and expenses for (i) certain modifications at the Darby Creek tank farm, including the installation and start-up of back-up electrical generators, (ii) the monthly lease payments paid to the generator lessor, (iii) the periodic maintenance of such generators, and (iv) the fuel to run such generators.

This agreement expires in September 2022 and provides Refining with access to four marine docks, 29 storage tanks with working capacity of 2.8 million barrels and seven pipelines at the Fort Mifflin Terminal and the Darby Creek tank farm. The agreement contains a minimum volume commitment requiring Refining to deliver an average of at least 300,000 barrels per day on an annual basis or make a per barrel deficiency payment based on the shortfall amount. Deficiency payments can be credited against excess volumes throughput in the following year. Obligations under the agreement will be suspended to the extent affected by a force majeure event.

Refining has an option under this agreement to purchase the Fort Mifflin Terminal for fair market value should Refining sell the Philadelphia refining complex, undergo an initial public offering or restructure its capital

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except unit and volume data)

structure through a public debt financing of not less than $200 million. Refining also has a right of first refusal to match the terms of any sale by SXL of a material portion of the terminal to a third party. SXL has a right of first refusal to repurchase the Fort Mifflin Terminal if Refining purchases the terminal pursuant to its option and thereafter sells or contributes to a joint venture the Fort Mifflin Terminal in a transaction that does not include a sale or conveyance of the Philadelphia refining complex.

Fees incurred in connection with this agreement were $20,201, $19,772, and $16,768 for the years ended December 31, 2015, 2014, and 2013, respectively. These fees are recorded as a component of cost of sales in the consolidated statements of operations and comprehensive income (loss).

Eagle Point Terminaling and Storage Agreements

Refining has entered into several terminaling and storage agreements with SXL pursuant to which SXL provides offloading, terminaling and storage services at its Eagle Point Terminal for Refining.

Terminaling & Storage Agreement (ULSD)

In connection with the acquisition of the Philadelphia refining complex, on September 8, 2012, Refining entered into a terminaling and storage agreement with SXL pursuant to which SXL provides ultra-low sulfur diesel storage and terminaling services for Refining at the Eagle Point Terminal. In exchange, Refining pays SXL a base storage fee, an excess storage fee per quarter and various transfer, circulation, marine vapor recovery, contaminate treatment and miscellaneous docking fees. Storage fees under the agreement escalate annually at a rate equal to the increase in CPI and most other fees escalate annually to reflect any changes in the out-of-pocket costs of providing the relevant services. This agreement expires in September 2022 and provides Refining with access to two marine docks and three storage tanks with working capacity of 600,000 barrels. Obligations under the agreement will be suspended to the extent affected by a force majeure event.

Rail Offloading, Terminaling and Storage Agreement (Crude Oil)

On September 19, 2014, Refining entered into a rail offloading, terminaling and storage agreement with SXL pursuant to which SXL provides crude oil offloading, terminaling and storage services for Refining at SXL’s tank farm and docks located at the Eagle Point Terminal. In exchange, Refining pays SXL a per barrel fee for rail car offloading, terminaling and barge loading and various transfer, circulation, marine vapor recovery and miscellaneous docking fees. The fees under the agreement escalate annually at a rate equal to the increase in the CPI. This agreement provides Refining with access to one storage tank and two docks with working capacity of 150,000 barrels as well as fungible storage of up to 100,000 barrels; however, the agreement, as it relates to fungible storage, expired on June 30, 2015. In February 2015, Refining amended this agreement to add an additional four dedicated storage tanks for the period June 1, 2015 to December 31, 2015. The agreement, as it relates to all dedicated storage, terminated on November 1, 2015.

Terminaling & Storage Agreements (Light Cycle Oil, Reformate, and Naphtha)

In connection with the acquisition of the Philadelphia refining complex, Sunoco R&M assigned to Refining its rights and obligations with respect to certain tanks at the Eagle Point Terminal. Refining expanded upon this arrangement by entering into a terminaling and storage agreement, effective as of February 10, 2014, with SXL pursuant to which SXL provides light cycle oil and naphtha storage and terminaling services at the Eagle Point Terminal. In exchange, Refining pays SXL a base storage fee and various transfer, circulation, marine recovery,

PHILADELPHIA ENERGY SOLUTIONS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except unit and volume data)

heating, contaminate treatment and miscellaneous docking fees. This agreement currently provides Refining with access to eight storage tanks and four marine docks with working capacity of approximately 923,000 barrels. The agreement for six of the tanks was scheduled to expire on February 28, 2015, with the balance of the agreement to expire on April 30, 2015. In January 2015, the Company amended the agreement to continue on a month to month basis after the respective expiration dates. Obligations under the agreement will be suspended to the extent affected by a force majeure event.

Heavy Products

On February 1, 2015, Refining entered into a terminaling and storage agreement with SXL pursuant to which SXL provides heavy product terminaling and storage services for Refining at the Eagle Point Terminal. In exchange, Refining pays SXL a base storage fee, an excess storage fee per quarter and various transfer, circulation, marine recovery, heating and miscellaneous docking fees. The fees under the agreement escalate annually at a rate equal to the increase in the CPI. This agreement provides Refining with access to four storage tanks and three docks with working capacity of approximately 820,000 barrels. The agreement expires on January 31, 2017. Obligations under the agreement will be suspended to the extent affected by a force majeure event.

Fees incurred in connection with the Eagle Point Terminaling & Storage agreements were $31,819, $14,645, and $10,502 for the years ended December 31, 2015, 2014, and 2013. These fees are recorded as a component of cost of sales in the consolidated statements of operations and comprehensive income (loss).

Marcus Hook Terminal Agreements

Refining has entered into several terminal services agreements with SXL pursuant to which SXL provides pipeline access, terminaling and storage services for Refining at SXL’s Marcus Hook Terminal located in Marcus Hook, Pennsylvania.

Terminal Services Agreement

In connection with the acquisition of the Philadelphia refining complex, on September 8, 2012, Refining entered into a terminal services agreement with Sunoco R&M, which was subsequently assigned to SXL, pursuant to which SXL provides storage and terminaling services with respect to Refining’s butane products in underground storage caverns located at the Marcus Hook Terminal. In exchange, Refining pays SXL a per gallon throughput fee based upon the throughput amount of 775,000 barrels of refined products, an excess volume fee, a truck rack loading and unloading fee and a dock loading and unloading fee. The agreement provided a free rent period for 775,000 barrels of storage for the first three years of the agreement. Beginning on September 8, 2015, Refining is charged a storage rate of $8,138 per year. All fees under the agreement escalate annually at a rate equal to the increase in the CPI. The initial term of the contract expires on September 7, 2022, and any obligations under the agreement will be suspended to the extent affected by a force majeure event.

Summer Butane Agreement

On May 2, 2014, Refining entered into a terminal services agreement (summer butane agreement) with SXL pursuant to which SXL provided for the receipt, storage, throughput, custody and delivery of excess butane, up to a maximum incremental amount of 625,000 barrels at the Marcus Hook Terminal. The summer butane agreement applies to butane delivered in excess of the throughput amount of 775,000 barrels in the initial terminal services agreement described above. This agreement expired on October 31, 2014.

PHILADELPHIA ENERGY SOLUTIONS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except unit and volume data)

Buy-Sell Agreement

On May 8, 2014, in connection with the summer butane agreement, Refining entered into a sale and repurchase agreement with SXL pursuant to which Refining agreed to sell, and SXL agreed to purchase, a minimum of 150,000 barrels of butane (up to a maximum of 200,000 barrels of butane) during the period between May 1, 2014 and August 1, 2014. The agreement also required Refining to repurchase equal volumes of butane from SXL during the period from September 16, 2014 through October 31, 2014. The parties agreed to a fixed price for the butane under this agreement.

Expenses incurred in connection with the Marcus Hook Terminal agreements were $5,530, $17,847, and $8,353 for the years ended December 31, 2015, 2014, and 2013, respectively. These expenses are recorded as a component of cost of sales in the consolidated statements of operations and comprehensive income (loss).

Inter-refinery Pipeline Lease

In connection with the acquisition of the Philadelphia refining complex, on September 8, 2012, Sunoco R&M assigned to Refining its rights to and obligations under a lease for three pipelines owned by SXL that connect the Philadelphia refining complex to the Marcus Hook Terminal (Inter-refinery pipeline). On November 30, 2012, Refining entered into a lease with SXL for the Inter-refinery pipeline, which replaced the Sunoco R&M lease. Under the lease, Refining pays SXL rent and a per barrel throughput fee to provide power to pumps at the Marcus Hook Terminal. Rental payments are subject to an annual escalator. The lease expires in January 2022. Fees incurred in connection with this agreement were $7,334, $6,816, and $6,711 for the years ended December 31, 2015, 2014, and 2013, respectively. These fees are recorded as a component of cost of sales in the consolidated statements of operations and comprehensive income (loss).

SXL is responsible for operating and maintaining the pipelines and related facilities, except Refining must reimburse SXL for any non-routine maintenance expenditures incurred during the term of the agreement. There were no material reimbursements under this agreement for the years ended December 31, 2015, 2014 and 2013.

Wholesale Rack Terminal Services Agreements

Refining has entered into several terminal services agreements with SXL pursuant to which SXL provides terminaling and storage services for Refining at certain of its wholesale rack terminals.

Products Terminal Services Agreement (Belmont Rack and Paulsboro Terminal)

On September 8, 2012, Refining entered into an agreement with SXL pursuant to which SXL provides terminaling and storage services for Refining at the Belmont Rack and Paulsboro terminal. In exchange, Refining pays SXL a per gallon throughput fee for each refined product, a per gallon demurrage fee, and various additive fees, all of which are subject to an annual CPI-based inflation escalator. The contract expires in September 2022, and any obligations under the agreement will be suspended to the extent affected by a force majeure event.

In addition, Refining has a right of first offer to purchase the Belmont Rack should SXL sell the Belmont Rack or any material portion thereof. Refining also has the option to purchase the Belmont Rack should Refining sell the Philadelphia refining complex, undergo an initial public offering or restructure its capital structure through a public debt financing of not less than $200 million. SXL has a right of first refusal to repurchase the Belmont Rack should Refining purchase the Belmont Rack pursuant to its option and thereafter sell or contribute

PHILADELPHIA ENERGY SOLUTIONS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except unit and volume data)

to a joint venture the Belmont Rack in a transaction that does not include a sale or conveyance of the Philadelphia refining complex. SXL also has the option to repurchase the Belmont Rack should Refining purchase the rack pursuant to its option and thereafter the operations of the Belmont Rack are no longer conducted in connection with refining operations at the Philadelphia refining complex. SXL also has the option to purchase certain of Refining’s assets should there be a permanent shutdown at the Philadelphia refining complex.

Truck Rack Terminal Services Agreement

On March 12, 2013, Refining entered into an agreement with SXL for the terminaling of refined products at various truck rack terminals located throughout the northeastern United States. The initial term of this agreement expired in March 2014; however, the agreement automatically renews until terminated by either party upon 60 days’ prior written notice. Fees under the agreement include a per gallon throughput fee based on the type of refined product and additives used, a per gallon demurrage fee and various additive fees, subject to discounts for meeting volume incentives at certain of the terminals. All fees under the agreement escalate annually at a rate equal to the increase in CPI. Obligations under the agreement will be suspended to the extent affected by a force majeure event.

Van Buren Terminal Services Agreement

On July 1, 2014, Refining entered into an agreement with SXL pursuant to which SXL provides terminaling services at SXL’s Van Buren truck rack terminal. In exchange, Refining pays SXL a per gallon throughput fee for each refined product, a per gallon demurrage fee, and various additive fees, all of which are subject to an annual CPI-based inflation escalator. The initial term of this agreement expired in June 2015; however, the agreement was automatically renewed until terminated by Refining upon 30 days’ prior written notice. Obligations under the agreement will be suspended to the extent affected by a force majeure event.

Fees incurred in connection with the wholesale rack terminal services agreements were $12,400, $8,498, and $6,480 for the years ended December 31, 2015, 2014, and 2013, respectively. These fees are recorded as a component of cost of sales in the consolidated statements of operations and comprehensive income (loss).

Crude Oil Purchase Agreements

In connection with the acquisition of the Philadelphia refining complex, on September 8, 2012, Refining entered into crude oil purchase agreements with SXL pursuant to which Refining purchased crude oil from SXL. These agreements expired in August 2014; however, Refining entered into a new crude oil purchase agreement that expired in June 2015. Under the agreement, SXL was permitted to nominate up to 470,000 barrels per month for purchase by Refining.

Crude oil purchases under these agreements were $164,749, $842,047, and $1,332,530 for the years ended December 31, 2015, 2014, and 2013, respectively. These purchases are recorded as a component of cost of sales in the consolidated statements of operations and comprehensive income (loss).

Refined Product Purchases and Sales

From time to time, Refining sells and purchases refined products to and from SXL. Revenue recognized related to refined product sales to SXL was $5,062, and $5,547 for the years ended December 31, 2015 and 2014,

PHILADELPHIA ENERGY SOLUTIONS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except unit and volume data)

respectively. These sales are recorded as a component of net sales in the consolidated statements of operations and comprehensive income (loss). There were no sales of refined products to SXL for the year ended December 31, 2013.

Refined product purchases from SXL were $1,543 for the year ended December 31, 2015. There were no refined product purchases from SXL for the years ended December 31, 2014 and 2013. These purchases are recorded as a component of cost of sales in the consolidated statements of operations and comprehensive income (loss).

Pipeline Distribution Arrangements

Refining distributes refined products to customers and other storage locations by pipeline, barge, rail and truck in the ordinary course of business, which includes pipelines owned and operated by SXL. Fees paid to SXL under these pipeline distribution arrangements generally include transmix disposal costs and transportation costs that are based on the Federal Energy Regulatory Commission’s or the Pennsylvania Public Utility Commission’s published common carrier tariffs. Fees incurred in connection with these arrangements were $26,782 and $6,986 for the years ended December 31, 2015 and 2014, respectively. No fees were incurred under these arrangements for the year ended December 31, 2013. These fees are recorded as a component of net sales in the consolidated statements of operations and comprehensive income (loss).

Other related-party Agreements

Advisory Services Agreement

The Company is party to an advisory services agreement with Carlyle Investment Management LLC and Sunoco whereby they are paid a management fee equal to 2% and 1%, respectively, of the Company’s earnings before interest expense, income taxes, depreciation, and amortization. Management fees totaled $6,830 and $7,021 for the years ended December 31, 2015 and 2014, respectively. There was no management fee for the year ended December 31, 2013. Management fees are recorded as a component of general and administrative expenses in the Company’s consolidated statements of operations and comprehensive income (loss).

4. INTERMEDIATION AGREEMENTS

Refining entered into an intermediation agreement with J.P. Morgan Ventures Energy Corporation (JPMVEC) on September 8, 2012. On October 7, 2014, JPMVEC assigned the intermediation agreement to Merrill Lynch Commodities (MLC) and the agreement was simultaneously amended and restated. Under these agreements, on a daily basis, Refining acquires (or acquired) substantially all of its crude oil and noncrude feedstocks for use in production at the Philadelphia refining complex from the respective counterparty and likewise sells (or sold) substantially all of refined products and blendstocks to the other party.

Under the agreement with JPMVEC, legal title for crude oil and noncrude feedstocks passed from JPMVEC to Refining when crude oil or noncrude feedstocks were drawn out of the storage tanks and processed, while title passed from Refining to JPMVEC as refined products or blendstocks were produced and delivered to storage tanks. These transactions occurred at the daily market price for the respective feedstocks and products. The Company was responsible for logistics costs associated with these purchases. Purchases and sales with JPMVEC were settled weekly on a net basis unless the net amount due to either of the parties exceeded $5,000 at which time it was settled.

PHILADELPHIA ENERGY SOLUTIONS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except unit and volume data)

On October 7, 2014, the Company sold refined products inventories to MLC as part of the new supply and offtake agreement signed with MLC. The Company repurchased this inventory through the intermediation process and this inventory was subsequently sold to a third party. Revenue was recognized upon the sale to the third party consistent with the sale of refined products noted below.

On October 7, 2014, the Company also acquired $371,120 of refined products inventories in noncash transactions under the agreement with MLC, which the Company is obligated to redeliver to MLC at expiration or termination of the intermediation agreement. The obligation to redeliver is classified as a component of accrued liabilities on the consolidated balance sheets and is carried at the current market price.

Under the agreement with MLC, when MLC receives title to the crude oil or noncrude feedstocks from a third party supplier, it flashes title for this inventory to Refining and Refining has an obligation to redeliver the crude oil and noncrude feedstocks to MLC at a future date at a fixed price. The Company has deemed the fixed price requirement to redeliver the inventory an embedded derivative and has designated these derivatives as fair value hedges of the inventory.

The Company purchases substantially all crude oil and noncrude feedstocks from MLC, based on market pricing for that day. The purchases occur as crude oil or noncrude feedstocks are consumed in the refining process.

Also under this agreement, refined products and blendstocks are sold to MLC as they are produced. The selling price is based on market pricing on such date. However, Refining holds title for these refined products and blendstocks until they are delivered to MLC’s customer. As a result, the Company records deferred revenue for these sales. The deferred revenue is recognized as revenue when the products are delivered to MLC’s customer. Refining also receives pricing adjustments, primarily related to transportation and other market differentials, when the refined products are delivered to MLC’s customers. Purchases of crude oil and noncrude feedstocks from MLC and sales of refined products or blendstocks to MLC are net settled daily.

A limited liability company owned by an unrelated third party, serves as an intermediary between Refining and MLC to exchange flash title for the receipt and delivery of certain crude oil and noncrude feedstocks and certain refined products and blendstocks.

MLC accounted for 76% and 17% of the Company’s revenues for the years ended December 31, 2015 and 2014, respectively. JPMVEC accounted for approximately 62% and 83% of the Company’s revenues for the years ended December 31, 2014 and 2013, respectively. MLC accounted for 37% and 53% of the Company’s accounts receivable at December 31, 2015 and 2014, respectively.

5. TAXES

The Company is subject to the Philadelphia Business Income & Receipts Tax (BIRT). Income tax expense related to BIRT was $409, $459, and nil for the years ended December 31, 2015, 2014, and 2013, respectively.

Effective January 1, 2014, the geographic areas where the Philadelphia refining complex are located were designated as Keystone Opportunity Zones (KOZ), providing specific Pennsylvania and City of Philadelphia tax benefits to the Company. Under this program, the Company’s effective tax rates are estimated to be 0.3205% of Philadelphia taxable income for BIRT, based on the statutory rate of 6.41%; and 0.007075% of Philadelphia gross receipts taxes, based on a statutory rate of 0.14150%; through December 31, 2020. From January 1, 2021 through December 31, 2023, the Company’s effective tax rates are estimated to be 0.641% of Philadelphia

PHILADELPHIA ENERGY SOLUTIONS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except unit and volume data)

taxable income for BIRT, based on the statutory rate of 6.41%; and 0.01415% of Philadelphia gross receipt taxes, based on a statutory rate of 0.14150%. After December 31, 2023, the Company will be subject to the fully enacted tax rates at that time.

6. INVENTORIES

Refined and intermediate products include the cost of crude oil and other feedstocks, manufacturing costs, and inbound freight costs. The following table presents the components of inventories at December 31, 2015 and 2014:

	December 31,
	2015	2014
Crude oil-intermediated	$233,856	$461,465
Crude oil-non-intermediated	1,410	5,889
Refined and intermediate products-intermediated	285,399	378,532
Refined and intermediate products-non-intermediated	25,535	46,404
Materials and supplies	14,520	13,090

	$560,720	$905,380

Under the intermediation agreement, MLC and the intermediary have liens on the intermediated crude and refined products held in inventory.

The Company recorded an impairment of $7,891 and $49,290 for the years ended December 31, 2015 and 2014, respectively, to state certain crude oil and refined and intermediate products at their net realizable values. No impairment was recorded for the year ended December 31, 2013. At December 31, 2015 all inventories valued at LIFO approximate market.

The Company recognized a gain of $18 from the liquidation of crude oil inventory LIFO layers for the year ended December 31, 2013. There were no gains on the liquidation of inventory during the years ended December 31, 2015 or 2014.

7. PROPERTY, PLANT, AND EQUIPMENT

The following table presents the components of property, plant, and equipment at December 31, 2015 and 2014:

	December 31,
	2015	2014
Land and land improvements	$12,147	$11,766
Buildings	2,096	984
Machinery and equipment	636,818	446,670
Construction-in-process	61,538	60,602

	712,599	520,022
Less accumulated depreciation and amortization	(101,232)	(50,294)

Property, plant, and equipment, net	$611,367	$469,728

PHILADELPHIA ENERGY SOLUTIONS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except unit and volume data)

The Company capitalizes interest costs associated with major construction projects based on the effective interest rate on total borrowings.

In December 2013, the Commonwealth of Pennsylvania approved a $15,000 grant to Refining to assist with the maintenance costs of completing the Girard Point refinery’s catalytic cracker turnaround. In November 2013, the Commonwealth of Pennsylvania’s Department of Transportation awarded Refining a $10,000 grant to assist with the costs of constructing a new rail track at the Philadelphia refining complex for the delivery of crude oil. Under the terms of the grant agreement, the Company is required to maintain the track and guarantee a minimum number of railcar unloadings per year for five years, as defined in the agreement. The Company received $22,403 and $2,222 during the years ended December 31, 2014 and 2013, respectively. The remaining amount is expected to be received at the end of the five year term and is included in Accounts receivable on the consolidated balance sheets. The total amount of the grants has been recorded as a reduction to property, plant, and equipment.

8. DEBT AND CREDIT FACILITIES

Refining Term Loan and Credit Facilities

On April 4, 2013, Refining entered into a $550,000 five-year term loan (Refining term loan) with JP Morgan Chase Bank NA, as administrative agent, and a syndicate of lenders. The Refining term loan was issued at a discount of 1.5%, requires quarterly interest payments, and matures on April 4, 2018. Borrowings outstanding under the Refining term loan bear interest at the greater of 1.25% or LIBOR plus an applicable margin. As of December 31, 2015, the rate was 6.25%, and the amount outstanding was $534,875. The net proceeds of the Refining term loan were used to fund operations, capital expenditures and distributions to members.

The Refining term loan lenders have priority security interests in certain assets of Refining. These assets exclude the North Yard terminal and certain of Refining’s other assets, including its logistics assets. These assets also secure the Refining revolving credit facility, with the distribution of the proceeds thereof and the relationships between the relevant secured parties being governed by intercreditor agreements. Refining has optional prepayment rights for all or a portion of the Refining term loan. Mandatory prepayments are required upon certain events occurring including large asset transactions, change in control, or in the event of a default as defined in the agreement. The Refining term loan also contains covenants that limit Refining’s ability to incur indebtedness; grant liens; make certain loans, acquisitions, and investments; enter into a merger or sale of assets; engage in certain transactions with affiliates; enter into sales and leaseback transactions, enter into swap agreements; repay certain indebtedness; and pay certain distributions. The Refining term loan does not contain any financial covenants. Refining was in compliance with the covenants as of December 31, 2015.

On September 8, 2012, Refining also entered into a $100,000 secured revolving credit agreement with JP Morgan Chase Bank NA (the Refining revolving credit facility), which was to mature in September 2017. On February 8, 2013, the Refining revolving credit facility was amended to temporarily increase the secured revolving credit availability from $100,000 to $150,000 for the period from February 8, 2013 to April 30, 2013. In connection with the assignment of the intermediation agreement from JPMVEC to MLC, effective October 7, 2014, JPMorgan Chase Bank NA assigned its rights and obligations under the Refining revolving credit facility to Bank of America, NA, after which Bank of America, NA, and Refining amended and restated the Refining revolving credit facility including an extended maturity date. The amended and restated Refining revolving credit facility matures on the earliest of (i) October 6, 2019, (ii) 91 days prior to the maturity date of the Refining term loan or (iii) the date on which the intermediation agreement is terminated or expires, or (iv) the date on which MLC is replaced in the intermediation agreement by a party not satisfactory to Bank of America, NA.

Borrowings under the amended and restated Refining revolving credit facility may be made up to the lesser of the total available commitment or the amount of a periodically adjusted borrowing base, which is based on the

PHILADELPHIA ENERGY SOLUTIONS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except unit and volume data)

value of collateral that includes Refining’s eligible hydrocarbon inventories; eligible receivables from inventory sales, and eligible cash and cash equivalent balances. Borrowings outstanding under the amended and restated Refining revolving credit facility bear interest at a base rate plus an applicable margin that varies as defined in the amended and restated agreement. The amended and restated Refining revolving credit facility is subject to a commitment fee of 0.5% of the unused portion. The amended and restated Refining revolving credit facility contains covenants that limit Refining’s ability to incur indebtedness; make certain loans, acquisitions, and investments; enter into a merger or sale of assets; enter into transactions with affiliates; repay certain indebtedness; enter into sale and leaseback transactions; enter into swap agreements; and pay certain distributions. Refining was in compliance with the covenants as of December 31, 2015. At December 31, 2015 there were no borrowings under the amended and restated Refining revolving credit facility; however, it was being used to support letters of credit totaling $9,511. As of December 31, 2015, there was $23,185 of availability under the amended and restated Refining revolving credit facility.

Logistics Term Loan and Credit Facilities

On November 24, 2015, Logistics entered into a credit agreement that provided for a $125,000 term loan facility (Logistics term loan) and a $50,000 senior secured revolving credit facility (the Logistics revolving credit facility), with PNC Bank NA, as administrative agent, and a syndicate of lenders. The credit agreement matures on November 24, 2019; however the agreement is subject to accelerated maturity if certain events occur, as defined in the agreement.

The Logistics term loan was issued at par value, requires quarterly principal and interest payments bearing interest at LIBOR or a base rate, plus an applicable margin. As of December 31, 2015, the rate was 3.2%, and the amount outstanding was $117,188.

The Logistics revolving credit facility is available for ongoing working capital, capital expenditures, acquisitions, and general corporate purposes. Borrowings outstanding under the Logistics revolving credit facility bear interest at LIBOR or a base rate, plus an applicable margin that varies as defined in the credit agreement. The Logistics revolving credit facility is subject to a commitment fee of 0.5% of the unused portion of the revolving credit facility. As of December 31, 2015 there were no borrowings under the Logistics revolving credit facility or outstanding letters of credit. As of December 31, 2015, there was $50,000 of availability under the Logistics revolving credit facility.

The lenders have priority security interests in the assets of North Yard Logistics including the North Yard terminal. North Yard Logistics has optional prepayment rights for all or a portion of the Logistics term loan (without premium or penalty). In addition, mandatory prepayments are required if the cash balance held by PESRM is less than $275,000 at the end of any year (beginning with the calendar year ending December 31, 2016). The credit agreement requires that North Yard Logistics maintain certain financial covenants including a leverage ratio of 2.75 to 1.00 and a fixed charge coverage ratio of 1.15 to 1.00, as defined in the credit agreement. The credit agreement also contains customary covenants that, among other things, limit North Yard Logistics’ ability to incur indebtedness; grant liens; make certain loans, acquisitions, and investments; enter into a merger or sale of assets; engage in certain transactions with affiliates; enter into swap agreements; repay certain indebtedness; and make certain distributions. North Yard Logistics was in compliance with all covenants as of December 31, 2015.

Installment Sale and Purchase Agreement

In May 2014, Refining entered into an installment sale and purchase agreement with a third party for the purchase of a rail terminal which was completed and placed in service in December 2014. Refining is required to

PHILADELPHIA ENERGY SOLUTIONS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except unit and volume data)

make installment payments over seven years and pay a monthly development fee of 12%. The agreement is a financing arrangement and accordingly, the Company recorded $50,675 in property, plant and equipment and the corresponding financing obligation in the consolidated balance sheet as of December 31, 2014. During the year ended December 31, 2015, additional components of the rail terminal were completed and an additional $17,336 of property, plant and equipment and financing obligation was recorded. As of December 31, 2015 and 2014, the amounts outstanding were $61,509 and $50,035 respectively.

The following table summarizes scheduled maturities of debt and capital lease and other obligations at December 31, 2015:

	Term Loans	Capital lease and other obligations
Year ending December 31:
2016	$36,750	$9,122
2017	36,750	9,658
2018	555,125	10,889
2019	23,438	12,277
2020	—	13,842
Thereafter	—	6,277
Less: unamortized discount	(3,712)	—

Total	$648,351	$62,065

9. OTHER LONG-TERM LIABILITIES

Other long-term liabilities consist of the following as of December 31, 2015 and 2014:

	December 31,
	2015	2014
Asset retirement obligations	$15,007	$15,504
Out of market contracts, net of $9,435 and $6,419 of accumulated amortization	3,565	6,581
Other	761	694

	$19,333	$22,779

The following table presents the activity for asset retirement obligations for the years ended December 31, 2015 and 2014:

	2015	2014
Balance—beginning of year	$15,504	$17,587
Obligations settled	(1,713)	(2,238)
Changes in estimates	—	(1,228)
Accretion	1,216	1,383

Balance—end of year	$15,007	$15,504

There are no assets legally restricted for purposes of settling asset retirement obligations.

PHILADELPHIA ENERGY SOLUTIONS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except unit and volume data)

The liabilities contributed by Sunoco on September 8, 2012 included two fixed commitment long-term barge agreements that expire in December 2016 and October 2017. The out of market contracts are amortized over the terms of the barge contracts. The amortization is recorded as a reduction of cost of sales in the statements of operations and comprehensive income (loss). Amortization expense is expected to be $2,585 in 2016 and $980 in 2017.

10. DEFINED CONTRIBUTION PLANS

The Company has two defined contribution plans that provide retirement benefits for all of its employees. Full- time employees are eligible to participate in the plans. The Company’s 401(k) plan provides a matching contribution of 100% of the first 5% of eligible wages contributed by the employee. The Company’s defined contribution cash option plan provides for a 7% contribution of eligible wages to the plan. Contributions are charged to expense as incurred and totaled $12,215, $11,292 and $10,215 for the years ended December 31, 2015, 2014, and 2013, respectively.

11. COMMITMENTS AND CONTINGENCIES

Leases and Other Commitments

Refining has operating leases for marine transportation vessels, tank cars, office space, pipeline, catalyst, equipment, and terminals. Rental expense for such leases was $50,987, $41,890 and $51,349 for the years ended December 31, 2015, 2014, and 2013, respectively,

The minimum future rental commitments under noncancelable operating leases as of December 31, 2015 are as follows:

Year ending December 31:
2016	46,318
2017	40,982
2018	36,729
2019	35,212
2020	25,970
Thereafter	29,766

Total	$214,977

For the years ended December 31, 2015, 2014, and 2013, the Company incurred $52,224, $48,786 and $57,684, respectively, of executory costs in relation to various leases.

At December 31, 2015, Refining had entered into commitments under the intermediation agreement with MLC to purchase 22.0 million barrels of crude oil of which 6.6 million were either on-hand or in-transit and 15.4 million barrels had not been delivered to MLC. Based on pricing at December 31, 2015, the value of the barrels on-hand or in transit was $216,622, which is recorded in the balance sheet in accrued liabilities, and the value of the purchase commitments was $535,484. If Refining does not renew the intermediation agreement with MLC when it expires or enter into another intermediation agreement, Refining will need to acquire crude and noncrude feedstocks in the open market to maintain normal refining operations.

At December 31, 2015, Refining was obligated to redeliver 3.3 million barrels of refined products under the intermediation agreement with MLC. A liability with a value of $159,986 has been recorded as a component of accrued liabilities on the consolidated balance sheets as of December 31, 2015.

PHILADELPHIA ENERGY SOLUTIONS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except unit and volume data)

At December 31, 2015, Refining had entered into commitments under the intermediation agreement with MLC to purchase 515 thousand barrels of refined products and intermediates, with a value of $23,156.

At December 31, 2015, Refining had commitments to purchase 5.3 million barrels of butane and isobutene through March 2021 under an agreement with a third party. Based on pricing at December 31, 2015, the value of the commitment is $170,776.

In January 2013, the Company entered into an agreement pursuant to which the precious metals catalyst located at the Philadelphia refining complex was sold and leased back for a three-year period. Precious metal catalyst lease expense was $1,253, $1,129, and $1,187 for the years ended December 31, 2015, 2014, and 2013, respectively. The initial lease ended in January 2016 and was subsequently renewed for a three year term. At the end of the renewed lease term, the Company has the option to purchase the metals at their market value, renew the lease, or return metals of similar quality to the purchaser of the metals.

Environmental Costs

Refining is subject to extensive and frequently changing federal, state, and local laws and regulations, including, but not limited to, those relating to the discharge of materials into the environment or that otherwise relate to the protection of the environment, waste management, and the characteristics and composition of fuels. As with the industry in general, compliance with existing and anticipated laws and regulations increases the overall cost of operating the Company’s businesses, including remediation, operating costs, and capital costs to construct, maintain, and upgrade equipment and facilities.

Refining has entered into an arrangement with Sunoco that provides indemnities to the Company for remediating contamination that occurred at the Philadelphia refining complex prior to its acquisition. The Company has reflected liabilities of $17,864 and $18,619 and receivables of $17,864 and $18,619 for the recovery of Sunoco’s estimated indemnified environmental liabilities which have not been remediated as of December 31, 2015 and 2014, respectively. The Company did not record any material environmental remediation expense for the years ended December 31, 2015, 2014 or 2013. The Company has not incurred any material liabilities since September 8, 2012 that would not be indemnified by Sunoco under this arrangement.

Accruals for environmental remediation activities reflect management’s estimates of the most likely costs that will be incurred over an extended period to remediate identified conditions for which the costs are both probable and reasonably estimable. Engineering studies, historical experience, and other factors are used to identify and evaluate remediation alternatives and their related costs in determining the estimated accruals for environmental remediation activities. Losses attributable to unasserted claims are also reflected in the accruals to the extent they are probable of occurrence and reasonably estimable. Such accruals are undiscounted. In general, each remediation site/issue is evaluated individually based upon information available for the site/issue and no pooling or statistical analysis is used to evaluate an aggregate risk for a group of similar items in determining the amount of probable loss accrual to be recorded. The estimates of environmental remediation costs also frequently involve evaluation of a range of estimates. In many cases, it is difficult to determine if one point in the range of loss estimates is more likely than any other. In these situations, accounting guidance requires that the minimum of the range be accrued. Accordingly, the low end of the range often represents the amount of loss, which has been recorded.

Total future costs for the environmental remediation activities identified above will depend upon the identification of any additional sites, the determination of the extent of the contamination at each site, the timing and nature of required remedial actions, the nature of operations at each site, the technology available and needed

PHILADELPHIA ENERGY SOLUTIONS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except unit and volume data)

to meet the various existing legal requirements, the availability of insurance coverage, the recovery under any available indemnity, the nature and extent of future environmental laws and regulations, inflation rates, and terms of consent agreements or remediation permits with regulatory agencies, among other things.

Pursuant to the Energy Policy Act of 2005 and the Energy Independence and Security Act of 2007, the EPA has issued Renewable Fuel Standards (RFS), implementing mandates to blend renewable fuels into the petroleum fuels produced and sold in the United States. Under RFS, the volume of renewable fuels that obligated refineries must blend into their finished petroleum fuels increases annually over time until 2022. In addition, certain states have passed legislation that requires minimum biodiesel blending in finished distillates. Existing laws and regulations could change, and the minimum volumes of renewable fuels that must be blended with refined petroleum fuels may change. In addition, in order to meet certain of these and future EPA requirements, we must purchase credits, known as RINS. Some of these contracts are derivative instruments; however, we elect the normal purchase and sale exception and do not record these contracts at their fair values. RINS expense was $124,095, $130,408, and $116,282 for the years ended December 31, 2015, 2014, and 2013 respectively.

On March 4, 2014, the EPA finalized its Tier 3 Motor Vehicle Emission and Fuel Standards (Standards). The Standards establish more stringent vehicle emissions standards and will reduce the sulfur content of gasoline beginning in 2017. The gasoline currently manufactured by the Philadelphia refining complex does not fully meet the requirements. The Standard requires additional capital investment to install new technologies and could materially increase compliance costs, which could have an adverse effect on our financial position, results of operations, and liquidity.

Employment Agreements

The Company currently has outstanding employment or severance agreements with certain executive management. Under the agreements, the executives would receive a lump-sum payment upon termination by the Company without cause, or by the employee for good reason, as defined in the agreements. Upon death or disability, these executives or their estates, would receive a lump-sum payment for their prorated bonus based on the number of days employed during the year of death or disability.

Legal Proceedings

The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations, or liquidity.

12. MEMBERS’ EQUITY

Preferred A Units

The Company issued 25 million Preferred A units as part of the purchase transaction on September 8, 2012 for $25,000. The units were nonvoting and provided for cumulative preferred dividends of 10% annually on the amount of unreturned capital. On September 9, 2013, the Company redeemed all of the Preferred A units for $25,000 and paid the cumulative unpaid preferred dividends of $2,594.

Common Units

There are 235,625 Common Units of PES LLC (Common Units) issued and outstanding as of December 31, 2015, 2014 and 2013. The allocation of profits and losses and distributions to Common Unit holders is governed by the Amended and Restated Limited Liability Company Agreement of PES LLC.

PHILADELPHIA ENERGY SOLUTIONS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except unit and volume data)

On December 6, 2012, the Company loaned members of executive management $4,000 to purchase 4,000 of its Common Units. The loans required repayment within five years and had an interest rate of 5%. On January 7, 2013, $2,000 of the loans were repaid in cash. On September 8, 2013, the remaining loans were reduced by $1,147 from the proceeds of the distribution to the Company’s Common Unit holders. At December 31, 2014, officer loans totaling $853 were recorded as contra equity. These remaining loans were repaid in February 2015.

Prior to the redemption of the Preferred A units in September 2013, the Common Units were subordinate to the Preferred A units including with respect to the unreturned capital and unpaid yield on the Preferred A units. The only exception was for the payment of cash tax distributions for its Common Unit holders.

Incentive Units

The Company awarded certain members of management Incentive Units of PES LLC (Incentive Units), which are intended to constitute profits interests for United States federal income tax purposes. The Incentive Units vest ratably over a five year period and participate in distributions and allocation of profits and losses, regardless of vesting status.

In December 2012, the Company authorized 26,181 Incentive Units for issuance. In April 2014, the Company authorized an additional 1,800 Incentive Units for issuance, bringing the total amount of Incentive Units authorized for issuance to 27,981 units. At December 31, 2015, there are 25,238 Incentive Units issued and outstanding and 2,743 Incentive Units available for issuance. Refer to Note 13, Share-Based Compensation for additional information.

Advances to Members

The Company is required to make a cash advance to each of its Common Unit and Incentive Unit holders if the Company has cumulative taxable income. The cash advance is calculated based on the estimated taxable income for the Company using the highest applicable U.S. federal, state, and local income tax rate applicable to New York residents. The advance must be no later than March 30 of the subsequent year. In January 2015 and January 2013, PES LLC advanced $10,396 and $75,900, respectively, to Common Unit and Incentive Unit holders for their 2014 and 2012 taxes which were recorded as reductions to members’ equity. No such advances were made during the year ended December 31, 2014.

Distributions

On September 8, 2013, PES LLC declared and paid distributions totaling $122,406 to its Common Unit and Incentive Unit holders. A portion of the distribution was used to reduce the amount due for officer loans and interest totaling $1,860. In May 2015, the Company declared distributions of $146,296 to its Common Unit and Incentive Unit holders of which $86,296 was previously paid to unitholders as tax advances and $60,000 was paid in June 2015. In September 2015, the Company declared and paid distributions of $49,132 to its Common Unit and Incentive Unit holders. In November 2015, the Company declared and paid distributions of $140,000 to its Common Unit and Incentive Unit holders.

13. SHARE-BASED COMPENSATION

Incentive units are issuable by PES LLC by its Board of Managers. The incentive units vest ratably over a five- year service period. Outstanding units automatically vest upon a change of control or initial public offering. PES LLC recognizes compensation expense on a straight-line basis over the requisite service period unless an

PHILADELPHIA ENERGY SOLUTIONS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except unit and volume data)

acceleration event has occurred. Incentive unit compensation expense was $1,564, $1,997, and $1,074 for the years ended December 31, 2015, 2014, and 2013, respectively. Total compensation cost related to nonvested awards not yet recognized at December 31, 2015 was $2,534, and is expected to be recognized over a weighted average period of 1.9 years.

The following table summarizes incentive unit activity of PES LLC for the years ended December 31, 2015 and 2014:

	Incentive units	Weighted average grant date fair value
Nonvested at December 31, 2013	17,804	$255
Granted	5,727	$674
Vested	(5,236)	$277
Forfeited	—	$—

Nonvested at December 31, 2014	18,295	$380

Granted	—	$—
Vested	(5,597)	$341
Forfeited	(2,383)	$927

Nonvested at December 31, 2015	10,315	$275

The weighted average grant date fair value of the PES LLC incentive units granted in 2014 was $674. There were no incentive units granted in 2015 and 2013.

The fair value of the incentive units granted is determined using the Black-Scholes pricing valuation model. Expected volatility is based on the volatility of a peer group of public companies. The expected term is based on management’s estimate. The risk free rate is based on the yield of U.S. Treasury STRIPS with a term equal to the expected term of the award. The following table summarizes the assumptions used in determining the fair value of the incentive units for the year ended December 31, 2014:

Year Ended December 31, 2014
Expected volatility	65%
Expected term (years)	4.4 - 4.7
Risk free interest rate	1.48% - 1.55%
Expected annual dividend	—

PHILADELPHIA ENERGY SOLUTIONS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except unit and volume data)

14. FAIR VALUE MEASUREMENTS

The following table represents the Company’s assets and liabilities measured at fair value on a recurring basis, by input level, as of December 31, 2015 and 2014:

	December 31, 2015
	Level 1	Level 2	Level 3	Total
Assets:
Money market funds	$102,108	$—	$—	$102,108
Commodity contracts	43,660	102,394	—	146,054
Foreign currency swaps	—	295	—	295
Fair value hedges	—	1,908	—	1,908
Liabilities:
Commodity contracts	$21,383	$164,450	$162	$185,995
Foreign currency swaps	—	9	—	9
Interest rate swap	—	4,922	—	4,922

	December 31, 2014
	Level 1	Level 2	Level 3	Total
Assets:
Money market funds	$53,047	$—	$—	$53,047
Commodity contracts	27,269	279,142	—	306,411
Fair value hedges	—	48,662	—	48,662
Liabilities:
Commodity contracts	$29,536	$269,943	$—	$299,479
Interest rate swap	—	2,496	—	2,496

The valuation methods used to measure financial instruments at fair value are as follows:

•	Money market funds categorized in Level 1 of the fair value hierarchy are measured at fair value based on quoted market prices and included within cash and cash equivalents.

•	The commodity contracts categorized in Level 1 of the fair value hierarchy comprise futures contracts and are measured at fair value based on quoted prices in an active market. The commodity contracts categorized in Level 2 of the fair value hierarchy comprise swap contracts and are measured at fair value using a market approach based upon broker quoted market prices of similar commodity contracts. The commodity contract categorized in Level 3 of the fair value hierarchy consists of a butane purchase contract with a cost adjustment that was valued using an internal model.

•	The foreign currency swaps categorized in Level 2 of the fair value hierarchy are measured using market-based observable inputs.

•	The fair value hedges categorized in Level 2 of the fair value hierarchy are measured using a market approach based on quoted market prices.

•	The interest rate swap is measured and recorded at fair value using Level 2 inputs. Fair value is based on the net present value of expected future cash flows related to both variable and fixed rate legs of the respective swap agreement. The measurements are computed using market-based observable inputs and the forward LIBOR yield curve.

There were no transfers between levels during the years ended December 31, 2015 and 2014.

PHILADELPHIA ENERGY SOLUTIONS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except unit and volume data)

The table below summarizes the carrying value and fair value of the Company’s recorded financial instruments not carried at fair market value:

	December 31, 2015		December 31, 2014
	Carrying value	Fair value	Carrying value	Fair value
Refining term loan	$531,163	$502,783	$535,012	$506,153
Logistics term loan	117,188	117,188	—	—
Financing obligation	61,509	61,509	50,035	50,035

The fair value of the Refining term loan is based on quoted market prices for similar instruments provided by a third party and is classified as Level 2 within the fair value hierarchy. The fair value of the Logistics term loan is based on an internal model and is therefore classified as Level 3 within the fair value hierarchy. Due to the limited availability of market data, the fair value of the financing obligation approximates carrying value and is classified as level 3 within the fair value hierarchy. The carrying values of current assets and liabilities not included in the table above approximated their fair values.

15. DERIVATIVE INSTRUMENTS

The Company enters into commodity derivative instruments to manage price volatility in certain crude oil and feedstock inventories as well as refined product sales. The objective of entering into these derivative contracts is to mitigate certain exposures to commodity price risk. From time-to-time, the Company also enters into foreign currency swap contracts to manage exposure to foreign currency fluctuations on certain receivables denominated in foreign currency.

There were approximately 52.1 million barrels of crude oil, 43.4 million barrels of refined products, 0.8 million dekatherms of natural gas, and 50,640 megawatts of electricity outstanding under commodity derivative instruments as of December 31, 2015. There were also approximately 14,742 Canadian dollars outstanding under foreign currency swap contracts as of December 31, 2015. There were approximately 57.8 million barrels of crude oil, 35.6 million barrels of refined products, 6.9 million dekatherms of natural gas, and 246,960 megawatts of electricity outstanding under commodity derivative instruments as of December 31, 2014. As of December 31, 2015, the Company had commodity derivatives extending to January 2017.

The commodity swaps and other commodity derivative agreements discussed above include multiple derivative positions with counterparties for which the Company has entered into agreements governing the nature of the derivative transactions. Each of the counterparty agreements provides for the right to offset each individual derivative position to arrive at the net receivable due from the counterparty or payable owed by the Company. As a result of the right to offset, the recognized assets and liabilities associated with the outstanding derivative positions have been presented net in the consolidated balance sheets.

Fair value hedges are used to mitigate price volatility of certain refining inventories. The gain or loss on a derivative instrument designated and qualifying as a fair value hedge, as well as the offsetting gain or loss on the hedged item attributable to the hedged risk, is recognized in earnings in the same period.

Under the current intermediation agreement, discussed in note 4, Intermediation Agreements, the Company is required to redeliver inventory to MLC at a future date at a fixed price. The Company has identified the fixed price and volume requirement to redeliver as an embedded derivative and has designated these derivatives as fair value hedges of the underlying inventory. The Company was obligated to redeliver 6.6 million barrels of crude

PHILADELPHIA ENERGY SOLUTIONS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except unit and volume data)

oil as of December 31, 2015 under the current intermediation agreement. A liability has been recorded, with a value of $216,622, which is recorded as a component of accrued liabilities in the consolidated balance sheets. The inventory is recorded as crude oil-intermediated in inventories in the consolidated balance sheets.

Refining uses interest rate swaps to manage its exposure to interest rate risk. As of December 31, 2015, Refining had an interest rate swap contract that hedges its exposure to the cash flow risk caused by the effects of LIBOR changes on its Refining term loan. The interest rate swap effectively converts this LIBOR based debt with a notional amount of $534,875 to fixed rate debt having an interest rate of 1.923% plus an applicable margin of 5%, which equaled an effective interest rate of 6.923% as of December 31, 2015. This swap contract matures in April 2018 and has been designated as a cash flow hedge. To date, there has been no ineffectiveness on this cash flow hedge. The interest rate swap is settled quarterly and marked to market with all unrealized gains and losses recognized in accumulated OCI in the consolidated balance sheets and the realized portion of the cash flow hedge is recorded in interest expense in the consolidated statements of operations and comprehensive income (loss).

The following tables outline the gross amounts of the recognized assets and liabilities and the gross amounts offset in the consolidated balance sheets for the various types of open derivative positions as well as the collateral received (paid) on the derivative assets (liabilities) that is recorded in a separate line item in the consolidated balance sheets:

	Gross amounts of recognized assets	Gross amounts offset in the consolidated balance sheets	Net amounts of assets presented in the consolidated balance sheets	Cash collateral received not offset	Net amounts
December 31, 2015
Derivatives not designated as hedging instruments:
Commodity Contracts	$60,854	$(33,353)	$27,501	$15,724	$11,777
Foreign currency swap contracts	295	(9)	286	—	286
Derivatives designated as hedging instruments:
Fair value hedges	1,908	—	1,908	—	1,908
December 31, 2014
Derivatives not designated as hedging instruments:
Commodity Contracts	$271,516	$(256,784)	$14,732	$—	$14,732
Derivatives designated as hedging instruments:
Fair value hedges	48,662	—	48,662	—	48,662

PHILADELPHIA ENERGY SOLUTIONS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except unit and volume data)

	Gross amounts of recognized liabilities	Gross amounts offset in the consolidated balance sheets	Net amounts of liabilities presented in the consolidated balance sheets	Cash collateral paid not offset	Net amounts
December 31, 2015
Derivatives not designated as hedging instruments:
Commodity contracts	$(152,641)	$85,199	$(67,442)	$(11,730)	$(55,712)
Derivatives designated as hedging instruments:
Interest rate swap contract	(4,922)	—	(4,922)	—	(4,922)
December 31, 2014
Derivatives not designated as hedging instruments:
Commodity contracts	$(42,695)	$34,895	$(7,800)	$—	$(7,800)
Derivatives designated as hedging instruments:
Interest rate swap contract	(2,496)	—	(2,496)	—	(2,496)

The following table provides information about the fair values of these derivative instruments in a net asset or (liability) position as of December 31, 2015 and 2014 and the line items in the consolidated balance sheets in which the fair values are reflected. See note 14, Fair Value Measurements, for additional information related to the fair values of derivative instruments.

		December 31,
	Consolidated balance sheets location	2015	2014
Derivatives not designated as hedging instruments:
Commodity contracts	Prepaid expenses and other current assets	$27,501	$14,732
Foreign currency swap contracts	Prepaid expenses and other current assets	286	—
Commodity contracts	Accrued liabilities	(67,442)	(7,800)
Derivatives designated as hedging instruments:
Fair value hedges	Accrued liabilities	1,908	48,662
Interest rate swap contract	Accrued liabilities	(4,922)	(2,496)

Unrealized gains and losses associated with changes in the fair value of derivative instruments not accounted for as cash flow hedges are reflected in current period earnings.

PHILADELPHIA ENERGY SOLUTIONS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except unit and volume data)

The following tables present the classification and amounts of gains or (losses) in the consolidated statements of operations and comprehensive income (loss) for each of the reporting periods:

	Classification in consolidated statements of operations and comprehensive income (loss)	Years ended December 31,
		2015	2014	2013
Derivatives not designated as hedging instruments:
Commodity contracts	Cost of sales	$(113,044)	$(8,972)	$(17,681)
Foreign currency swap contracts	Cost of sales	332	—	—
Commodity contracts	Operating expenses	(2,906)	(17,331)	—
Derivatives designated as hedging instruments:
Fair value hedges(1)	Cost of sales	(46,754)	48,662	—

(1)	Changes in the fair value hedges are substantially offset by changes in the hedged items.

The Company is exposed to credit risk in the event of nonperformance by counterparties on its derivative instruments. Management believes this risk is not significant as the Company has established credit limits with such counterparties which require the settlement of net positions when these credit limits are reached.

Under the intermediation agreement with JPMVEC, Refining entered into commitments to purchase crude oil, which include indexed basis adjustments. Refining cash settled these basis adjustments monthly and considered these adjustments to be a normal cost of acquiring the crude oil. All basis adjustments are recorded in cost of products sold in the accompanying consolidated statements of operations and comprehensive income (loss).

16. ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

The following table presents amounts related to the changes in accumulated other comprehensive income (loss):

	Years ended December 31,
	2015	2014	2013
Balance—beginning of year	$(2,496)	$719	$—
Unrealized losses on derivative instruments, before reclassification	(6,133)	(6,960)	(2,079)
Reclassification to net income(1)	3,707	3,745	2,798

Change in year	(2,426)	(3,215)	719

Balance—end of year	$(4,922)	$(2,496)	$719

(1)	Reclassifications to net income are recorded in interest expense in the consolidated statements of operations and comprehensive income (loss).

Unrealized losses of $3,679 are expected to be reclassified from accumulated other comprehensive income (loss) into earnings as the underlying transactions occur over the next twelve-month period.

PHILADELPHIA ENERGY SOLUTIONS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except unit and volume data)

17. SEGMENT DATA

The Company was managed as one business with a single management team until December 31, 2014 and did not prepare discrete financial information for any of its products or services, and accordingly, did not have any separately reportable segments. On January 1, 2015, the Company created its logistics business segment when the North Yard terminal was contributed to Logistics. In connection with this contribution, Logistics and Refining entered into a long-term, take-or-pay commercial agreement with minimum volume commitments and related services and secondment and easement agreements. Accordingly, as of January 1, 2015, the Company conducts its operations through two business segments, refining and logistics, which are operated by Refining and Logistics, respectively. The Company’s refining segment includes the operations of its Philadelphia refining complex. The refining segment produces unbranded transportation fuels, heating oil, petrochemical feedstocks and other petroleum products. The refining segment purchases predominantly light, sweet crude oil, other feedstocks and blending components from various third-party suppliers and sells products primarily in the northeastern United States. The logistics segment owns and operates the North Yard terminal, the East Coast’s largest crude oil rail unloading terminal, located adjacent to the Philadelphia refining complex. It provides rail unloading services to the refining segment under the long-term contract described above. Prior to January 1, 2015, Logistics’ assets were operated within the refining operations and did not generate revenue, therefore, they were not considered to be a separate reportable segment.

The Company evaluates the performance of its segments based primarily on income from operations. Income from operations includes those revenues and expenses that are directly attributable to management of the respective segment. Activities of the Company’s business that are not included in the two operating segments are included in Corporate. Such activities consist primarily of corporate staff operations and other items that are not specific to the normal operations of the two operating segments.

The following table presents segment data:

	Year Ended December 31, 2015
	Refining	Logistics	Corporate	Eliminations	Total
Revenues(1)	$8,626,170	$118,929	$8,543	$(127,472)	$8,626,170
Depreciation and amortization	51,848	3,596	—	—	55,444
Operating income	73,973	90,644	—	—	164,617
Interest (expense) income, net	(49,845)	(565)	21	—	(50,389)
Other income	228	—	—	—	228
Income before income tax expense	24,356	90,079	21	—	114,456

(1)	Revenues for Logistics and Corporate segments represent intersegment revenues.

The following table presents total assets and capital expenditures by segment:

	December 31, 2015
	Refining	Logistics	Corporate	Eliminations	Total
Total assets	$1,669,173	$108,856	$6,998	$(20,519)	$1,764,508
Capital expenditures	187,397	—	—	—	187,397

PHILADELPHIA ENERGY SOLUTIONS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except unit and volume data)

18. REVENUES

The following table presents revenues from external customers for each product or group of similar products:

	Years Ended December 31,
	2015	2014	2013
Gasoline	$4,318,305	$6,489,758	$6,217,594
Distillates	3,713,903	5,432,698	5,806,075
Residual	356,917	894,898	976,901
Propane	39,544	105,434	87,444
Chemicals	178,676	380,126	374,882
Other	18,825	16,131	164,724

	$8,626,170	$13,319,045	$13,627,620

19. QUARTERLY FINANCIAL INFORMATION (Unaudited)

The following tables summarizes quarterly financial data for the years ended December 31, 2015 and 2014:

	Three Months Ended
	March 31 2015	June 30 2015	September 30 2015	December 31 2015	Total
Net Sales	$1,874,622	$2,390,332	$2,506,769	$1,854,447	$8,626,170
Operating income (loss)	$49,550	$148,868	$72,578	$(106,379)	$164,617
Net income (loss)	$36,532	$135,721	$60,993	$(119,715)	$113,531

	Three Months Ended
	March 31 2014	June 30 2014	September 30 2014	December 31 2014	Total
Net Sales	$2,961,281	$3,814,610	$3,479,101	$3,064,053	$13,319,045
Operating income (loss)	$33,484	$56,430	$99,011	$(1,792)	$187,133
Net income (loss)	$22,908	$47,568	$85,681	$(12,529)	$143,628

ANNEX A:

LETTER OF TRANSMITTAL

TO TENDER

6.375% SENIOR NOTES DUE 2023 (CUSIP NOS. 68765L AA5 and U86759 AA2)

6.250% SENIOR NOTES DUE 2021 (CUSIP NOS. 86765L AD9, U86759 AC8 and 86765L AF4)

OF

SUNOCO LP AND

SUNOCO FINANCE CORP.

PURSUANT TO THE EXCHANGE OFFERS AND PROSPECTUS

DATED                     , 2016

EACH EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,

NEW YORK CITY TIME, ON                     , 2016 (EACH, AN “EXPIRATION DATE”),

UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE ISSUERS.

The Exchange Agent for the Exchange Offers is:

U.S. BANK NATIONAL ASSOCIATION

By First Class Mail: U.S. Bank National Association Attn: Specialized Finance 111 Fillmore Avenue St. Paul, MN 55107-1402 Phone: (713)-235-9206	By Courier or Overnight Delivery: U.S. Bank National Association Attn: Specialized Finance 111 Fillmore Avenue St. Paul, MN 55107-1402 Phone: (713)-235-9206

For Facsimile Transmission (eligible institutions only):

(651) 495-8158

Attn: Specialized Finance

Confirm via email:

escrowexchangepayments@usbank.com

If you wish to exchange your issued and outstanding (i) 6.375% Senior Notes due 2023 (CUSIP Nos. 68765L AA5 and/or U86759 AA2) and/or 6.250% Senior Notes due 2021 (CUSIP Nos. 86765L AD9 and/or U86759 AC8 and/or 86765L AF4) (collectively, the “Private Notes”), for an equal aggregate principal amount of newly issued (ii) 6.375% Senior Notes due 2023 (CUSIP No.             ), or 6.250% Senior Notes due 2021 (CUSIP No. 86765L AF4), as the case may be (collectively the “Exchange Notes”), with materially identical terms that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exchange offers, you must validly tender (and not withdraw) your Private Notes to the Exchange Agent prior to the Expiration Date.

We refer you to the Prospectus, dated                     , 2016 (the “Prospectus”), of Sunoco LP (the “Partnership”) and Sunoco Finance Corp. (“Finance Corp.” and, together with the Partnership, the “Issuers”) and this Letter of Transmittal (the “Letter of Transmittal”), which together describe the Issuers’ offers (each, an “Exchange Offer” and, collectively, “Exchange Offers”) to exchange the Private Notes for a like aggregate principal amount of Exchange Notes. Capitalized terms used but not defined herein have the respective meaning given to them in the Prospectus.

The Issuers reserve the right, at any time or from time to time, to extend an Exchange Offer at their discretion, in which event the term “Expiration Date” shall mean the latest date to which such Exchange Offer is extended. The Issuers shall notify the Exchange Agent and each registered holder of the applicable Private Notes of any extension by oral (promptly followed in writing) or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

This Letter of Transmittal is to be used by holders of the Private Notes. Tender of Private Notes is to be made according to the Automated Tender Offer Program (“ATOP”) of The Depository Trust Company (“DTC”) pursuant to the procedures set forth in the Prospectus under the caption “Exchange Offers—Procedures for Tendering.” DTC participants that are accepting an Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s DTC account. DTC will then send a computer generated message known as an “agent’s message” to the Exchange Agent for its acceptance. For you to validly tender your Private Notes in the Exchange Offers the Exchange Agent must receive, prior to the applicable Expiration Date, an agent’s message under the ATOP procedures that confirms that:

•	DTC has received your instructions to tender your Private Notes; and

•	you agree to be bound by the terms of this Letter of Transmittal.

IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER PRIVATE NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

1.	By tendering Private Notes in the Exchange Offers, you acknowledge receipt of the Prospectus and this Letter of Transmittal.

2.	By tendering Private Notes in the Exchange Offers, you represent and warrant that you have full authority to tender the Private Notes described above and will, upon request, execute and deliver any additional documents deemed by the Issuers to be necessary or desirable to complete the tender of your Private Notes.

3.	You understand that the tender of the Private Notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between you and the Issuers as to the terms and conditions set forth in the Prospectus.

4.	By tendering Private Notes in the Exchange Offers, you acknowledge that the Exchange Offers are being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the “SEC”), including Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1989), Morgan Stanley & Co., Inc., SEC No-Action Letter (June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (July 2, 1993), and that the Exchange Notes issued in exchange for the Private Notes pursuant to the Exchange Offers may be offered for resale, resold or otherwise transferred by holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act (other than a broker-dealer who purchased Private Notes exchanged for such Exchange Notes directly from the Issuers to resell pursuant to Rule 144A or any other available exemption under the Securities Act, and any such holder that is an “affiliate” of the Issuers within the meaning of Rule 405 under the Securities Act), provided that such Exchange Notes are acquired in the ordinary course of such holders’ business and such holders are not participating in, and have no arrangement with any other person to participate in, the distribution of such Exchange Notes.

5.	By tendering Private Notes in the Exchange Offers, you represent and warrant that:

(a)	the Exchange Notes acquired pursuant to the Exchange offers are being obtained in the ordinary course of your business, whether or not you are the holder;

(b)	you are not engaging, do not intend to engage and have no arrangement or understanding with any person to participate, in the distribution of Private Notes or Exchange Notes within the meaning of the Securities Act;

(c)	you are not an “affiliate,” as such term is defined under Rule 405 promulgated under the Securities Act, of the Issuers;

(d)	if you are a broker-dealer, that you will receive the Exchange Notes for your own account in exchange for Private Notes that were acquired as a result of market-making activities or other trading activities and that you acknowledge that you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) in connection with any resale of such Exchange Notes and that you cannot rely on the position of the staff of the SEC set forth in certain no-action letters; and

(e)	you understand that a secondary resale transaction described in clause 5(d) above and any resales of the Exchange Notes obtained in exchange for the Private Notes originally acquired from the Issuers should be covered by an effective registration statement containing the selling noteholder information required by Item 507 or Item 508, as applicable, of Regulation S-K.

You may, if you are unable to make all of the representations and warranties contained in Item 5 above and as otherwise permitted in the Registration Rights Agreements (as defined below), elect to have your Private Notes registered in the shelf registration statement described in (i) the Registration Rights Agreement, dated April 1, 2015 (the “2023 Registration Rights Agreement”) and (ii) the Registration Rights Agreement dated April 7, 2016 (the “2021 Registration Rights Agreement” and, together with the 2023 Registration Rights Agreement, the “Registration Rights Agreements”), as applicable. Such election may be made by notifying the Issuers in writing at 820 Park Lane, Suite 200, Dallas, Texas 75231, Attention: Chief Financial Officer. By making such election, you agree, as a holder of Private Notes participating in a shelf registration, to indemnify and hold harmless the Issuers, each of the directors of the Issuers, each of the officers of the Issuers who signs such shelf registration statement, each other selling holder of Private Notes, and each person, if any, who controls the Issuers, the initial purchasers of the Private Notes, as applicable, and any other selling holder of Private Notes within the meaning of either the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from and against any and all losses, claims, damages or liabilities that arise out of, or are based upon, (1) any untrue statement or alleged untrue statement of a material fact contained in any shelf registration statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (2) any untrue statement or alleged untrue statement of a material fact contained in any prospectus or any free writing prospectus, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act (“issuer information”), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case made in reliance upon and in conformity with any information relating to you furnished to the Issuers in writing by you expressly for use in any shelf registration statement, any prospectus, any free writing prospectus and any issuer information. Any such indemnification shall be governed by the terms and subject to the conditions set forth in the 2023 Registration Rights Agreement or 2021 Registration Rights Agreement, as applicable, including, without limitation, the provisions regarding notice, retention of counsel, contribution and payment of expenses set forth therein. The above summary of the indemnification provision of the Registration Rights Agreements is not intended to be exhaustive and is qualified in its entirety by the Registration Rights Agreements.

6.	If you are a broker-dealer that will receive Exchange Notes for your own account in exchange for Private Notes that were acquired as a result of market-making activities or other trading activities, you acknowledge by tendering Private Notes in the Exchange Offers, that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act.

7.	If you are a broker-dealer and Private Notes held for your own account were not acquired as a result of market-making or other trading activities, such Private Notes cannot be exchanged pursuant to the Exchange Offers.

8.	Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives.

INSTRUCTIONS FORMING PART OF THE

TERMS AND CONDITIONS OF THE EXCHANGE OFFERS

1.	Book-Entry Confirmations.

Any confirmation of a book-entry transfer to the Exchange Agent’s account at DTC of Private Notes tendered by book-entry transfer (a “Book-Entry Confirmation”), as well as Agent’s Message and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the applicable Expiration Date.

2.	Partial Tenders.

Tenders of the Private Notes will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The entire principal amount of Private Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise communicated to the Exchange Agent. If the entire principal amount of all Private Notes is not tendered, then Private Notes for the principal amount of Private Notes not tendered and Exchange Notes issued in exchange for any Private Notes accepted will be delivered to the holder via the facilities of DTC promptly after the Private Notes are accepted for exchange.

3.	Validity of Tenders.

All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered Private Notes will be determined by the Issuers, in their sole discretion, which determination will be final and binding. The Issuers reserve the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for the Issuers, be unlawful. The Issuers also reserve the absolute right to waive any of the conditions of the Exchange Offers or any defect or irregularity in the tender of any Private Notes. The Issuers’ interpretation of the terms and conditions of the Exchange Offers (including the instructions on the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Private Notes must be cured within such time as the Issuers shall determine. Although the Issuers intend to notify holders of defects or irregularities with respect to tenders of Private Notes, neither the Issuers, the Exchange Agent, nor any other person shall be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification. Tenders of Private Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Private Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, promptly following the applicable Expiration Date.

4.	Waiver of Conditions.

The Issuers reserve the absolute right to waive, in whole or part, up to the expiration of the applicable Exchange Offer, any of the conditions to such Exchange Offer set forth in the Prospectus or in this Letter of Transmittal.

5.	No Conditional Tender.

No alternative, conditional, irregular or contingent tender of Private Notes will be accepted.

6.	Request for Assistance or Additional Copies.

Requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address or telephone number set forth on the cover page of this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offers.

7.	Withdrawal.

Tenders may be withdrawn only pursuant to the limited withdrawal rights set forth in the Prospectus under the caption “Exchange Offers—Withdrawal of Tenders.”

8.	No Guarantee of Late Delivery.

There is no procedure for guarantee of late delivery in the Exchange Offers.

IMPORTANT: BY USING THE ABOVE PROCEDURES TO TENDER PRIVATE NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

SUNOCO LP

SUNOCO FINANCE CORP.

OFFERS TO EXCHANGE

$800,000,000 of 6.375% Senior Notes due 2023 and Related Guarantees and

$800,000,000 of 6.250% Senior Notes due 2021 and Related Guarantees and

That Have Not Been Registered Under the Securities Act of 1933

For

$800,000,000 of 6.375% Senior Notes due 2023 and Related Guarantees and

$800,000,000 of 6.250% Senior Notes due 2021 and Related Guarantees and

That Have Been Registered Under the Securities Act of 1933

                    , 2016

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Sunoco LP

Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

•	our general partner;

•	any departing general partner;

•	any person who is or was an affiliate of a general partner or any departing general partner;

•	any person who is or was a manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of our partnership, our subsidiaries, our general partner, any departing general partner or any of their affiliates;

•	any person who is or was serving at the request of our general partner, any departing general partner or any of their affiliates as an officer, director, manager, managing member, general partner, employee, agent, fiduciary or trustee of another person owing a fiduciary duty to us or our subsidiaries;

•	any person who controls our general partner or any departing general partner; and

•	any person designated by our general partner.

Any indemnification under these provisions will only be out of our assets. We also have indemnification agreements with certain of our directors, pursuant to which we have agreed to indemnify them against certain liabilities. Unless it otherwise agrees, our general partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement. Subject to any terms, conditions or restrictions set forth in our partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

Sunoco Finance Corp.

Sunoco Finance Corp. (“Sunoco Finance”) is a Delaware corporation. Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification will be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Any indemnification under subsections (a) and (b) of Section 145 of the DGCL (unless ordered by a court) will be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination will be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 will not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Sunoco Finance’s certificate of incorporation and bylaws provide that current and former directors and officers, or directors and officers serving at the request of Sunoco Finance in additional capacities, will be indemnified to the fullest extent permitted under the DGCL. Sunoco Finance may also indemnify any employee or agent to the fullest extent permitted by the DGCL.

Subsidiary Guarantors

Delaware

Susser Holdings Corporation (“Susser Holdings”) is a Delaware corporation. The indemnification provisions of the DGCL described in “Sunoco Finance Corp.” above also relate to the directors and officers of Susser Holdings. The certificate of incorporation and bylaws of Susser Holdings provide generally that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is the legal representative of, is or was or has agreed to be become a director or officer of Susser Holdings or otherwise is or was serving or has agreed to serve as a director, officer, employee or agent will be indemnified and held harmless to the fullest extent of the DGCL.

Each of Aloha Petroleum LLC, Mid-Atlantic Convenience Stores, LLC, Sunoco, LLC, Stripes Holdings LLC, Stripes LLC, Susser Holdings L.L.C., Susser Petroleum Operating Company LLC and Susser Petroleum Property Company LLC is a Delaware limited liability company (each, a “Delaware LLC”). Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, and has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreement of each Delaware LLC contains indemnification provisions that generally provide that such Delaware LLC will indemnify any person against any losses, damages, claims or liabilities to which they may become subject or which the Delaware LLC may incur as a result of being or having been a member, director or officer of the Delaware LLC or an officer, director, stockholder, manager, member or partner of the Delaware LLC’s member, or while serving in a similar capacity at the request of the Delaware LLC, and may advance to them or reimburse them for expenses incurred in connection therewith.

Hawaii

Aloha Petroleum, Ltd. (“APL”) is a Hawaii corporation. Section 414-242 of the Hawaii Business Corporation Act (the “HBCA”) provides that a corporation may indemnify an individual who is a party to a proceeding because the individual is a director against liability incurred in the proceeding if:

•	the individual conducted himself or herself in good faith and the individual reasonably believed (i) in the case of conduct in the individual’s official capacity, that the individual’s conduct was in the best interests of the corporation, and (ii) in all other cases, that the individual’s conduct was at least not opposed to the best interests of the corporation;

•	in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful; or

•	the individual engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation.

To the extent that a director is wholly successful in the defense of any proceeding to which the director was a party because the director was a director of the corporation, the corporation is required by Section 414-243 of the HBCA to indemnify such director for reasonable expenses incurred thereby.

Under Section 414-244 of the HBCA, a corporation, before final disposition of a proceeding, may advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because the director is a director of the corporation if the director delivers certain written affirmations and certain undertakings. Under certain circumstances, under Section 414-245 of the HBCA a director may apply for and obtain indemnification or an advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction.

Further, under Section 414-246 of the HBCA, indemnification may be made only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because a director has met the applicable standard, with such determination to be made:

•	by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding or who do not have a familial, financial, professional or employment relationship with the director whose indemnification is the subject of the decision being made, which relationship would reasonably be expected to influence the director’s judgment when voting on the decision being made;

•	by special legal counsel; or

•	by a majority vote of the shareholders.

Under Section 414-247 of the HBCA, a corporation may indemnify and advance expenses to an officer who is a party to a proceeding because the officer is an officer of the corporation:

•	to the same extent as a director; and

•	if the person is an officer but not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding, or liability arising out of conduct that constitutes (i) receipt by the officer of a financial benefit to which the officer is not entitled, (ii) an intentional infliction of harm on the corporation or the shareholders or (iii) an intentional violation of criminal law.

The above-described provision applies to an officer who is also a director if the basis on which the officer is made a party to the proceeding is an act or omission solely as an officer. Further, an officer of a corporation who is not a director is entitled to mandatory indemnification under Section 414-243 of the HBCA and may apply to a court under Section 414-245 of the HBCA for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance for expenses.

The HBCA also provides that a corporation may include indemnification provisions in its articles of incorporation that are broader than the foregoing provisions, except as limited by Section 414-32 of the HBCA

APL’s articles of incorporation and bylaws provide that current and former directors and officers, or directors and officers serving at the request of APL in additional capacities, will be indemnified to the fullest extent permitted under the HBCA. APL may also indemnify any employee or agent to the fullest extent permitted by the HBCA.

Texas

Each of Sunoco Energy Services LLC (“SES”) and Stripes LLC (each a “Texas Guarantor”) is a Texas limited liability company. Sections 8.101 and 8.102 of the Texas Business Organizations Code (“TBOC”) provide that any governing person, former governing person or delegate of a Texas enterprise may be indemnified against judgments and reasonable expenses actually incurred by the person in connection with a proceeding, in which he was, is, or is threatened to be made a respondent if: (i) he acted in good faith, (ii) he reasonably believed (a) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests or (b) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests, and (iii) in the case of a criminal proceeding, he did not have reasonable cause to believe that his conduct was unlawful. In connection with any proceeding in which the person is (x) found liable because the person improperly received a personal benefit or (y) found liable to the enterprise, indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding and will not include a judgment, penalty, fine, or an excise or similar tax. Indemnification may not be made in relation to a proceeding in which the person has been found liable for willful or intentional misconduct in the performance of the person’s duty to the enterprise, breach of the person’s duty of loyalty owed to the enterprise or an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise. To limit indemnification, liability must be established by an order and all appeals of the order must be exhausted or foreclosed by law.

Under Section 8.051 of the TBOC, a limited liability company will indemnify a director or officer against reasonable expenses incurred by such director or officer, in connection with a proceeding in which such director or officer is named defendant or respondent because they are or were a director or officer, if they have been wholly successful, on the merits or otherwise, in the defense of the proceeding. In addition, such indemnification may be ordered in a proper case by a court of law under Section 8.052 of the TBOC.

The limited liability company agreement of each Texas Guarantor generally provides that each Texas Guarantor will indemnify its present and former directors, officers, employees or agents, or any person who, while serving in such capacity, serves as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture or similar entity at the request of the Texas Guarantor. Indemnitees are entitled to advancement of expenses and indemnification to the fullest extent permitted by the TBOC.

Virginia

Each of MACS Retail LLC and Southside Oil, LLC (each a “Virginia LLC Guarantor”) is a Virginia limited liability company. Section 13.1-1009.16 of the Virginia Limited Liability Company Act (the “VLLCA”) provides that the articles of organization or operating agreement of a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member or manager or other person for reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition of the proceeding. Section 13.1-1025 of the VLLCA provides for a limitation on the amount of damages that can be assessed against a member of manager to the lesser of (i) the monetary amount, including the elimination of liability, provided for in the articles of organization or operating agreement or (ii) the greater of $100,000 or the amount of certain cash compensation specified under the VLLCA provided to the member or manager by the limited liability company in the twelve months immediately preceding the act or omission for which liability was imposed. However, under the VLLCA, the liability of a manager or member will not be limited if the manager or member engaged in willful misconduct or a knowing violation of criminal law.

The limited liability company agreement of each Virginia LLC Guarantor generally provides that each Virginia LLC Guarantor, as applicable, will indemnify its present and former directors, officers, employees or agents, or any person who, while serving in such capacity, serves as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture or similar entity at the request of the Virginia LLC Guarantor. Indemnitees are entitled to advancement of expenses and indemnification to the fullest extent permitted by the VLLCA.

Pennsylvania

Sunoco Retail LLC (“SUN Retail”) is a Pennsylvania limited liability company. Section 8945 of the Pennsylvania Limited Liability Company Law of 1994 (the “PLLCL”) provides that, subject to standards and limitations set forth in the operating agreement, a limited liability company may and shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member or manager or other person in defending any action or proceeding against which indemnification may be made in advance of final disposition of the proceeding. Section 8945(b) of the PLLCL prohibits indemnification in cases where the act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, and the certificate of organization or operating agreement may not provide for indemnification in the case of willful misconduct or recklessness.

The operating agreement of SUN Retail generally provides that SUN Retail will indemnify its sole member, managers, officers or authorized representatives (the “Covered Persons”) to the fullest extent permitted law against any loss, liability, damage, judgment, demand, claim, cost or expense incurred by or asserted against the Covered Person (including without limitation, reasonable attorneys’ fees and disbursements incurred in the defense thereof) arising out of any act or omission of the Covered Person in connection with SUN Retail, unless such act or omission constitutes bad faith, gross negligence or willful misconduct on the part of the Covered Person.

ETP Retail Holdings, LLC

ETP Retail Holdings, LLC (“ETP Retail”) is a Delaware limited liability company. The indemnification provisions of the Delaware Limited Liability Company Act described in “Subsidiary Guarantors—Delaware” above also relate to ETP Retail. The limited liability company agreement of ETP Retail contains indemnification provisions that generally provide that ETP Retail will indemnify any person against any losses, damages, claims or liabilities to which they may become subject or which ETP Retail may incur as a result of being or having been a member, director or officer of ETP Retail or an officer, director, stockholder, manager, member or partner of ETP Retail’s member, or while serving in a similar capacity at the request of ETP Retail, and may advance to them or reimburse them for expenses incurred in connection therewith.

Item 21.	Exhibits.

(a)	See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-4, which Exhibit Index is incorporated herein by reference.

(b)	Not applicable.

(c)	Not applicable.

Item 22.	Undertakings.

Each registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if such registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of such registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of such registrant or used or referred to by the undersigned registrants;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of such registrant; and

(iv) any other communication that is an offer in the offering made by such registrant to the purchaser.

(b) Each registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Each registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) Each registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 22, 2016.

SUNOCO LP

By:	Sunoco GP LLC, its general partner

By:	/s/ Thomas R. Miller
Name: Thomas R. Miller
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert W. Owens and Thomas R. Miller, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, which are with Sunoco GP LLC, the general partner of Sunoco LP, on the dates indicated:

Signature	Title	Date

/s/ Robert W. Owens Robert W. Owens	President, Chief Executive Officer and Director (Principal Executive Officer)	July 22, 2016

/s/ Thomas R. Miller Thomas R. Miller	Chief Financial Officer (Principal Financial Officer)	July 22, 2016

/s/ Leta McKinley Leta McKinley	Vice President, Controller and Principal Accounting Officer	July 22, 2016

/s/ Matthew S. Ramsey Matthew S. Ramsey	Chairman of the Board	July 22, 2016

/s/ James W. Bryant James W. Bryant	Director	July 22, 2016

/s/ Christopher R. Curia Christopher R. Curia	Director	July 22, 2016

/s/ Thomas E. Long Thomas E. Long	Director	July 22, 2016

/s/ W. Brett Smith W. Brett Smith	Director	July 22, 2016

/s/ K. Rick Turner K. Rick Turner	Director	July 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 22, 2016.

SUNOCO FINANCE CORP.

By:	/s/ Thomas R. Miller
Name: Thomas R. Miller
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert W Owens and Thomas R. Miller, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Robert W. Owens Robert W. Owens	President, Chief Executive Officer and Director (Principal Executive Officer)	July 22, 2016

/s/ Thomas R. Miller Thomas R. Miller	Chief Financial Officer (Principal Financial Officer)	July 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 22, 2016.

SUSSER PETROLEUM OPERATING COMPANY LLC

By:	/s/ Thomas R. Miller
Name: Thomas R. Miller
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert W. Owens and Thomas R. Miller, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Robert W. Owens Robert W. Owens	President and Chief Executive Officer (Principal Executive Officer)	July 22, 2016

/s/ Robert W. Owens Robert W. Owens	President and Chief Executive Officer of Sunoco GP LLC, in its capacity as the general partner of Sunoco LP, the sole member of Susser Petroleum Operating Company LLC	July 22, 2016

/s/ Thomas R. Miller Thomas R. Miller	Chief Financial Officer (Principal Financial Officer)	July 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 22, 2016.

ALOHA PETROLEUM LLC

SOUTHSIDE OIL, LLC

SUNOCO ENERGY SERVICES LLC

SUSSER PETROLEUM PROPERTY COMPANY LLC

SUNOCO, LLC

MID-ATLANTIC CONVENIENCE STORES, LLC

SUSSER HOLDINGS CORPORATION

MACS RETAIL LLC

SUNOCO RETAIL LLC

STRIPES HOLDINGS LLC

SUSSER HOLDINGS, L.L.C.

By:	/s/ Thomas R. Miller
Name: Thomas R. Miller
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert W. Owens and Thomas R. Miller, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Robert W. Owens Robert W. Owens	President and Chief Executive Officer (Principal Executive Officer)	July 22, 2016

/s/ Thomas R. Miller Thomas R. Miller	Chief Financial Officer (Principal Financial Officer)	July 22, 2016

Signature	Title	Date

/s/ Robert W. Owens Robert W. Owens

President and Chief Executive Officer of

Susser Petroleum Operating Company

LLC, the sole member of each of

Southside Oil, LLC, Sunoco Energy

Services LLC, Susser Petroleum Property

Company LLC, Sunoco, LLC and Aloha

Petroleum LLC

President and Chief Executive Officer of

Susser Petroleum Property Company

LLC, the sole member of Mid-Atlantic

Convenience Stores LLC and Sunoco

Retail LLC

Director of Susser Holdings Corporation

President and Chief Executive Officer of

Mid-Atlantic Convenience Stores, LLC,

the sole member of MACS Retail LLC

Chief Executive Officer of Susser

Holdings Corporation, the sole member

of Stripes Holdings LLC

President and Chief Executive Officer of

Stripes Holdings LLC, the sole member

of Susser Holdings, L.L.C.

July 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 22, 2016.

ALOHA PETROLEUM, LTD.

By:	/s/ Thomas R. Miller
Name: Thomas R. Miller
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert W. Owens and Thomas R. Miller, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Richard M. Parry Richard M. Parry	President and Chief Executive Officer (Principal Executive Officer)	July 22, 2016

/s/ Thomas R. Miller Thomas R. Miller	Chief Financial Officer (Principal Financial Officer)	July 22, 2016

/s/ Robert W. Owens Robert W. Owens	Chairman of the Board of Directors	July 22, 2016

/s/ Richard M. Parry Richard M. Parry	Director	July 22, 2016

/s/ Robert Bradley Williams Robert Bradley Williams	Director	July 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 22, 2016.

STRIPES LLC

By:	/s/ Thomas R. Miller
Name: Thomas R. Miller
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert W. Owens and Thomas R. Miller, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Robert W. Owens Robert W. Owens	President and Chief Executive Officer (Principal Executive Officer)	July 22, 2016

/s/ Thomas R. Miller Thomas R. Miller	Chief Financial Officer (Principal Financial Officer)	July 22, 2016

/s/ Jack Whitney Jack Whitney	Manager	July 22, 2016

/s/ Robert Bradley Williams Robert Bradley Williams	Manager	July 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 22, 2016.

ETP RETAIL HOLDINGS, LLC

By:	/s/ Thomas E. Long
Name: Thomas E. Long
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert W. Owens and Thomas E. Long, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Robert W. Owens Robert W. Owens	President, and Manager (Principal Executive Officer)	July 22, 2016

/s/ Thomas E. Long Thomas E. Long	Chief Financial Officer (Principal Financial Officer)	July 22, 2016

/s/ Karl R. Fails Karl R. Fails	Manager	July 22, 2016

/s/ Boyd E. Foster Boyd E. Foster	Manager	July 22, 2016

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Contribution Agreement, dated as of March 23, 2015, by and among Sunoco, LLC, ETP Retail Holdings, LLC, Sunoco LP and Energy Transfer Partners, L.P.(1)

2.2	Contribution Agreement, dated as of July 14, 2015, by and among Susser Holdings Corporation, Heritage Holdings, Inc., ETP Holdco Corporation, Sunoco LP, Sunoco GP LLC and Energy Transfer Partners, L.P.(2)

2.3	Contribution Agreement, dated as of November 15, 2015, by and among Sunoco, LLC, Sunoco, Inc., ETP Retail Holdings, LLC, Sunoco LP, Sunoco GP LLC and, solely with respect to limited provisions therein, Energy Transfer Partners, L.P.(3)

3.1	Amended and Restated Certificate of Limited Partnership of Sunoco LP, dated June 6, 2016(4)

3.2	First Amended and Restated Agreement of Limited Partnership of Susser Petroleum Partners LP, dated September 25, 2012(5)

3.3	Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of Susser Petroleum Partners LP, dated October 27, 2014(6)

3.4	Amendment No. 2 to the First Amended and Restated Agreement of Limited Partnership of Sunoco LP, dated July 31, 2015(7)

3.5	Amendment No. 3 to the First Amended and Restated Agreement of Limited Partnership of Sunoco LP, dated January 1, 2016(8)

3.6	Amendment No. 4 to the First Amended and Restated Agreement of Limited Partnership of Sunoco LP, dated June 6, 2016(4)

3.7	Certificate of Formation of ETP Retail Holdings, LLC, dated May 29, 2014*

3.8	Limited Liability Company Agreement of ETP Retail Holdings, LLC, dated June 1, 2014*

4.1	Indenture, dated as of April 1, 2015, by and among Sunoco LP, Sunoco Finance Corp., the guarantors party thereto and U.S. Bank National Association, as trustee(9)

4.2	First Supplemental Indenture, dated as of September 14, 2015, among Sunoco LP, Sunoco Finance Corp., the guarantors party thereto and U.S. Bank national Association, as Trustee(10)

4.3	Second Supplemental Indenture, dated as of April 7, 2016, among Sunoco LP, Sunoco Finance Corp., the guarantors party thereto and U.S. Bank national Association, as Trustee(11)

4.4	Registration Rights Agreement, dated as of April 1, 2015, among Sunoco LP, Sunoco Finance Corp., the guarantors party thereto, ETP Retail Holdings, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the Initial Purchasers named therein(9)

4.5	Indenture, dated as of July 20, 2015, by and among Sunoco LP, Sunoco Finance Corp., the guarantors party thereto and U.S. Bank National Association, as trustee(12)

4.6	First Supplemental Indenture, dated as of September 14, 2015, among Sunoco LP, Sunoco Finance Corp., the guarantors party thereto and U.S. Bank national Association, as Trustee(10)

4.7	Second Supplemental Indenture, dated as of April 7, 2016, among Sunoco LP, Sunoco Finance Corp., the guarantors party thereto and U.S. Bank national Association, as Trustee(11)

4.8	Registration Rights Agreement, dated as of July 20, 2015, among Sunoco LP, Sunoco Finance Corp., the guarantors party thereto and Credit Suisse Securities (USA) LLC, as representative of the Initial Purchasers named therein(12)

Exhibit No.	Description

4.9	Registration Rights Agreement, dated as of December 3, 2015, by and among Sunoco LP and the purchasers named on Schedule A thereto(13)

4.10	Indenture, dated as of April 7, 2016, by and among Sunoco LP, Sunoco Finance Corp., the guarantors party thereto and U. S. Bank National Association, as Trustee(11)

4.11	Registration Rights Agreement, dated as of April 7, 2016, by and among Sunoco LP, Sunoco Finance Corp., the guarantors party thereto, ETP Retail Holdings, LLC and Credit Suisse Securities (USA) LLC, as representatives of the Initial Purchasers named therein(11)

5.1	Opinion of Latham & Watkins LLP*

5.2	Opinion of Cades Schutte LLP*

5.3	Opinion of Williams Mullen*

5.4	Opinion of Drinker Biddle & Reath LLP*

10.1	Omnibus Agreement, dated September 25, 2012, by and among Susser Petroleum Partners LP, Susser Petroleum Partners GP LLC and Susser Holdings Corporation(5)

10.2	Transportation Agreement, dated September 25, 2012, between Susser Petroleum Operating Company LLC and Susser Petroleum Company LLC(5)

10.3	Fuel Distribution Agreement, dated September 25, 2012, by and among Susser Petroleum Operating Company LLC, Susser Holdings Corporation, Stripes LLC and Susser Petroleum Company LLC, dated September 25, 2012(5)

10.4	Credit Agreement, dated September 25, 2014, among Susser Petroleum Partners LP, as the Borrower, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Collateral Agent, Swingline Lender and an LC Issuer(14)

10.5	First Amendment to Credit Agreement and Increase Agreement, dated April 10, 2015, by and among Sunoco LP, Bank of America, N.A., as Administrative Agent, Collateral Agent, Swingline Lender and an LC Issuer, and the financial institutions parties thereto(15)

10.6	Second Amendment to Credit Agreement, dated as of December 2, 2015, by and among Sunoco LP, Bank of America, N.A. and the financial institutions parties thereto as Lenders(13)

10.7	Senior Secured Term Loan Agreement, entered into as of March 31, 2016, by and among Sunoco LP, Credit Suisse AG Cayman Island Branch, as Administrative Agent and other lenders party thereto(16)

10.8	Contribution Agreement, dated September 25, 2012, by and among Susser Petroleum Partners LP, Susser Petroleum Partners GP LLC, Susser Holdings Corporation, Susser Holdings, L.L.C., Stripes LLC and Susser Petroleum Company LLC(6)

10.9	Contribution Agreement, dated as of September 25, 2014, by and among Mid-Atlantic Convenience Stores, LLC, ETC M-A Acquisition LLC, Susser Petroleum Partners LP and Energy Transfer Partners, L.P.(14)

10.10	Purchase and Sale Agreement, entered into as of September 25, 2014, by and among Susser Petroleum Property Company LLC, Susser Petroleum Partners LP and Henger BV Inc.(14)

10.11	Amendment No. 1, entered into as of December 16, 2014, to Purchase and Sale Agreement, dated as of December 16, 2014, by and among Susser Petroleum Property Company LLC, Susser Petroleum Partners LP and Henger BV Inc.(17)

10.12	Susser Petroleum Partners LP 2012 Long-Term Incentive Plan, dated August 28, 2012(18)

Exhibit No.	Description

10.13	First Amendment to Susser Petroleum Partners LP 2012 Long Term Incentive Plan, dated November 4, 2014(19)

10.14	Form of Director Indemnification Agreement, dated March 14, 2014(20)

10.15	Non-Solicit / Non-Hire Agreement and Full Release of Claims by and between Sunoco LP and its and their subsidiaries and affiliates and Claire P. McGrory dated as of September 21, 2015(21)

10.16	Form of Phantom Unit Award Agreement, dated August 28, 2012(18)

10.17	Form of Restricted Phantom Unit Agreement, dated November 14, 2014(22)

10.18	Form of Lease Agreement (Stripes LLC), dated March 29, 2013(23)

10.19	Guarantee of Collection, made as of April 1, 2015, by ETP Retail Holdings, LLC to Sunoco LP and Sunoco Finance Corp(11)

10.20	Support Agreement, made as of April 1, 2015, by and among Sunoco, Inc. (R&M), Sunoco LP, Sunoco Finance Corp. and ETP Retail Holdings, LLC(11)

10.21	Support Agreement, made as of April 1, 2015, by and among Atlantic Refining & Marketing Corp., Sunoco LP, Sunoco Finance Corp. and ETP Retail Holdings, LLC(11)

10.22	Guarantee of Collection, made as of March 31, 2016, by ETP Retail Holdings, LLC to Sunoco LP and Sunoco Finance Corp(24)

10.23	Support Agreement, made as of March 31, 2016, by and among Sunoco, Inc. (R&M), Sunoco LP, Sunoco Finance Corp. and ETP Retail Holdings, LLC(24)

10.24	Support Agreement, made as of March 31, 2016, by and among Atlantic Refining & Marketing Corp., Sunoco LP, Sunoco Finance Corp. and ETP Retail Holdings, LLC(24)

10.25	Common Unit Purchase Agreement, dated as of November 15, 2015, by and between Sunoco LP and Energy Transfer Equity, L.P.(3)

10.26	Common Unit Purchase Agreement, dated as of November 15, 2015 by and among Sunoco LP and the Purchasers named therein(3)

12.1	Computation of Ratio of Earnings to Fixed Charges of Sunoco LP*

12.2	Computation of Ratio of Earnings to Fixed Charges of ETP Retail Holdings, LLC*

21.1	List of Subsidiaries of ETP Retail Holdings, LLC*

23.1	Consent of Grant Thornton LLP, independent registered public accounting firm*

23.2	Consent of Ernst and Young, independent registered public accounting firm*

23.3	Consent of Grant Thornton LLP, independent registered public accounting firm*

23.4	Consent of Grant Thornton LLP, independent certified public accountants*

23.5	Consent of Grant Thornton LLP, independent certified public accountants*

23.6	Consent of Ernst & Young LLC, Independent Auditors*

23.7	Consent of Grant Thornton LLP, independent certified public accountants*

23.8	Consent of Grant Thornton LLP, independent registered public accounting firm*

23.9	Consent of KPMG LLP, independent registered public accounting firm*

23.10	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.11	Consent of Cades Schutte LLP (included in Exhibit 5.2)

23.12	Consent of Williams Mullen (included in Exhibit 5.3)

Exhibit No.	Description

23.13	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5.4)

24.1	Power of Attorney (included on signature pages)

25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the indentures for the 6.375% Senior Notes due 2023 and the 6.250% Senior Notes due 2021*

*	Filed herewith.
(1)	Incorporated by reference to Sunoco LP’s current report on Form 8-K (File Number 001-35653) filed on March 23, 2015.
(2)	Incorporated by reference to Sunoco LP’s current report on Form 8-K (File Number 001-35653) filed on July 15, 2015.
(3)	Incorporated by reference to Sunoco LP’s current report on Form 8-K (File Number 001-35653) filed on November 16, 2015.
(4)	Incorporated by reference to Sunoco LP’s current report on Form 8-K (File Number 001-35653) filed on June 8, 2016.
(5)	Incorporated by reference to Sunoco LP’s current report on Form 8-K (File Number 001-356531) filed on September 25, 2012.
(6)	Incorporated by reference to Sunoco LP’s current report on Form 8-K (File Number 001-35653) filed on October 28, 2014.
(7)	Incorporated by reference to Sunoco LP’s current report on Form 8-K (File Number 001-35653) filed on August 6, 2015.
(8)	Incorporated by reference to Sunoco LP’s current report on Form 8-K (File Number 001-35653) filed on January 5, 2016.
(9)	Incorporated by reference to Sunoco LP’s current report on Form 8-K (File Number 001-35653) filed on April 2, 2015.
(10)	Incorporated by reference to Sunoco LP’s registration statement on Form S-4 (File Number 333-212544) filed on July 15, 2016.
(11)	Incorporated by reference to Sunoco LP’s current report on Form 8-K (File Number 001-35653) filed on April 8, 2016.
(12)	Incorporated by reference to Sunoco LP’s current report on Form 8-K (File Number 001-35653) filed on July 21, 2015.
(13)	Incorporated by reference to Sunoco LP’s current report on Form 8-K (File Number 001-35653) filed on December 8, 2015.
(14)	Incorporated by reference to Sunoco LP’s current report on Form 8-K(File Number 001-35653) filed on October 1, 2014.
(15)	Incorporated by reference to Sunoco LP’s current report on Form 8-K (File Number 001-35653) filed on April 13, 2015.
(16)	Incorporated by reference to Sunoco LP’s current report on Form 8-K (File Number 001-35653) filed on April 1, 2016.
(17)	Incorporated by reference to Sunoco LP’s current report on Form 8-K (File Number 001-35653) filed on December 19, 2014.
(18)	Incorporated by reference to Sunoco LP’s registration statement on Form S-1 (File Number 333-182276), as amended, originally filed on June 22, 2012.
(19)	Incorporated by reference to Sunoco LP’s annual report on Form 10-K for the year ended December 31, 2014 (File Number 001-35653) filed on February 27, 2015.
(20)	Incorporated by reference to Sunoco LP’s annual report on Form 10-K for the year ended December 31, 2013 (File Number 001-35653) filed on March 14, 2014.
(21)	Incorporated by reference to Sunoco LP’s quarterly report on Form 10-Q (File Number 001-35653) filed on November 6, 2015.

(22)	Incorporated by reference to Sunoco LP’s current report on Form 8-K (File Number 001-35653) filed on November 14, 2014.
(23)	Incorporated by reference to Sunoco LP’s annual report on Form 10-K for the year ended December 31, 2012 (File Number 001-35653) filed on March 29, 2013.
(24)	Incorporated by reference to Sunoco LP’s current report on Form 8-K (File Number 001-35653) filed on April 1, 2016.